                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-12

                     BINGHAM FINANCIAL SERVICES CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [ ] No fee required.

     [X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:
         $50,000,000
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     (5) Total fee paid:
         $10,000
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     [X] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:    $ 10,000

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     (2) Form, Schedule or Registration Statement No.:   PREM14A

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     (3) Filing Party: Bingham Financial Services Corporation

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     (4) Date Filed:  August 20, 2001

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                     BINGHAM FINANCIAL SERVICES CORPORATION
                             260 EAST BROWN STREET
                                   SUITE 200
                           BIRMINGHAM, MICHIGAN 48009

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 18, 2001

     A special meeting of shareholders of Bingham Financial Services Corporation, a Michigan corporation, will be held at 2:00 p.m., local time, on December 18, 2001, at the Birmingham Community House, 380 South Bates Street, Birmingham, Michigan 48009, to:

          1. consider a proposal to approve a significant recapitalization of our operating subsidiaries, as described in the accompanying proxy statement; and

          2. transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     Our board of directors is not aware of any other business to come before the meeting.

     Only holders of record of shares of Bingham common stock at the close of business on November 16, 2001 are entitled to notice of the meeting and to vote at the meeting or at any and all adjournments or postponements thereof. A list of Bingham shareholders entitled to vote at the meeting will be available to and subject to inspection by any shareholder during the meeting.

                                            BY ORDER OF THE BOARD OF
                                            DIRECTORS

                                            Gary A. Shiffman
                                            Chairman of the Board and
                                            Secretary

Birmingham, Michigan
December 6, 2001

     WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE YOUR PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THIS DOCUMENT AT ANY TIME BEFORE THE PROXY HAS BEEN VOTED AT THE SPECIAL MEETING.

                                    SUMMARY

     This summary highlights selected information in this proxy statement and may not contain all the information that is important to you. You should carefully read this entire proxy statement and the other documents we refer you to for a more complete understanding of the matters being considered at the meeting.

Time and Place of Meeting
(Page 12)                        The special meeting will be held at 2:00 p.m.,
                                 on Tuesday, December 18, 2001, at the
                                 Birmingham Community House, 380 South Bates
                                 Street, Birmingham, Michigan 48009.

Matters to be Considered         The only item we are submitting for
                                 consideration and vote by our shareholders is the recapitalization proposal.

                                 The proposal is explained in more detail on the following pages.

Voting Rights (Page 12)          You are entitled to vote at the meeting if you
                                 owned shares of our stock at the close of business on November 16, 2001, the record date for the meeting. You will have one vote for each common share that you owned on the record date. We believe that on the record date, there were approximately 2,542,988 shares of our stock entitled to be voted.

                                 In order to pass, the proposal must receive the approval of a majority of the votes cast by the holders of shares entitled to vote on the proposal.

Approval of the
Recapitalization
(Page 12)                        We are holding this meeting to approve a
                                 proposal to authorize the transactions
                                 described under the caption "Approval of the Recapitalization" on page 12 that convert our operating subsidiaries into limited liability companies (Origen Financial, L.L.C. ("Origen
                                 LLC") and its subsidiaries) and the net effect of which will be a conversion of $38.9 million of existing demand debt of our operating subsidiaries into equity.

                                 You should note that:

                                 - We will initially retain a 20% interest in
                                   our operating subsidiaries -- and this 20% interest is subject to dilution and possible sale as noted below -- while we hold a 100% in our subsidiaries now.

                                 - Our 20% interest will be subject to dilution
                                   resulting from:

                                   - options to acquire membership interests in
                                     the reorganized subsidiaries to be granted to management and certain employees of the subsidiaries (as described more fully below on page 19), and

                                   - any equity Origen LLC may issue to raise
                                     additional capital that Origen LLC will
                                     need -- and we believe Origen LLC will need to raise additional capital within

                                     12 months after the closing date (as
                                     described more fully below on page 35).

                                 - Between 36 and 60 months after the
                                   recapitalization, the parties making the equity contribution -- SUI TRS, Inc., Shiffman Family LLC and Woodward Holding,
                                   LLC -- will have an option to acquire our interest in Origen LLC at its appraised fair market value, which (if and when exercised) would result in a total sale of our interests in our operating subsidiaries. You should note that the party who will make this appraisal of fair market value will be selected by the Origen LLC managers -- and that Gary A. Shiffman will have considerable influence in the selection of those managers. We discuss Mr. Shiffman's influence in the composition of the managers in greater detail in the fifth paragraph of "The Recapitalization and the Operating Agreement" below, and we discuss this option in greater detail on page 22.

                                 - The funds paid into Origen LLC by SUI TRS,
                                   Inc., Shiffman Family LLC and Woodward
                                   Holding, LLC of $40 million will be used (a) to pay transaction costs estimated at $1.1 million, and (b) the estimated balance of $38.9 million to repay that amount of our current demand debt owed to Sun Communities Operating Limited Partnership (which is controlled by Sun Communities, Inc.). The remaining balance of this demand debt plus all of our term debt owed to Sun Communities Operating Limited Partnership (estimated to be approximately $11 million in the aggregate) will be restructured under a standby line of credit with Sun Communities Operating Limited Partnership. Gary A. Shiffman (our Chairman and Secretary and a member of our board of directors) is also the Chief Executive Officer, a director and a significant shareholder of Sun Communities, and is a beneficial owner of Shiffman Family LLC. We have described these interests and the interests of others involved in this transaction in greater detail on page 13.

Interests of Certain Persons
in the
Recapitalization (Page 13)       When you consider the recommendation of our
                                 board of directors that you vote for the recapitalization proposal, you should be aware that Gary A. Shiffman (our Chairman and
                                 Secretary and a member of our board of
                                 directors) and many of our other directors and officers have interests in the recapitalization that are different from or in addition to their interests as Bingham shareholders. We have described these interests in more detail starting on page 13.

The Recapitalization and the
Operating Agreement (Page 18
and Appendices A, C and D)       The proposal covers the following two separate
                                 but related steps. We refer to these steps collectively as "the recapitalization." We are asking you to approve the recapitalization as a whole.

                                 - We will merge Origen Financial, Inc.
                                   ("Origen, Inc.") and its subsidiaries (which are our current corporate operating subsidiaries) into Origen LLC and its subsidiaries (which are now shell limited liability companies); and

                                 - SUI TRS, Inc., Shiffman Family LLC and
                                   Woodward Holding, LLC will contribute a total of $40 million in cash to Origen LLC in exchange for an initial aggregate 80% ownership interest in Origen LLC. We will retain an initial 20% ownership interest in Origen LLC (subject to dilution and sale as noted below).

                                 We will contribute all of our significant operating assets to Origen, Inc. before the mergers so that after the recapitalization we will have no significant operating assets. Our sole assets will be our interest in Origen LLC and a note receivable of approximately $2.5 million.

                                 Management and certain employees of Origen LLC will receive options to acquire up to 11.5% of its membership interests. If exercised, these options will dilute us and SUI TRS, Inc., Shiffman Family LLC and Woodward Holding, LLC proportionately, with us then holding a 17.7% interest in Origen LLC.

                                 We expect that Origen LLC will need to raise additional capital within 12 months after the closing of the recapitalization. If Origen LLC raises additional capital by issuing equity or convertible debt securities, the percentage of ownership of all of its members, including Bingham, will be reduced, and any new securities could have rights, preferences and privileges senior to those of Bingham's membership interests. SUI TRS, Inc., Shiffman Family LLC and Woodward Holding, LLC will have the option to buy out Bingham's interests at an appraised fair market value between 36 and 60 months from the closing of the recapitalization. If this option is exercised, we would then hold no interests in Origen LLC, and would then hold only the cash proceeds of that sale.

                                 A board of managers, which will have a total of five votes, will manage Origen LLC. Bingham (on the one hand) and SUI TRS, Inc. and Shiffman Family LLC (on the other hand) will each control two votes. The fifth vote will be controlled by an individual mutually appointed by Bingham and SUI TRS, Inc. and Shiffman Family LLC. As our Chairman, Gary A. Shiffman will have considerable influence over our two votes. As a member of Shiffman Family LLC (which in turn controls SUI TRS, Inc.), Mr. Shiffman will have considerable influence over the two votes controlled by Shiffman Family LLC and SUI TRS, Inc. By virtue of these relationships, Mr. Shiffman will similarly have considerable influence over the fifth vote as well. Mr. Shiffman, then, will have considerable influence over all five votes of the Origen LLC board of managers.

                                 The investors will have a distribution
                                 preference. The first $10 million of Origen
                                 LLC's taxable income will be allocated to Bingham.

                                 If the recapitalization is not completed, under certain circumstances, either Bingham (on the one side) or SUI TRS, Inc., Shiffman Family LLC and Woodward Holding, LLC (on the other side) may be required to pay the other a $2 million break-up fee.

Reasons for the
Recapitalization and
Factors Considered by Our
Board of
Directors (Pages 35 and 36)      In arriving at its determination to recommend
                                 that shareholders approve the recapitalization, our board considered, among other factors:

                                 - the immediate ability to continue funding our
                                   operations that the recapitalization will provide;

                                 - the requirement that we repay our demand debt
                                   to Sun Communities Operating Limited
                                   Partnership, and that we currently have no available means to do so other than through the recapitalization;

                                 - the advantages of funding our operations
                                   through equity rather than through our demand line of credit with Sun Communities Operating Limited Partnership, particularly as they relate to our ability to execute loan sales and securitizations;

                                 - the agreement of SUI TRS, Inc., Shiffman
                                   Family LLC and Woodward Holding, LLC to
                                   provide $40 million of funds to Origen LLC immediately;

                                 - the fact that there are no other viable
                                   strategic or financial alternatives
                                   immediately available to us, such as other equity funding proposals;

                                 - the opinion of Lehman Brothers Inc. that,
                                   from a financial point of view, the
                                   consideration to be received by Bingham in the recapitalization is fair to Bingham; and

                                 - the federal income tax consequences of the
                                   recapitalization.

                                 The $40 million paid into Origen LLC will be used to pay transaction costs estimated at $1.1 million and the balance to repay our current demand debt owed to Sun Communities Operating Limited Partnership, and will therefore not be available to directly fund future operations -- although it will decrease indebtedness and therefore likely improve Origen LLC's ability to borrow money to fund operations and to execute loan sales and securitizations. We expect that Origen LLC will need to raise additional capital within 12 months after the closing of the recapitalization. If Origen LLC raises additional capital by issuing equity or convertible debt securities, the percentage of ownership of all of its members, including Bingham, will be reduced, and any new securities could have rights, preferences and privileges senior to those of Bingham's membership interests.

Opinion of Lehman Brothers
(Page 37 and Appendix B)         Lehman Brothers Inc., has delivered its opinion
                                 to the special committee of our board of directors that, from a financial point of view, the consideration to be received by Bingham in the recapitalization is fair to Bingham. The full text of its opinion is attached to this proxy statement on Appendix B.

                                 You may read this opinion carefully in its entirety for a description of the assumptions made, matters considered, and limitations on the review undertaken. The opinion is addressed to the special committee and does not constitute a recommendation to any shareholder as to how to vote on the proposal. As discussed more fully starting on page 37, Lehman Brothers has previously rendered a variety of financial services to us, Gary A. Shiffman and SUI TRS (parties who are acquiring member interests in Origen LLC), and Sun Communities, Inc. and Sun Communities Operating Limited Partnership (parties whose debt is being repaid with the proceeds of the recapitalization).

Appraisal Rights (Page 39)       Bingham is organized under the corporate laws
                                 of the State of Michigan. Michigan law does not provide for appraisal or other similar rights for dissenting shareholders in connection with the recapitalization.

Material Federal Income Tax
Considerations (Page 40)         Our tax advisors have advised us that the
                                 mergers should be treated as a tax-free
                                 transaction for federal income tax purposes.
                                 Our tax advisors have also advised us that Bingham should be able to fully offset income allocated to it from Origen LLC against Bingham's pre-recapitalization net operating losses.

Accounting Treatment (Page 40)   The recapitalization will be accounted for as a
                                 recapitalization of our operating subsidiaries under generally accepted accounting principles.
                                 Accordingly, there will be no adjustment to the historical cost basis carrying amounts of the our assets and liabilities.

                                 The recapitalization will not result in a change in control of Origen LLC for accounting purposes and we will continue to present the financial position and results of operations of Origen LLC on a consolidated basis. An allocation of income or losses attributable to the non-controlling members under the provisions of the Origen LLC operating agreement will be accounted for in a manner similar to a minority interest.

How the Recapitalization Will Affect Certain Persons

     The following table identifies the effects the recapitalization will have on the persons listed below.

PERSONS                          EFFECTS OF RECAPITALIZATION

Bingham Bingham will retain an initial 20% ownership interest in Origen LLC, compared to its current 100% ownership interest.

                                 Bingham's 20% interest will be subject to dilution resulting from:

                                 - options to acquire membership interests in
                                   the reorganized subsidiaries to be granted to management and certain employees of the subsidiaries (as described more fully below on page 19), and

                                 - any equity Origen LLC may issue to raise
                                   additional capital that Origen LLC will
                                   need -- and we believe Origen LLC will need to raise additional capital within 12 months after the closing date (as described more fully below on page 35).

                                 The parties providing $40 million to Origen LLC in exchange for an 80% membership interest in Origen LLC -- SUI TRS, Inc., Shiffman Family LLC and Woodward Holding, LLC -- will also have an option between 36 and 60 months after the recapitalization is complete to acquire Bingham's interest in Origen LLC at fair market value, which (if and when exercised) would result in a total sale of Bingham's interests in the operating subsidiaries. We discuss this option in greater detail on page 22.

                                 Approximately $38.9 million of the operating subsidiaries' current demand debt will in net effect be converted into equity.

                                 Despite the reduction of $38.9 million of debt resulting from the recapitalization, the operating subsidiaries will continue to have substantial debt -- with approximately $101 million of remaining liabilities, consisting primarily of approximately $79 million under Origen LLC's repurchase facility with Credit Suisse First Boston Mortgage Capital LLC. Although if the recapitalization had been in effect for 2000, it would have reduced Bingham's interest expenses by approximately $2 million in 2000, its interest expenses on other debt still would have been considerable -- approximately $12 million for 2000. Further, while this reduction in interest expense, coupled with allocating a portion of Origen LLC's losses to the other members of Origen LLC, would have reduced Bingham's pre-tax losses by almost $12 million in 2000,

                                 Bingham still would have sustained a
                                 considerable pre-tax loss of almost $13 million in 2000.

SUI TRS, Inc., Shiffman Family
LLC and Woodward Holding, LLC    Will receive an initial aggregate 80% ownership
                                 interest in Origen LLC as consideration for contributing a total of $40 million in cash to Origen LLC.

                                 Will receive an option to acquire all of Bingham's ownership interest in Origen LLC at an appraised fair market value between 36 and 60 months from the closing of the recapitalization. If this option is exercised, Bingham would then hold no interests in Origen LLC, and would then hold only the cash proceeds of that sale.

Bingham shareholders             Will continue to own their shares of common
                                 stock of Bingham.

                                 The Bingham shareholders' current 100% indirect interest in Bingham's operating assets will be diluted to 20% (with possible further dilution as noted above), and possibly will be sold entirely for cash if SUI TRS, Inc., Shiffman Family LLC and Woodward Holding, LLC exercise their option to acquire Bingham's interest in Origen LLC at an appraised fair market value between 36 and 60 months from the closing of the recapitalization.

                                 If SUI TRS, Inc., Shiffman Family LLC and
                                 Woodward Holding, LLC exercise their option to acquire Bingham's interest in Origen LLC, Bingham will receive the proceeds -- not the Bingham shareholders -- and Bingham may then either distribute the proceeds to its shareholders, or hold the proceeds and pursue other business opportunities as the board may at that time deem advisable.

                                 We do not believe that the recapitalization will have an effect on the listing of our common stock on the Nasdaq SmallCap Market and we expect that our common stock will continue to be listed on the Nasdaq SmallCap Market after the recapitalization. However, the possibility exists that market perception of and reaction to the recapitalization may be adverse. If this happens, and if the adverse reaction causes our share price to drop by more than 40%, with our trading price dropping to below $1 for a sustained period, then we may fail to qualify for continued inclusion of our shares on the Nasdaq SmallCap Market. In that case, our board of directors may decide to effect a reverse stock split or take certain other actions in an effort to increase the minimum bid price of our common stock. In addition, our common stock may be delisted in the future if we do not continue to meet all of the requirements for listing, such as minimum numbers of market makers and round lot shareholders, minimum bid price and certain minimum financial thresholds, due to factors other than the recapitalization. If our common stock is delisted from the Nasdaq SmallCap Market, there may be less liquidity in the market for our common stock and it may be more difficult to sell your shares. However, if our common stock is delisted from the Nasdaq SmallCap Market, it could then be eligible for trading on the Nasdaq OTCBB.

Bingham's debtholders            All of the proceeds of the recapitalization
                                 after payment of transaction costs estimated to be approximately $1.1 million (i.e., approximately $38.9 million of net proceeds) will be used to repay our demand indebtedness to Sun Communities Operating Limited
                                 Partnership. Upon the closing of the
                                 recapitalization, Sun Communities Operating
                                 Limited Partnership will provide Origen LLC a secured subordinated standby line of credit for $12.5 million.

                                 After the recapitalization, Bingham itself will have no outstanding debt. We expect that Origen LLC will maintain its other loan arrangements with its other lenders, with its total liabilities estimated to be approximately $101 million, reduced from approximately $140 million.

                                 Approximately $38.9 million of Bingham's current demand debt will in net effect be converted into equity in its operating subsidiaries.

                                 Despite the reduction of $38.9 million of debt resulting from the recapitalization, the operating subsidiaries will continue to be substantially leveraged -- with approximately $101 million of remaining liabilities, consisting primarily of approximately $79 million under Origen LLC's repurchase facility with Credit Suisse First Boston Mortgage Capital LLC. Although if the recapitalization had been in effect for 2000, it would have reduced Bingham's interest expenses by approximately $2 million in 2000, its interest expenses on other debt still would have been considerable -- approximately $12 million for 2000. Further, while this reduction in interest expense, coupled with allocating a portion of Origen LLC's losses to the other members of Origen LLC, would have reduced Bingham's pre-tax losses by almost $12 million in 2000, Bingham still would have sustained a considerable pre-tax loss of almost $13 million in 2000.

                                 See below for a more detailed description of our relationships with lenders before and after the recapitalization.

                                 Sun Communities Operating Limited Partnership is owned by approximately 140 limited partners, and is controlled by Sun Communities, Inc. as its general partner. Gary A. Shiffman (our Chairman and Secretary and a member of our board of directors) is also the Chief Executive Officer, a director and a significant shareholder of Sun Communities, and is a beneficial owner of Shiffman Family LLC. We have described these interests and the interests of others involved in this transaction in greater detail on page 13.

Bingham's directors and
officers After the recapitalization, our directors and officers will continue to hold the same offices they hold before the recapitalization.

                                 Management and certain employees of Origen LLC will receive options to acquire up to 11.5% of its membership interests. If exercised, these options will dilute us and SUI TRS, Inc., Shiffman Family LLC and Woodward Holding, LLC proportionately, with us then holding a 17.7% interest in Origen LLC.

                                 In connection with this transaction, Ronald A. Klein, our President, Chief Executive Officer and a director, has agreed to reduce a change of control payment described in his employment agreement from $822,250 to $500,000, of which $250,000 will be paid in cash at the closing of the recapitalization and $250,000 will be payable under a promissory note. Mr. Klein will also receive an option to acquire up to a 1.5% interest in Origen LLC (this option is included in the options to acquire up to 11.5% of Origen LLC's interests to be granted to management and employees described above).

                                 All unvested Bingham stock options and shares of restricted stock, including those held by our executive officers, will vest when the recapitalization is completed.

                                 In addition, each of W. Anderson Geater, Jr., our Chief Financial Officer, and J. Peter Scherer, our Chief Operating Officer, will receive a payment of $100,000 in connection with the recapitalization.

                                 We have provided further detail in the section of this proxy statement entitled "Interests of Certain Persons in the Recapitalization" of the interests some of our directors and officers have in the recapitalization that are different from or in addition to their interests as Bingham shareholders.

How the Recapitalization Will Affect Our Debt

     While we intend to repay $38.9 million out of our total of $140 million of liabilities with the proceeds of the recapitalization, after the recapitalization Origen LLC will continue to have significant liabilities -- estimated to be approximately $101 million. Accordingly, it will continue to rely in part on relationships with lenders to fund its operations.

     We currently fund Origen, Inc.'s operations through:

     - a loan repurchase agreement with Credit Suisse First Boston Mortgage Capital LLC, under which Origen, Inc. is able to finance up to $150 million in manufactured home loans, under which approximately $79.3 million was outstanding as of September 30, 2001;

     - two junior revolving demand lines of credit of up to $60 million in the aggregate with Sun Communities Operating Limited Partnership, under which approximately $38.4 million was outstanding as of September 30, 2001;

     - a $4 million term loan from Sun Communities Operating Limited Partnership, under which $4.0 million was outstanding as of September 30, 2001; and

     - a revolving credit facility for servicing advances with Michigan National Bank with a borrowing limit of $10 million, under which approximately $5.5 million was outstanding as of September 30, 2001.

     All of the net proceeds of the $40 million to be provided by SUI TRS, Shiffman Family LLC and Woodward Holding, LLC (estimated to be approximately $38.9 million after payment of estimated transaction costs of $1.1 million) will be used to repay our indebtedness to Sun Communities Operating Limited Partnership under the two demand lines of credit and the term loan. As part of the recapitalization, Sun Communities Operating Limited Partnership will provide Origen LLC a secured subordinated standby line of credit. After the recapitalization, Origen LLC will fund its operations through:

     - the $12.5 million standby line of credit with Sun Communities Operating Limited Partnership;

     - the $150 million loan repurchase agreement with Credit Suisse First Boston; and

     - the $10 million revolving credit facility with Michigan National Bank.

     This summary may not contain all of the information that is important to you. You should carefully read this entire document and the other documents it refers to for a more complete understanding of the recapitalization. In particular, you should read the documents attached to this proxy statement, including the form of Limited Liability Company Agreement of Origen LLC, which is attached as Appendix A, the opinion of Lehman Brothers, which is attached as Appendix B, the Investment Agreement, as amended, a conformed copy of which is attached as Appendix C, and the form of Merger Agreement, which is attached as Appendix D. The terms of the operating agreement and the merger agreement may be amended from those set forth in Appendices A and D before those documents are executed.

                     BINGHAM FINANCIAL SERVICES CORPORATION

                                PROXY STATEMENT

                        SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON DECEMBER 18, 2001

                           PROXIES AND SOLICITATIONS

     This proxy statement is furnished to shareholders of Bingham Financial Services Corporation in connection with the solicitation of proxies by Bingham's board of directors to be used at the meeting of shareholders and at any adjournments. The approximate date of mailing of this proxy statement and the enclosed proxy materials to shareholders is December 6, 2001.

     All shares of Bingham common stock represented by properly executed proxies in the enclosed form that we receive in time for the meeting and that have not been revoked will be voted in accordance with the instructions indicated in the proxies. IF YOU SUBMIT A PROXY WITHOUT DIRECTIONS, WE WILL VOTE YOUR SHARES FOR THE APPROVAL OF THE RECAPITALIZATION PROPOSAL. In addition, if you submit a proxy instructing the persons designated in the proxy to vote for the recapitalization or without directions, they will have discretion to vote your shares upon any procedural matter relating to the meeting, including the right to vote for any postponement or adjournment thereof proposed by the Bingham board of directors, including a postponement or adjournment to solicit additional proxies. Conversely, if you submit a proxy instructing the persons designated in the proxy to vote against the recapitalization, they will not have discretion to vote your shares for any proposed postponement or adjournment of the meeting, including a postponement or adjournment to solicit additional proxies.

     To submit a written proxy by mail, you should complete, sign, date and mail the proxy card provided with this document in accordance with the instructions set forth on the card.

     Your vote is confidential. The tabulator and inspectors of election are not employees of Bingham, nor are they affiliated with Bingham in any way. However, Bingham may be advised of whether you have voted. Also, your vote may be disclosed to Bingham if a contested proxy solicitation occurs or if law requires a disclosure.

     Any person who submits a proxy may revoke it any time before it is voted:

     - By giving written notice of revocation to Bingham, addressed to our Corporate Secretary, 260 East Brown Street, Suite 200, Birmingham, Michigan 48009;

     - By submitting a later-dated proxy with voting instructions by mail, if the proxy is received before the meeting; or

     - By VOTING in person at the meeting; a proxy is not revoked by simply ATTENDING the meeting.

     Shareholders who have instructed a broker to vote their shares must follow directions received from their broker to change or revoke their proxy.

     Michigan law does not provide for appraisal or other similar rights for dissenting shareholders in connection with the recapitalization.

     Directors, officers and employees of Bingham may solicit proxies by mail, by telephone, in person or otherwise. We may also make arrangements with brokerage houses or other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of shares of Bingham's common stock held of record by those persons, and we may reimburse those persons for reasonable out-of-pocket expenses incurred in forwarding material. We anticipate that fees and expenses for these parties will not exceed $2,500. We will bear the costs of all proxy solicitation.

     Our executive offices are located at 260 East Brown Street, Suite 200, Birmingham, Michigan 48009.

                           TIME AND PLACE OF MEETING

     The meeting will be held at the Birmingham Community House, 380 South Bates Street, Birmingham, Michigan 48009, on Tuesday, December 18, 2001, at 2:00 p.m., local time.

                                 VOTING RIGHTS

     Only shareholders of record at the close of business on November 16, 2001 are entitled to notice of and to vote at the meeting or at any adjournments. As of that date, we had 2,542,988 shares of common stock issued, outstanding and entitled to vote held by 75 holders of record. Each outstanding share entitles the record holder to one vote. Shares cannot be voted at the meeting unless the holder is present in person or represented by proxy. The presence, in person or by proxy, of shareholders entitled to vote a majority of the voting shares that are outstanding and entitled to vote will constitute a quorum. Abstentions and broker non-votes will count towards the quorum determination as being present. A broker non-vote occurs on a proposal when a broker is not permitted to vote on that proposal without instruction from the beneficial owner of the shares and no instruction is given.

     The recapitalization proposal will be approved if it receives the affirmative vote of a majority of the votes cast by the holders entitled to vote on the proposal. Abstentions, broker non-votes, and instructions to withhold authority to vote will not be votes cast, and will not affect the outcome of the vote.

     Information concerning principal holders of Bingham's common stock is contained below under "Security Ownership of Certain Beneficial Owners and Management."

                        APPROVAL OF THE RECAPITALIZATION

     The sole matter to be considered by the shareholders is the approval of a recapitalization under which:

     - we will merge Origen, Inc. and its subsidiaries into Origen LLC and its subsidiaries; and

     - SUI TRS, Inc., Shiffman Family LLC and Woodward Holding, LLC will contribute a total of $40 million in cash to Origen LLC in exchange for an initial aggregate 80% ownership interest in Origen LLC and an option to acquire our interest in Origen LLC at an appraised fair market value between 36 and 60 months from the closing of the recapitalization. We will retain an initial 20% ownership interest in Origen LLC, subject to dilution as noted below, compared to the 100% interest we currently hold (resulting in a net reduction of at least 80%).

Management and certain employees of Origen LLC will receive options to acquire up to 11.5% of its membership interests. In addition, we anticipate that Origen LLC will need to raise additional capital within 12 months after the closing of the recapitalization. If the employee options are exercised or if Origen LLC issues equity or convertible debt securities to raise the additional capital, these options or issuances will dilute us and SUI TRS, Inc., Shiffman Family LLC and Woodward Holding, LLC proportionately.

     The overall impact of the recapitalization is that we will have converted $38.9 million of existing demand debt to equity equal to an initial aggregate 80% interest in our operating subsidiaries. Even after converting this amount of debt to equity, Origen LLC will continue to be have significant debt, with approximately $101 million of liabilities. We will contribute all of our significant operating assets to Origen, Inc. before the mergers so that after the recapitalization we will have no significant operating assets. Our sole assets will be our initial 20% interest in Origen LLC (which is subject to dilution as discussed elsewhere) and a note receivable of approximately $2.5 million.

     OUR BOARD OF DIRECTORS HAS APPROVED, AND RECOMMENDS THAT OUR SHAREHOLDERS APPROVE, THE RECAPITALIZATION PROPOSAL.

     The affirmative vote of a majority of the votes cast by the holders of shares entitled to vote on the proposal is required to approve the proposal. Abstentions and broker non-votes are not considered to be votes cast, and therefore will have no effect on the results.

     If the proposal is approved, the recapitalization is expected to be consummated by the end of the first quarter of 2002.

     The following is a summary description of the material aspects of the proposed recapitalization. This description does not purport to be complete and is qualified in its entirety by reference to the appendices attached to this proxy statement. While we believe that the description covers the material terms of the proposed recapitalization, the summary provided in this proxy statement may not contain all of the information that is important to you. Therefore, we urge you to read the appendices in their entirety.

INTERESTS OF CERTAIN PERSONS IN THE RECAPITALIZATION

     Our current and former directors and officers discussed below have interests in the recapitalization that are different from, or in addition to, their interests as shareholders in Bingham. Our board of directors was aware of these additional interests, and considered them, among other matters, when it approved the recapitalization. Because of these interests, we have retained special (disinterested) counsel to provide legal counsel to us and our board in connection with the recapitalization. In addition, Messrs. Shiffman, Weiss and Klein were not members of the special committee of the board of directors that recommended to the full board that it approve the recapitalization proposal and submit it to a shareholder vote.

Relationships with Investors and Sun Communities Operating Limited Partnership

     Gary A. Shiffman, the Chairman of the Board, Secretary and a director of Bingham, beneficially owns one-third of the ownership interests of Shiffman Family LLC. Members of Mr. Shiffman's family beneficially own the remainder of Shiffman Family LLC. Shiffman Family LLC also owns all of the voting stock of SUI, TRS, Inc. Mr. Shiffman is also the Chief Executive Officer, a director and a major shareholder of Sun Communities, Inc., which (through its general partnership interest in Sun Communities Operating Limited Partnership) owns all of the preferred non-voting stock of SUI TRS, Inc., which represents 95% of the total equity in SUI TRS, Inc. The other beneficial owners of Shiffman Family LLC include members of Mr. Shiffman's immediate family and the Estate of Milton M. Shiffman, Mr. Shiffman's late father, which is also a major Sun Communities, Inc. shareholder. Approximately $38.9 million of the equity contribution will be used to repay Bingham's current demand debt owed to Sun Communities Operating Limited Partnership (which is controlled by Sun Communities, Inc.).

     Arthur A. Weiss, who is a director and shareholder of both Bingham and Sun Communities, Inc., is the sole manager of Shiffman Family LLC and the co-personal representative of the Estate of Milton M. Shiffman. Mr. Weiss is also a shareholder in Jaffe, Raitt, Heuer & Weiss, Professional Corporation, which has provided significant legal services to Sun Communities, Inc., Sun Communities Operating Limited Partnership, Bingham, various Shiffman family members, and their respective affiliates for several years. In 2000, the entities listed below paid the legal fees noted below to Jaffe, Raitt, Heuer &
Weiss:

ENTITY/PERSON                                                 LEGAL FEES PAID
-------------                                                 ---------------
Bingham.....................................................    $1,262,600
Sun Communities, Inc. ......................................     1,533,834
Sun Communities Operating Limited Partnership...............             0
Gary A. Shiffman and his family members.....................        47,499
                                                                ----------
     Total..................................................    $2,843,933
                                                                ==========

     Based upon information available to us, the following table shows, as of November 1, 2001, the beneficial ownership of common stock of Sun Communities, Inc. by our directors and executive officers and their associates:

                                                                      PERCENT OF
                                             AMOUNT AND NATURE OF     OUTSTANDING
INDIVIDUAL                                  BENEFICIAL OWNERSHIP(1)    SHARES(2)     VALUE(3)
----------                                  -----------------------   -----------   -----------
Gary A. Shiffman..........................         1,430,883(4)           7.84%     $43,155,936
  Chairman of the Board, Secretary and
  Director
Estate of Milton M. Shiffman..............           792,635(5)           4.44       29,322,019
1997 Shiffman Charitable Remainder                    25,000(6)              *          952,500
  Unitrust................................
Ronald A. Klein...........................            10,000(7)              *          381,000
  President, Chief Executive Officer and
  Director
Robert H. Orley...........................            35,000(8)              *        1,333,500
  Director
Brian M. Hermelin.........................            35,000(9)              *        1,333,500
  Director
Arthur A. Weiss...........................            42,333(10)             *        1,207,343
  Director
Mark A. Gordon............................                 0                 0                0
  Director

                                                                      PERCENT OF
                                             AMOUNT AND NATURE OF     OUTSTANDING
INDIVIDUAL                                  BENEFICIAL OWNERSHIP(1)    SHARES(2)     VALUE(3)
----------                                  -----------------------   -----------   -----------
W. Anderson Geater, Jr....................                 0                 0                0
  Chief Financial Officer
J. Peter Scherer..........................                 0                 0                0
  Chief Operating Officer
                                                   ---------             -----      -----------
     Total................................         2,370,851(11)         12.67%     $77,685,798
                                                   =========             =====      ===========

-------------------------

 *   Less than 1% of the outstanding shares.

(1) Each Common OP Unit of Sun Communities Operating Limited Partnership held by individuals listed in this table is convertible at the holder's option into one share of Sun Communities, Inc. common stock at no cost. Common OP Units are held by limited partners of Sun Communities Operating Limited Partnership. Sun Communities, Inc. is the general partner of Sun Communities Operating Limited Partnership.

(2) Based on 17,519,567 shares of Sun Communities, Inc. common stock issued and outstanding as of November 1, 2001.

(3) Based on a per share price of $38.10, the closing sales price of one share of Sun Communities, Inc. common stock on November 1, 2001, as reported on the New York Stock Exchange. Assumes that the fair market value of each Common OP Unit of Sun Communities Operating Limited Partnership is equal to the market price of one share of common stock of Sun Communities, Inc., as reported on the New York Stock Exchange. Assumes a value for each option equal to the difference between the closing sales price on November 1, 2001, and the exercise price of the option.

(4) Includes 329,617 Common OP Units of Sun Communities Operating Limited Partnership convertible into shares of Sun Communities, Inc. common stock and 408,334 shares of Sun Communities, Inc. common stock which may be acquired pursuant to options exercisable within sixty days of November 1, 2001. Mr. Shiffman disclaims beneficial ownership of 3,000 Common OP Units of Sun Communities Operating Limited Partnership convertible into shares of Common Stock held by his family members. Does not include holdings of the Estate of Milton M. Shiffman, of which Gary A. Shiffman is a beneficiary.

(5) Includes 311,794 Common OP Units of Sun Communities Operating Limited Partnership convertible into shares of Sun Communities, Inc. common stock and 27,000 shares of Sun Communities, Inc. common stock which may be acquired pursuant to options exercisable within sixty days of November 1, 2001. Gary A. Shiffman and Mr. Weiss are a beneficiary and a Co-Personal Representative, respectively, of the Estate of Milton M. Shiffman.

(6)  Mr. Weiss is a Co-Trustee of the 1997 Shiffman Charitable Remainder
     Unitrust.

(7) Includes 10,000 Common OP Units of Sun Communities Operating Limited Partnership convertible into shares of Sun Communities, Inc. common stock.

(8) Includes 35,000 Common OP Units of Sun Communities Operating Limited Partnership convertible into shares of Sun Communities, Inc. common stock.

(9) Includes 35,000 Common OP Units of Sun Communities Operating Limited Partnership convertible into shares of Sun Communities, Inc. common stock.

(10) Includes 30,000 Common OP Units of Sun Communities Operating Limited Partnership convertible into shares of Sun Communities, Inc. common stock and 12,333 shares of Common Stock which may be acquired pursuant to options exercisable within sixty days of March 29, 2001. Does not include holdings of the Estate of Milton M. Shiffman, of which Mr. Weiss is a Co-Personal Representative, or the 1997 Shiffman Charitable Remainder Unitrust, of which Mr. Weiss is a Co-Trustee. Mr. Weiss does not have a pecuniary interest in either the Estate of Milton M. Shiffman or the 1997 Shiffman Charitable Remainder Unitrust.

(11) Includes 751,411 Common OP Units of Sun Communities Operating Limited Partnership convertible into shares of Sun Communities, Inc. common stock and 447,667 shares of Sun Communities, Inc. common stock which may be acquired pursuant to options exercisable within sixty days of November 1, 2001.

     Based on the information available to us, neither Woodward Holding, LLC nor its principal, William Davidson, has any beneficial ownership interest in either Sun Communities, Inc. or Sun Communities Operating Limited Partnership.

     We have made loans to Origen, Inc. on substantially the same terms as our loans from Sun Communities Operating Limited Partnership. After the merger of Origen, Inc. and Origen LLC, Origen LLC will succeed to Origen, Inc.'s liability to repay those loans. Substantially all of the proceeds of the equity infusion in Origen LLC will be used to repay Origen, Inc.'s debt to us, which we will use to repay our debt to Sun Communities Operating Limited Partnership.

     Sun Communities Operating Limited Partnership also will provide Origen LLC with a standby line of credit as part of the recapitalization, as described under "The Recapitalization and the Operating Agreement -- Standby Line of Credit."

Relationships with Woodward Holding, LLC

     The principal of Woodward Holding, LLC (William Davidson) and entities he owns or controls have participated from time to time in investment vehicles for matters unrelated to Bingham together with our directors Gary A. Shiffman, Robert H. Orley and Brian M. Hermelin, members of their immediate families and entities that they own or control.

Klein Employment Agreement

     In August 2001, our board approved amendments to our employment agreement with Ronald A. Klein, our President, Chief Executive Officer and a director. Mr. Klein agreed to reduce a change of control payment described in the original employment agreement from $822,250 to $500,000, of which $250,000 will be paid in cash at the closing of the recapitalization and $250,000 will be payable under a promissory note. Interest at an annual rate of 6% on the principal amount of the note will be payable monthly. The entire principal amount of the note will be payable on December 31, 2004, or earlier upon a change of control of Origen LLC. The employment agreement was also amended to extend the term from December 31, 2002 to December 31, 2004 and to provide for a payment of $322,250 if there is a change of control in Origen LLC in the future. In addition, under the amended agreement Mr. Klein will have the option to purchase a 0.5% interest in Origen LLC at an enterprise value of $55 million, a 0.5% interest at an enterprise value of $60 million and a 0.5% interest at an enterprise value of $65 million. These options will be exercisable for cash, at times and on other terms to be established by the parties. Origen LLC will assume the employment agreement (but not Bingham's obligations under the promissory note) upon the closing of the recapitalization. The execution of a written employment agreement incorporating these terms is a condition to the closing of the mergers.

Stock Options and Restricted Stock

     To the extent not already vested, all stock options and shares of restricted stock awarded to employees under our 1997 stock option plan will vest when the recapitalization is completed. The following table indicates the number of stock options and shares of restricted stock held by Bingham's executive officers that will vest when the recapitalization is completed. None of the stock options are currently in-the-money.

                                            ACCELERATED OPTIONS        ACCELERATED RESTRICTED STOCK
                                        ---------------------------    ----------------------------
                                                   PREVIOUS VESTING               PREVIOUS VESTING
NAME                                    OPTIONS          DATE          SHARES           DATE
----                                    -------    ----------------    -------    -----------------
Ronald A. Klein.......................   1,667          4/14/02         2,500          4/14/02
                                        10,000         12/20/01         2,500          4/14/03
                                        10,000         12/20/02         4,000          4/14/04
Gary A. Shiffman......................   3,333         12/20/01            --               --
                                         3,334         12/20/02
W. Anderson Geater, Jr................   3,333           5/8/01            --               --
                                         3,333           5/8/02
                                         3,334           5/8/03
J. Peter Scherer......................     834          10/1/02         2,428          10/1/02
                                         3,333           5/8/01         2,428          10/1/03
                                         3,333           5/8/02         3,883          10/1/04
                                         3,334           5/8/03

Interests of Executive Officers

     Each of W. Anderson Geater, Jr., our Chief Financial Officer, and J. Peter Scherer, our Chief Operating Officer, will receive a payment of $100,000 when the recapitalization is completed. In addition, Messrs. Klein, Geater and Scherer, along with other members of management and certain employees of Origen LLC, will be eligible to receive options to acquire up to 10% of its membership interests. Origen LLC also expects to enter into employment agreements with each of Messrs. Geater and Scherer when the recapitalization is completed. The terms of the employment agreements will be negotiated before the closing of the recapitalization.

OUR CURRENT OPERATING STRUCTURE

     Bingham is a financial services company that provides and services loans used to finance manufactured homes. Our operations are carried on through our subsidiaries. Our main subsidiary -- Origen Financial, Inc. -- in turn holds all the shares of Origen Special Holdings Corporation, Origen Manufactured Home Financial, Inc., and Origen Insurance Agency, Inc. In June 2001, we sold substantially all of the assets of our other operating subsidiaries -- Bloomfield Acceptance Company, L.L.C., Bloomfield Servicing Company, L.L.C., and Hartger & Willard Mortgage Associates, Inc. -- to Wells Fargo Bank, N.A., the cash proceeds of which ($9.5 million) we used to reduce outstanding debt we owed to Sun Communities Operating Limited Partnership.

THE RECAPITALIZATION AND THE OPERATING AGREEMENT

Business Operations

     After the recapitalization, Origen LLC will continue to operate Origen, Inc.'s manufactured home financing and loan servicing business, along with ancillary businesses making use of the platform and technology currently owned by Origen, Inc. We will contribute all of our significant operating assets to Origen, Inc. before the mergers so that after the recapitalization we will have no significant operating assets. Our primary asset will be our interest in Origen LLC. We will also retain a receivable of approximately $2.5 million currently held by Origen, Inc. The receivable is related to a sale of loans by Origen, Inc. in March 2000. The income from the receivable will be used to fund Bingham's operating expenses, such as expenses associated with SEC reporting compliance and legal and accounting fees.

     We expect out total costs for the recapitalization to be:

Legal and accounting fees.................................    $  557,000
Fairness opinion fees.....................................       300,000
Licensing costs...........................................       175,000
Printing and other meeting costs..........................        25,000
SEC filing fees...........................................        10,000
                                                              ==========
Total.....................................................    $1,067,000

     In addition, we have agreed to indemnify Lehman Brothers against certain liabilities that may arise out of the rendering of the fairness opinion.

Organization of Limited Liability Company Subsidiaries

     Bingham has organized shell limited liability company subsidiaries into which each of its current corporate subsidiaries will merge. As a result, Bingham will have converted all of its operating subsidiaries into limited liability companies. Origen LLC will be Bingham's main "first tier" operating subsidiary, holding all the ownership interests in the other operating subsidiaries.

     The merger agreement among Bingham and the respective corporate subsidiaries and their mirror limited liability companies is described in further detail below in "Description of the Merger Agreement."

Cash Contributions

     SUI TRS, Inc., Shiffman Family LLC and Woodward Holding, LLC will contribute $40 million in the aggregate in cash to Origen LLC. Two of the investors, Shiffman Family LLC, and SUI TRS, Inc. (collectively, the "Voting Investors"), will hold voting interests in Origen LLC. The interests held by the third investor, Woodward Holding, LLC (together with the Voting Investors, the "Investors"), will not have voting rights. The Investors will have an initial aggregate 80% membership interest in Origen LLC. Bingham will have an initial 20% membership interest.

     William Davidson beneficially owns Woodward Holding, LLC. Mr. Davidson is Chairman, President and CEO of Guardian Industries Corp., a diversified manufacturing and distribution company with 17,500 employees headquartered in Auburn Hills, Michigan. Mr. Davidson became the managing partner of the Detroit Pistons Basketball Club in 1974 (which also currently owns the WNBA Shock basketball team) and is an owner of Palace Sports and Entertainment, Inc, which includes The Palace of Auburn Hills, the Tampa Bay Lightning hockey team, and DTE Energy Music Theater (formerly Pine Knob Music Theatre), as well as management of Meadow Brook Music Festival and The Ice Palace (Tampa Bay, FL). Woodward Holding, LLC is not affiliated with Sun Communities, Inc. (the general partner of Sun Communities Operating Limited Partnership), Sun Communities Operating Limited Partnership or Bingham. Neither Woodward Holding, LLC nor Mr. Davidson has had any prior dealings with us. However, Mr. Davidson, individually or through entities he owns or controls, has participated from time to time in investment vehicles for matters unrelated to Bingham together with certain of our directors, members of their immediate families and entities that they own or control.

     The investment agreement among Bingham and the Investors is described in further detail below in "Description of the Investment Agreement."

Classes of Membership Units

     Bingham will receive 200,000 Series A Units in Origen LLC as consideration for effecting the mergers under the merger agreement. Bingham, as a holder of Series A Units, will have voting rights and will be entitled to income and loss allocations and cash distributions as described below. Bingham will have an initial capital account of zero.

     Shiffman Family LLC will contribute $4,210,526 in cash to Origen LLC and will receive 84,211 Series B Units. SUI TRS, Inc. will contribute $15,789,474 in cash to Origen LLC and will receive 315,789 Series B Units. Shiffman Family LLC and SUI TRS, Inc., as holders of Series B Units, will have voting rights and will be entitled to income and loss allocations and cash distributions as described below. The initial capital account of each of Shiffman Family LLC and SUI TRS, Inc. will be equal to its respective initial capital contribution to Origen LLC.

     Woodward Holding, LLC will contribute $20 million in cash to Origen LLC and will receive 400,000 Series C Units. As a holder of Series C Units, Woodward Holding, LLC will not have voting rights and will be entitled to income and loss allocations and cash distributions as described below. The only difference between Series B Units and Series C Units is that Series C Units do not have voting rights. The initial capital account of Woodward Holding, LLC will be equal to its initial capital contribution to Origen LLC.

Employee Interests

     Origen LLC may allocate up to 11.5% of its equity to its employees. These membership interests will have terms and conditions agreed upon by the majority of the votes of the board of managers controlled by the independent manager and the Voting Investors. Any interests granted to employees will dilute all members' ownership interests on a pro rata basis.

Subsequent Dilution

     In addition to the potential dilution from the issuance of employee interests in Origen LLC, any sale of equity or convertible debt securities in Origen LLC will dilute Bingham's initial 20% interest in Origen LLC. Because Origen LLC will need to raise additional capital within 12 months after the closing of the recapitalization, we expect that Bingham's interest may be diluted during that time. See "Reasons for the Recapitalization."

Standby Line of Credit

     At the closing, Sun Communities Operating Limited Partnership will provide Origen LLC a standby line of credit for $12.5 million, which will be secured but subordinated to Origen LLC's primary lender. The term of the line of credit will be 12 months, beginning the date the recapitalization closes. The line will carry interest at a rate equal to 30-day LIBOR plus 700 basis points, with a floor of 11.00% and a cap of 15.00%. When the recapitalization closes and the new standby line of credit is put in place, Bingham will pay a one-time user fee to be determined at the then-current market rate.

Additional Capital Contributions

     Origen LLC's board of managers may require all of the Origen LLC members to contribute additional capital. If each member contributes its pro rata share of the additional capital, their respective percentage interests will not change. If one or more members does not contribute its pro rata share of the additional capital, then the percentage membership interests of all members will be adjusted to reflect varying capital contributions among the members and any new investors, as described below.

     To the extent that additional needed capital cannot be raised from the members, Origen LLC will have the right, with the approval of a majority of the votes held by the board of managers, to raise such capital from third parties, on terms and conditions agreed upon and approved by the majority of the votes held by the board of managers.

     All additional capital, whether contributed by the existing Investors, Bingham or any new investors, will dilute the membership percentages of all existing members of Origen LLC on a pro rata basis, except as otherwise approved by the board of managers. Dilution will be based on the value of each member's capital account in Origen LLC relative to the market value of the entire company at the time of the additional capital contribution.

Board of Managers and Officers

     Origen LLC will be managed by a board of managers which will have a total of five votes and may have up to five managers. Each of Bingham, on the one hand, and the Voting Investors, on the other hand, will be able to control two votes and appoint two managers. Ronald A. Klein will be the initial manager appointed by Bingham and will have two votes. Gary A. Shiffman will be the initial manager appointed by the Voting Investors and will have two votes. When the recapitalization closes, Bingham and the Voting Investors will mutually appoint a third-party manager who will have one vote and the right to appoint his or her successors. Both the initial third-party manager and any of his or her successors must be independent from Sun Communities, Inc., Sun Communities Operating Limited Partnership and Bingham.

     Ronald A. Klein, 43, has been a director and the Chief Executive Officer of Bingham since February 1999. He was named Bingham's President in June 1999. He has also been the Chairman of the Board of Origen, Inc. since Bingham acquired it in December 1999 and the Chief Executive Officer of Origen, Inc. since August 2001. Since 1994, he has been the Managing Director of Equity Growth L.L.C., a private real estate investment company. From 1990 to 1994, Mr. Klein served as Executive Vice President of Alaron Inc., an international distributor of consumer electronics. From 1985 to 1990, Mr. Klein was a member of the Chicago Board Options Exchange. Mr. Klein has also served as the Managing Director of a financial derivatives trading firm and, before 1985, he was in the private practice of law.

     Gary A. Shiffman, 47, has been the Chairman of the Board of Bingham since August 1996. He is a member of Bingham's Nominating Committee. Mr. Shiffman has been the Secretary of Bingham since 1997. Since 1994, Mr. Shiffman has been the Chief Executive Officer and a director of Sun Communities, Inc. Since March 2000, Mr. Shiffman has served as Chairman of the Board of Sun Communities, Inc. He has been actively involved in the management, acquisition, financing, construction and development of manufactured housing communities over the past 14 years. He has overseen the land acquisition, rezoning, development and marketing of numerous manufactured home expansion projects. In addition, Mr. Shiffman has extensive experience in the debt and capital markets and retains significant interests in a diverse portfolio of real estate assets.

     The board of managers will have complete authority to manage and control Origen LLC and its business, subject only to rights reserved to the members as discussed below and under the Delaware Limited Liability Company Act. Decisions of the board of managers require the affirmative vote of a majority of votes represented at a meeting at which a quorum is present. A quorum will be present if managers having at least three votes (at least two of which are held by the independent manager and the managers appointed by the Voting Investors) are present. Origen LLC will indemnify persons serving on the board against all losses arising from his or her actions as a member of the board, except for conduct amounting to gross negligence or willful misconduct.

     The board of managers may delegate some or all of its responsibilities to one or more officers. Mr. Klein will be the initial Chief Executive Officer of Origen LLC. As part of the recapitalization, Origen LLC will assume Mr. Klein's amended employment agreement, as described under "Interests of Certain Persons in the Recapitalization -- Klein Employment Agreement." W. Andersen Geater, Jr. will be the initial Chief Financial Officer of Origen LLC.

     Mr. Geater, 53, has been Bingham's Chief Financial Officer and Treasurer since May 2000. From 1994 through April 2000, Mr. Geater was the Chief Financial Officer and Chief Administrative Officer of UFS Holdings, LLC and Central Park Capital, LLC. UFS Holdings provides a wide range of support services to financial institutions related to mortgage products. Central Park Capital originates commercial real estate mortgage loans. From 1991 to 1993, Mr. Geater was the Chief Operating Officer of First Mortgage Strategies Group, Inc., which provides support services related to mortgage products. From 1990 to 1991, he was the director of financial services for Pannell Kerr Forster, a public accounting firm. From 1975 to 1990, he was Executive Vice President and Chief Financial Officer of Leader Federal Bank for Savings, a national savings bank. Before joining Leader Federal Bank, Mr. Geater was an audit supervisor with the public accounting firm of KPMG Peat Marwick.

Capital Events

     The unanimous approval of the votes of the board of managers controlled by the independent manager and the Voting Investors will be necessary for Origen LLC to consummate a capital event. Capital events include (i) any recapitalization, reorganization, merger, consolidation or sale of membership interests in Origen LLC resulting in 50% or more of the membership interests of Origen LLC being owned by parties other than Bingham, the initial Investors and their affiliates, and (ii) the sale of all or substantially all of the assets of Origen LLC.

     If a capital event involving the sale of membership interests is approved, all of the members of Origen LLC will be required to participate in the capital event.

Income and Loss Allocation

     The first $10 million of Origen LLC's taxable income (or gain) will be allocated exclusively to Bingham. The allocation of this income does not necessarily mean that Bingham will receive a cash distribution of this amount. It is expected that for federal income tax purposes this income will be offset fully by Bingham's pre-recapitalization net operating losses, as described below under "Material Federal Income Tax Considerations." All additional taxable income will be allocated to all members, proportionate to their respective holdings of membership units, regardless of series.

     Taxable losses will be allocated first to reverse prior income allocations, second to the Investors (but only to the extent of their net capital contributions), and finally to all members, proportionate to their respective holdings of membership units, regardless of series.

     Special allocations of certain items will be made in accordance with treasury regulations issued under the Internal Revenue Code. Taxable income or loss related to built-in-gain or built-in-loss items will be allocated under the remedial method of allocation.

Distributions

     Origen LLC will make an annual tax distribution to each of its members intended to cover the federal, state and local income taxes payable with respect to the taxable income allocated to the member. No tax distribution will be paid with respect to the $10 million of taxable income allocated Bingham, nor any taxable income resulting from the recognition of built-in-gain items contributed by Bingham.

     All other distributions will require the approval of the board of managers but will be in the following priority:

     - first, to all of the members (except for Bingham with respect to its initial $10 million capital contribution effected by the mergers) pro rata according to (a) their respective capital contributions, less (b) all prior distributions (other than tax distributions) made to each of them;

     - next, to Bingham, up to $10 million, provided that in no event may those distributions exceed the balance in Bingham's capital account; and

     - finally, to all of the members, in accordance with their respective percentage membership interests.

     Tax and other distributions may only be made out of cash and cash equivalents that the board of managers determines exceeds the amount of cash needed to remain solvent, maintain adequate working capital and reserves, and generally conduct Origen LLC's business.

Call Option

     The Investors will have the option to acquire Bingham's ownership interest between the 36th month and the 60th month following closing of the recapitalization. The price will be based upon Origen LLC's enterprise value as determined by an independent investment banking firm selected by a majority of the votes of the board of managers. The purchase price will be an amount equal to the enterprise value multiplied by Bingham's ownership percentage and will be payable to Bingham in cash at the closing of the acquisition. The acquisition of Bingham's interest in Origen LLC can either be through a direct purchase by some or all of the Investors or by Origen LLC redeeming Bingham's membership interest.

     The Investors requested that we grant this call option as a means to protect and enhance their investment via complete ownership of Origen LLC if conditions indicated that that was appropriate to them, while preserving our right to receive fair value for our interest. If the Investors exercise this call option, we will use the proceeds we receive in a manner that we deem advisable and in the best interests of our shareholders based on circumstances and conditions as of that date.

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

     The following unaudited pro forma financial information is presented for informational purposes only. The planned investment transaction reflected in this unaudited pro forma financial information is summarized under "The Recapitalization and the Operating Agreement" on page 18. The unaudited pro forma balance sheet as of September 30, 2001 was prepared as if the investment transaction took place on that date. The unaudited pro forma statements of operations for the nine months ended September 30, 2001 and the year ended December 31, 2000 have been prepared as if the investment transaction had occurred on January 1, 2000. This information should not be relied upon as being indicative of the historical results that would have been achieved had the transaction occurred on that date.

                     BINGHAM FINANCIAL SERVICES CORPORATION
                   UNAUDITED PRO FORMA FINANCIAL INFORMATION
                            PRO FORMA BALANCE SHEET
                               SEPTEMBER 30, 2001

                                                              PRO FORMA ADJUSTMENT
                                                 HISTORICAL   INCREASE (DECREASE)    PRO FORMA
                                                 ----------   --------------------   ---------
                                                            (DOLLARS IN THOUSANDS)
ASSETS
Cash and equivalents...........................   $    120          $     --         $    120
Restricted cash................................      1,150                --            1,150
Loans receivable...............................    100,214                --          100,214
Servicing rights...............................      7,150                --            7,150
Servicing advances.............................      7,991                --            7,991
Furniture, fixtures and equipment, net.........      1,864                --            1,864
Deferred federal income taxes..................      9,812                --            9,812
Loan sale proceeds receivable..................      5,968                --            5,968
Residual interest in loans sold................      8,917                --            8,917
Intercompany receivable........................         --                --               --
Other assets...................................      4,690                --            4,690
                                                  --------          --------         --------
     Total assets..............................   $147,876          $     --         $147,876
                                                  ========          ========         ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Advances by mortgagors.......................   $     --          $     --         $     --
  Accounts payable and accrued expenses........      5,812                --            5,812
  Recourse liability...........................      8,006                --            8,006
  Advances under repurchase agreements.........     79,258                --           79,258
  Subordinated debt............................      3,721                --            3,721
  Notes payable................................                           --
     SCOLP demand note.........................     38,411           (38,411)(a)           --
     Bank servicing advance line of credit.....      4,712              (522)(a)        4,190
                                                  --------          --------         --------
     Total liabilities.........................    139,920           (38,933)         100,987
                                                  --------          --------         --------
Non-controlling members' interest in
  subsidiary...................................         --            39,146(a)        39,146
  Stockholders' equity
     Common Stock..............................     26,478                --           26,478
     Paid-in capital...........................        792              (213)(a)          579
     Accumulated other comprehensive income....         --                --               --
     Unearned stock compensation...............       (117)               --             (117)
     Accumulated deficit.......................    (19,197)               --          (19,197)
                                                  --------          --------         --------
       Total stockholders' equity..............      7,956              (213)           7,743
                                                  --------          --------         --------
       Total liabilities and stockholders'
          equity...............................   $147,876          $     --         $147,876
                                                  ========          ========         ========

                     BINGHAM FINANCIAL SERVICES CORPORATION
                   UNAUDITED PRO FORMA FINANCIAL INFORMATION
                       PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000

                                                           PRO FORMA ADJUSTMENT
                                              HISTORICAL   INCREASE (DECREASE)    PRO FORMA
                                              ----------   --------------------   ----------
                                                (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)
REVENUES
  Interest income on loans..................  $   14,593         $    --          $   14,593
  Mortgage origination and servicing fees...      10,800              --              10,800
  Gain on sale and securitization of
     loans..................................          27              --                  27
  Gain on sale of assets....................          --              --                  --
  Other income..............................          66              --                  66
                                              ----------         -------          ----------
     Total revenues.........................      25,486              --              25,486
                                              ----------         -------          ----------
COSTS AND EXPENSES
  Interest expense..........................      14,202          (1,949)(b)          12,253
  Provision for credit losses and recourse
     liability..............................       7,671              --               7,671
  General and administrative................      23,353              --              23,353
  Loss on interest rate swap................       1,300              --               1,300
  Acquisition costs.........................       2,071              --               2,071
  Other operating expenses..................       1,518             125(c)            1,643
                                              ----------         -------          ----------
     Total costs and expenses...............      50,115          (1,824)             48,291
                                              ----------         -------          ----------
  Loss before non-controlling members'
     interest in net losses of subsidiary...     (24,629)          1,824             (22,805)
  Non-controlling members' interest in net
     loss of subsidiary.....................          --           9,917(d)            9,917
                                              ----------         -------          ----------
  Loss before income tax benefit............     (24,629)         11,741             (12,888)
  Federal income tax benefit................      (8,374)          3,992(e)           (4,382)
                                              ----------         -------          ----------
  Net loss..................................  $  (16,255)        $ 7,749          $   (8,506)
                                              ==========         =======          ==========
Weighted average common shares outstanding,
  Basic.....................................   2,625,765                           2,625,765
                                              ==========                          ==========
  Diluted...................................   2,625,765                           2,625,765
                                              ==========                          ==========
Loss per share,
  Basic.....................................  $    (6.19)                         $    (3.24)
                                              ==========                          ==========
  Diluted...................................  $    (6.19)                         $    (3.24)
                                              ==========                          ==========

                     BINGHAM FINANCIAL SERVICES CORPORATION
                   UNAUDITED PRO FORMA FINANCIAL INFORMATION
                       PRO FORMA STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001

                                                            PRO FORMA ADJUSTMENT
                                               HISTORICAL   INCREASE (DECREASE)    PRO FORMA
                                               ----------   --------------------   ----------
                                                 (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)
REVENUES
  Interest income on loans.................... $    6,373         $    --          $    6,373
  Mortgage origination and servicing fees.....      8,091              --               8,091
  Gain on sale and securitization of loans....      3,830              --               3,830
  Gain on sale of assets......................      1,341              --               1,341
  Other income................................      3,191              --               3,191
                                               ----------         -------          ----------
     Total revenues...........................     22,826              --              22,826
                                               ----------         -------          ----------
COSTS AND EXPENSES
  Interest expense............................      5,855          (1,964)(b)           3,891
  Provision for credit losses and recourse
     liability................................      3,602              --               3,602
  General and administrative..................     15,389              --              15,389
  Loss on interest rate swap..................        510              --                 510
  Acquisition costs...........................         --              --                  --
  Other operating expenses....................      1,786             125(c)            1,911
                                               ----------         -------          ----------
     Total costs and expenses.................     27,142          (1,839)             25,303
                                               ----------         -------          ----------
  Loss before non-controlling members'
     interest in net losses of subsidiary.....     (4,316)          1,839              (2,477)
  Non-controlling members' interest in net
     loss of subsidiary.......................         --             (24)(d)             (24)
                                               ----------         -------          ----------
  Loss before income tax benefit..............     (4,316)          1,815              (2,501)
  Federal income tax benefit..................     (1,467)            617(e)             (850)
                                               ----------         -------          ----------
  Net loss.................................... $   (2,849)        $ 1,198          $   (1,651)
                                               ==========         =======          ==========
Weighted average common shares outstanding,
  Basic.......................................  2,549,227                           2,549,227
                                               ==========                          ==========
  Diluted.....................................  2,549,227                           2,549,227
                                               ==========                          ==========
Loss per share,
  Basic....................................... $    (1.12)                         $    (0.65)
                                               ==========                          ==========
  Diluted..................................... $    (1.12)                         $    (0.65)
                                               ==========                          ==========

                         NOTES TO PRO FORMA INFORMATION

     The Origen, Inc. recapitalization will not result in a change in control of Origen LLC and Bingham will continue to present the financial position and results of operations of Origen LLC on a consolidated basis. Allocation of income or losses attributable to the non-controlling members under the provisions of the Origen LLC operating agreement will be accounted for in a manner similar to a minority interest. The pro forma adjustments made in preparing the pro forma balance sheet and statements of operations are as follows:

     (a) Recapitalization and investment of $40 million in Origen LLC in exchange for 200,000 Series A Units, 400,000 Series B Units and 400,000 Series C Units, net of estimated transaction costs of $1,067,000. The amount reflected as non-controlling members' interests in subsidiary on a pro forma basis is calculated as follows:

Gross proceeds from issuance of Series A Units,
  Series B Units and Series C Units................  $40,000,000
Allocation of transaction costs in proportion to
  initial members' interests, in accordance with
  the terms of the investment agreement summarized
  on page 40.......................................      854,000
                                                     -----------
Net initial non-controlling members' interests in
  subsidiary.......................................  $39,146,000
                                                     ===========

Estimated transaction costs of $213,000 allocated to Bingham's initial members' interest in Origen LLC have been reflected as a charge to additional paid-in capital in the pro forma balance sheet.

     (b) Reduction in interest expense attributable to notes payable to Sun Communities Operating Limited Partnership and other bank loans resulting from application of proceeds to repay outstanding debt obligations.

     (c) Recognition of annual commitment fee required under standby line of credit provided by Sun Communities Operating Limited Partnership.

     (d) Recognition of Origen LLC losses attributable to non-controlling member interests, determined at 80% of pro forma subsidiary net losses in accordance with the terms of the Origen LLC operating agreement summarized on page 18.

     (e) Income tax expense reduction utilizing an assumed tax rate of 34%.

BACKGROUND OF THE RECAPITALIZATION

     We review, on a continuing basis, the strategic focus of our company in light of the changing competitive environment of the financial services industry. An objective of these strategic reviews is to identify alternative corporate operational strategies. In the past, we have pursued a strategy of growing our commercial and consumer real estate lending businesses through acquisitions and internal growth. We believe that the recapitalization will improve the ability of our operating subsidiaries to obtain the financial resources needed to continue operations in both the short and long term in ways that are unlikely to be achieved if the recapitalization does not occur and in ways not available to us through other strategic alternatives. We believe the recapitalization will improve our operating subsidiaries' ability to obtain access to a stable, low-cost funding base to fund manufactured home lending operations, which will allow us to:

     - continue funding our operations;

     - repay our debt to Sun Communities Operating Limited Partnership; and

     - execute loan sales and securitizations and increase our ability to:

      - hold our portfolio of loans if market conditions make it difficult to sell or securitize them on favorable terms;

      - obtain a better cost of funds on securitizations and retain a smaller interest on loans sold into securitizations;

      - retain servicing rights on loans that we sell or securitize; and

      - obtain other financing, particularly debt financing, on favorable terms.

     However, as we discuss in more detail on page 35, we expect that Origen LLC will need to raise additional capital to continue to operate within 12 months after the consummation of the recapitalization.

     Since its inception, Bingham has funded the capital needs of it and its operating subsidiaries primarily through a combination of:

     - equity contributions from shareholders;

     - a loan repurchase agreement, first with Lehman Commercial Paper, and subsequently with Credit Suisse First Boston Mortgage Capital LLC;

     - two junior revolving demand lines of credit of up to $60 million in the aggregate with Sun Communities Operating Limited Partnership;

     - a $4 million term loan from Sun Communities Operating Limited Partnership; and

     - a revolving credit facility for servicing advances with Michigan National Bank with a borrowing limit of $10 million.

From time to time, as we have approached the lending limits under the lines of credit, we also have bundled our portfolio loans and sold them in either whole loan or "securitization" transactions.

     Our capital structure has not provided, and currently does not provide, us with the liquidity and capital resources sufficient to operate our business on a scale that will allow it to grow. Constraints on our liquidity and capital resources have included:

     - the lending limits under our lines of credit;

     - the differences between the rates we pay for borrowed funds and the rates we are able to charge our loan customers;

     - the "advance rate" under the lines of credit (i.e., the percentage of the face amount of the loan that we make which the lenders under the lines of credit are willing to lend to us);

     - how the condition of the capital markets may impact the terms on which we are able to execute securitizations and whole loan sales from time to time;

     - Sun Communities Operating Limited Partnership's indication that it expects payment on our line of credit in the near term; and

     - other general market conditions.

     Although our borrowing sources and ability to sell loans had been sufficient to fund our operating needs, in late 1998 and early 1999, we continued to evaluate other means to give us access to a more stable, lower-cost funding base, as well as the ability to hold loans in portfolio, thereby minimizing sales risk and increasing income based on the spread between interest rates on loans we make and interest rates on our lines of credit. One of the main alternatives we considered was forming or acquiring a financial institution.

     At a board meeting on February 12, 1999, our board of directors discussed filing an application with the Office of Thrift Supervision (the "OTS") to form a unitary thrift holding company and how various banking regulations would affect our business if the application was approved.

     In March 1999, we filed an application with the OTS to establish a unitary thrift holding company and a federally-chartered savings bank subsidiary. At approximately the same time, Bingham representatives contacted David F. Simon, the Chairman of Franklin Bank, N.A., and another Franklin board member to inquire whether Franklin would be interested in pursuing a transaction with Bingham. At several meetings during March 1999, Gary
A. Shiffman, Bingham's Chairman, and Mr. Simon discussed the general nature of a possible transaction between the parties, a range of potential prices and other possible business alliance opportunities.

     At a meeting on April 14, 1999, Bingham's board discussed the merits of exploring a transaction with Franklin and continuing to pursue its OTS application. The board decided to simultaneously go forward with the OTS application and to continue to discuss a possible transaction with Franklin.

     On June 30, 1999, we completed the acquisition of Hartger & Willard Mortgage Associates, Inc., which provided mortgage banking services and arranged permanent mortgage financing on a variety of commercial and industrial properties. Shortly thereafter, Hartger & Willard's operations were consolidated with those of our other commercial mortgage lending subsidiary, Bloomfield Acceptance Company, L.L.C.

     Beginning in early October 1999, we pursued the acquisition of Origen, Inc. (then named Dynex Financial, Inc.), a manufactured home lender and loan servicer. We completed the acquisition on December 17, 1999 and subsequently sold our existing manufactured home financing subsidiary. The acquisition of Origen, Inc. provided us with an improved loan origination platform. Our board and management believed that our increased loan origination capabilities after the Origen, Inc. acquisition better positioned us for a business combination with Franklin. Origen, Inc. originated approximately $500 million of loans in calendar year 1999. Additionally, Origen, Inc. provided us with improved software systems and a manufactured home loan servicing portfolio of approximately $1 billion.

     After continued negotiations with Franklin since early 1999, we signed a definitive agreement with Franklin in March 2000, and began the work necessary to present the transaction to our respective shareholders for their consideration. In June 2000, Franklin terminated the proposed transaction. In the following months, we continued to explore with Franklin alternative ways to structure and complete the transaction.

     From 1999 through the present, our business faced several significant challenges. As interest rates began to rise in late 1999 and into 2000, the need for lower cost of funds became pressing. At the same time, we faced increased credit risks in our manufactured housing lending business and took initiatives in order to address these risks and comply with regulatory requirements. These steps included tightening credit standards, raising our interest rates, and limiting our buydown points. Our industry also faced significant difficulties during this period -- rising repossessions due to years of poor credit decisions made by certain of our competitors to spur growth, writedowns of the value of numerous securitized pools of several lenders, bankruptcies of numerous manufactured home dealers, a significant decline in shipments of new manufactured homes and the exiting of numerous lenders from the manufactured housing business. The Associates, the manufactured home financing industry's second largest lender, exited the business due to losses, and Conseco Finance Corp., the industry's largest lender, took large writedowns and began to seek a buyer.

     As these events unfolded, the effect was also felt in the capital markets. The sudden reduction in lenders and the problems of the industry leaders severely limited our ability to execute whole loan sales in the market. Additionally, as credit problems spread, banks became increasingly leery of manufactured housing assets on their books and regulators frowned on residual interests on banks' balance sheets. Furthermore, securitization was impacted as the issuing of bonds became more expensive as investors demanded more risk protection causing spreads to widen dramatically. The capital requirements for weaker issuers also increased substantially.

     These factors significantly affected our ability to rely on our then-available funding sources to provide the capital we needed to operate our business. As we looked forward, we believed that our capital needs would become even more pressing. Our revolving line of credit with Lehman Commercial Paper, Inc., was due to expire in late 2000. Although it had not formally demanded payment under our line of credit, Sun Communities Operating Limited Partnership had indicated that it expected us to pay down the line in the near term. We would need significant amounts of capital to be able to execute a securitization and our Lehman Commercial Paper repurchase facility and Sun Communities Operating Limited Partnership lines of credit would not be sufficient to allow us to execute repeated securitizations, even if we were able to continue to access them. Further, our board concluded that if the Franklin transaction did not close, our interests would be best served by focusing our efforts in lending to the manufactured housing industry through Origen, Inc. -- and that it would be prudent to divest our operations then being conducted through our commercial mortgage lending and servicing subsidiaries because those businesses would be at a competitive disadvantage without a large funding facility backing their operations.

     Accordingly, during the middle part of 2000, our management began a parallel track of looking for alternative transactions in case the Franklin transaction did not close. Our board authorized management to pursue a wide range of alternatives, including:

     - an equity infusion into Bingham or Origen, Inc.;

     - finding alternative sources for our revolving lines of credit;

     - continuing to implement securitizations or whole loan sales of our portfolio from time to time;

     - a sale of our operating subsidiaries;

     - a joint venture between us and one or more parties; and

     - a sale of Bingham as a whole.

     In the ensuing months, management representatives carried out an intensive search for alternative sources to meet our capital needs. Although we pursued all potential alternatives, our main priority was to seek and obtain a significant equity infusion to serve as a base for our funding needs. We conducted discussions with numerous investment banking, financial institutions and finance industry participant sources, and began a marketing program aimed at selling our commercial mortgage lending and servicing subsidiaries. We discussed possible transactions with numerous other investment banking firms, including Lehman Brothers. Our board met approximately every two weeks from August 2000 through November 2000 to receive updates from management, evaluate possibilities and otherwise assist and guide the process.

     In November 2000, we abandoned our efforts to complete a transaction with Franklin, based on our determination that we would be unable to agree with Franklin on acceptable terms. At the same time, we determined that our then-current financial position would not allow us to pursue the OTS application, and we discontinued that process.

     After our line of credit with Lehman Commercial Paper expired in November 2000, it was extended until February 28, 2001. As consideration for the extension, our lending limit was decreased from $150 million to $95 million, and our advance rate was decreased from a uniform 85% of the face value of our portfolio loans to 80% for loans less than 90 days old, 70% for loans from 90 to 180 days old, and 0% for loans over 180 days old. Lehman Commercial Paper also charged a fee to extend the term of the agreement. Although we were able to continue operations, management projected that the facility as then constituted would be adequate only into the first quarter of 2001, and that we would require alternative funding sources after that point.

     In January 2001, Gary A. Shiffman, our Chairman of the Board, contacted the principal of Woodward Holding, LLC. We provided due diligence information to Woodward Holding, LLC's representatives, and had follow-up discussions with them.

     In February 2001, representatives of Woodward Holding, LLC indicated that it would be willing to consider an investment, but only if Sun Communities, Inc. and/or its affiliates participated with it equally, and if the investment could be structured so as to provide the investment vehicle with the tax benefits associated with "flow through" entities. Our legal and tax advisors evaluated structural alternatives to accomplish this objective, including:

     - converting Bingham into a limited liability company or other pass-through entity for tax purposes;

     - entering into a joint venture; and

     - reorganizing our operating subsidiaries into limited liability companies, with the equity infusion at the subsidiary level.

     In early 2001, we redoubled our efforts to secure a significant equity infusion to adequately address our long-term funding needs. We determined that an equity infusion would provide a stable source of low-cost capital and liquidity to fund our day-to-day operations. An equity raise also would allow us to:

     - hold our portfolio of loans if market conditions make it difficult to sell or securitize them on favorable terms;

     - obtain a better cost of funds on securitizations and retain a smaller interest on loans sold into securitizations;

     - retain servicing rights on loans that we sell or securitize; and

     - obtain other financing, particularly debt financing, on favorable terms.

     Despite an unfavorable securitization market and tightened constraints on our borrowing ability, we successfully completed our first manufactured home loan securitization in March 2001, in which we securitized $165 million in loans. Lehman Commercial Paper again temporarily renewed our senior line of credit under new conditions. We could not place any loans on the facility after May 31, 2001 unless we had an acceptable definitive plan in place to raise equity, and if that plan was not in fact being implemented we would have to repurchase all loans on the facility by June 30, 2001. Additionally, our lending limit was decreased from $95 million to $25 million and Bloomfield Acceptance Company was eliminated as a borrower, meaning it could no longer access the line to fund commercial real estate loans. Our advance rate remained at 80% of the face value of portfolio loans (all loans would be newly originated loans, and therefore would by definition not be more than 90 days old by the line of credit due date). Lehman Commercial Paper also charged a fee to extend the term of the agreement. At the board's direction, management intensified the ongoing efforts to find a replacement lender for the senior line of credit and to pursue a strategic business transaction. Although Sun Communities Operating Limited Partnership continued to accommodate our needs under our demand lines of credit and term loan, it expressed its strong desire that we pay off and replace those facilities in the near term.

     After the March 2001 securitization, we continued our search for prospective equity investors, with numerous sources suggested by various investment bankers as well as leads generated through our management members' and directors' contacts and relationships. Because Sun Communities Operating Limited Partnership could demand payment on our line of credit at any time and because it was vital that we have sufficient capital to quickly sell or securitize the loans we had been originating since the securitization on favorable terms, our board determined that we must obtain equity as soon as possible. The only equity transaction immediately available was the proposed recapitalization with the Investors.

     On April 27 and April 30, 2001, our board met to consider a proposed term sheet describing the proposed recapitalization. After discussing its merits, our board determined that the proposed transaction was the only current proposal that appeared to immediately accomplish our funding goals. Accordingly, our board instructed management to continue discussions with the investor group and to work towards a final definitive proposal to present to the board for final approval.

     In May 2001, Origen, Inc., through its special purpose subsidiary, entered into a new repurchase facility with Credit Suisse First Boston Mortgage Capital LLC to replace the Lehman Commercial Paper facility. Although the terms of the new facility are more favorable than the terms of the prior facility, its purpose is to fund a portion of the manufactured home loans made by Origen and it does not provide all of the capital needed to operate and grow our business.

     In June 2001, we successfully completed the sale of substantially all of the assets of our commercial mortgage lending and servicing subsidiaries, which we had been pursuing since mid-2000 as part of our efforts to concentrate on and grow our manufactured home finance business. We used the net proceeds of this sale ($9.5 million) to repay indebtedness we owed to Sun Communities Operating Limited Partnership.

     Through June 2001, the parties continued discussions on the recapitalization proposal. During this period our board regularly monitored the process through informal discussions and informational updates, often in conjunction with discussions and meetings held to address matters relating to the then-ongoing securitization, sale of our commercial mortgage subsidiaries, and establishing a new senior line of credit facility.

     On June 25, 2001, our board met to discuss a revised proposed term sheet containing substantially the terms incorporated into the recapitalization proposal which is the subject of this proxy statement. During the meeting, Mr. Shiffman and Arthur A. Weiss, who is a director of both Bingham and Sun Communities, Inc., reminded the board of the various interests that they had by virtue of their relationships with Sun Communities, Inc., Sun Communities Operating Limited Partnership and other potential investors. Messrs. Shiffman and Weiss excused themselves from the meeting. The rest of the board discussed the revised proposed term sheet in detail and noted that the ultimate economic effect of the recapitalization proposal is a $40 million equity infusion in exchange for an 80% equity interest in our company. In other respects, in the board's view the recapitalization proposal (including the new proposed $12.5 million standby line of credit from Sun Communities Operating Limited Partnership), taken together with the new senior line of credit and the sale of our commercial mortgage subsidiaries, would adequately address our near-term funding needs and put us in position to address our long-term funding needs. The board decided to continue to pursue the recapitalization proposal. The board authorized management to continue to negotiate appropriate definitive documents, and to engage an investment banking firm to advise us as to whether the consideration to be received in the proposed recapitalization is fair, from a financial point of view, to Bingham. Management was also instructed to continue to pursue strategic transactions with third parties with which we continued to have discussions.

     Effective July 1, 2001, Sun Communities Operating Limited Partnership increased the interest rate on our demand lines of credit from a variable rate, which was then 6.408%, to a fixed rate of 8%. Sun Communities Operating Limited Partnership also reiterated that, although it had not made a formal demand for payment of amounts outstanding on the line, it expected payment in the near term.

     On July 13, 2001, our board met to discuss a draft investment agreement governing the proposed capital contributions Bingham and each of the Investors would make in Origen LLC. The primary focus of the board's discussion was the reciprocal $2 million break-up fee described in detail under "Description of the Investment Agreement" that SUI TRS, Inc., Shiffman Family LLC and Woodward Holding, LLC had requested as a requirement for moving forward with the proposed funding transaction. After deliberation, the board determined that the terms of the investment agreement as a whole (which included the potential break-up fees and expense reimbursement obligations) is in the best interest of Bingham and its shareholders. In making this determination, the board noted in particular that:

     - break-up fees of this type are not uncommon, especially with respect to a company that had previously considered, was at the time considering, and continues to consider other strategic alternatives in addition to or instead of the recapitalization;

     - if we are required to pay the break-up fee in the absence of an alternative transaction that would provide surplus funds to pay the fee, it is uncertain from where we would obtain the needed funds, given our current financial and liquidity situation, and such a payment in the absence of an alternative transaction that would provide surplus funds to pay the fee would materially and adversely affect our financial position;

     - we had an immediate need for funding to operate our business and to repay our debt to Sun Communities Operating Limited Partnership, and there were no other viable strategic or financial alternatives immediately available to us;

     - because the Investors were concerned that we might pursue another transaction instead of the recapitalization, they refused to enter into the investment agreement or make the equity infusion unless we agreed to pay a break-up fee if we do not complete the recapitalization under certain circumstances;

     - after negotiations, we convinced the Investors to make the break-up fee obligation reciprocal;

     - even though some of the Investors are affiliated with some of our directors and major stockholders, those directors and stockholders did not participate in the consideration of, or the vote with respect to approving, the recapitalization, and the break-up fee provisions were the result of arms'-length negotiations between the Investors and us.

     The board, with Messrs. Shiffman and Weiss abstaining, voted to authorize Bingham to enter into the investment agreement, which was executed on July 20, 2001. In addition, the board authorized Bingham to engage Lehman Brothers to review the proposed recapitalization and advise us as to whether the consideration to be received in the proposed recapitalization is fair, from a financial point of view, to us. On July 16, 2001, we retained Lehman Brothers and we provided it with due diligence materials to assist it in its review. The board also appointed three directors, Mark A. Gordon, Brian M. Hermelin and Robert H. Orley, to a special committee to review the proposed recapitalization and the fairness review Lehman Brothers would undertake and make a recommendation to the full board with respect to the recapitalization. The board also directed management to continue discussions with third parties and to pursue alternative transactions.

     On August 13, 2001, our board met to consider revised terms of the proposed recapitalization, including revised terms of the Origen LLC operating agreement and the merger agreement and some technical amendments to the investment agreement. Lehman Brothers made a presentation to the special committee during which it outlined its research and analysis of the transaction, including an analysis of a possible range of liquidation values of each share of Bingham common stock assuming alternatively that the recapitalization does or does not occur, and responded to questions from the members of the special committee. Lehman Brothers delivered its opinion to the special committee that, from a financial point of view, the consideration to be received by Bingham in the recapitalization is fair to Bingham. After considering Lehman Brothers' presentation and all of the terms of the proposed recapitalization, the special committee recommended that the board of directors approve the recapitalization. After extensive discussion, the board, with Messrs. Shiffman, Weiss and Klein abstaining, approved the recapitalization. The board authorized management to negotiate, execute and deliver the operating agreement, the merger agreement and the amendment to the investment agreement. The parties executed the amendment to the investment agreement as of August 13, 2001.

REASONS FOR THE RECAPITALIZATION

     Our board of directors' approval of the recapitalization proposal was based on several potential benefits of the recapitalization that it believes will contribute to the future success of Origen LLC. These potential benefits include:

     - the immediate ability to continue funding our operations that the conversion of $38.9 million of demand debt to equity will provide;

     - the ability to repay our debt to Sun Communities Operating Limited Partnership; and

     - the merits of an equity financing, particularly as it relates to our ability to execute loan sales and securitizations, including our increased ability to:

      - hold our portfolio of loans if market conditions make it difficult to sell or securitize them on favorable terms;

      - obtain a better cost of funds on securitizations and retain a smaller interest on loans sold into securitizations;

      - retain servicing rights on loans that we sell or securitize;

      - obtain other financing, particularly debt financing, on favorable terms; and

      - ultimately become profitable.

     While we expect to realize these benefits, there can be no assurance that we will actually be able to do so.

     In particular, Origen LLC may not have sufficient liquidity and capital resources to meet its anticipated funding needs, even after the equity infusion by the Investors. Substantially all of the proceeds of the recapitalization will be used to repay Bingham's indebtedness to Sun Communities Operating Limited Partnership. After the recapitalization, Origen LLC will have the following financing arrangements:

     - the $12.5 million standby line of credit with Sun Communities Operating Limited Partnership;

     - the loan repurchase agreement with Credit Suisse First Boston, under which Origen LLC will be able to finance up to $150 million in manufactured home loans; and

     - a revolving credit facility for servicing advances with Michigan National Bank with a borrowing limit of $10 million.

     Based on Origen LLC's business model and the nature of the capital markets, we expect Origen LLC will need to raise additional capital within 12 months after the closing of the recapitalization. As a result, during that time Origen LLC will need to obtain funding from sources other than the recapitalization, such as loan sales or securitizations, sales of debt or equity securities or additional debt financing arrangements. There can be no assurance that adequate funds will be available to Origen LLC from these or other sources on favorable terms, if at all. If Origen LLC is not able to obtain additional funding, its ability to continue its operations would be jeopardized. In addition, if Origen LLC raises additional funds by issuing equity or convertible debt securities, the percentage of ownership of all of its members, including Bingham, will be reduced, and any new securities could have rights, preferences and privileges senior to those of Bingham's membership interests. Furthermore, if Origen LLC raises capital by incurring indebtedness, it will become subject to the risks associated with indebtedness, including interest rate fluctuations and any financial or other covenants that its lenders may require.

     To the extent that Origen LLC's need for additional funds and its efforts to obtain them adversely affects its business, our investment in Origen LLC may decrease in value, which could in turn cause the market price of our common stock to decrease.

FACTORS CONSIDERED BY OUR BOARD OF DIRECTORS

     In reaching its decision on the recapitalization, our board of directors considered a number of factors, including:

     - the potential benefits to be derived from the recapitalization described under "Reasons for the Recapitalization";

     - the ability of the Investors to make the $40 million equity infusion immediately;

     - the fact that there are no other viable strategic or financial alternatives immediately available to us, such as other equity funding proposals;

     - Sun Communities Operating Limited Partnership's strong indication that it would demand payment on our demand lines of credit with it, under which approximately $36.0 million was outstanding as of August 13, 2001;

     - the terms of the merger agreement, the investment agreement and the operating agreement of Origen LLC;

     - the current and prospective economic and competitive environment facing Origen, Inc.;

     - the opinion of Lehman Brothers that, from a financial point of view, the consideration to be received by Bingham in the recapitalization is fair to Bingham and the financial presentation made by Lehman Brothers to the special committee of our board of directors in connection with the delivery of its opinion;

     - the interests of our officers and directors in the recapitalization, as described under "Interests of Certain Persons in the Recapitalization";

     - the remote possibility that a third party might propose that we enter into a more favorable transaction with it;

     - our obligation to pay a break-up fee or to reimburse the Investors for their expenses under the circumstances described in the investment agreement and the impact that the termination fees or reimbursement obligations may have on third parties with which we might enter into an alternative transaction;

     - the federal income tax consequences of the recapitalization;

     - the current market conditions for financial stocks, historical market prices of our common stock, price volatility and trading information;

     - the possibility that the merger may not be consummated, even if approved by our shareholders; and

     - Origen LLC's need to find additional sources of funding after the recapitalization and how addressing those needs might affect our interest in Origen LLC, as discussed above under "Reasons for the Recapitalization."

Our board of directors did not believe that the negative factors were sufficient, individually or in the aggregate, to outweigh the potential advantages of the recapitalization. This discussion of the information and factors considered by our board of directors is not intended to be exhaustive. In view of the wide variety of the material factors considered in connection with its evaluation of the recapitalization and the complexity of these matters, our board of directors did not find it practicable to, and did not, quantify or otherwise attempt to assign any relative weight to the various factors considered. In addition, our board of directors did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to their ultimate determination, but rather the board conducted an overall analysis of the factors described above, including discussions with and questioning of its management and legal and financial advisors. In considering the factors described above, individual members of our board of directors may have given different weight to different factors. There can be no assurance that any of the benefits considered by our board of directors or an increase in shareholder value actually will be achieved through the recapitalization.

OPINION OF LEHMAN BROTHERS

     THE FULL TEXT OF THE WRITTEN OPINION OF LEHMAN BROTHERS IS INCLUDED AS APPENDIX B TO THIS DOCUMENT, AND IS INCORPORATED HEREIN BY REFERENCE. YOU MAY READ THE OPINION FOR A DISCUSSION OF THE ASSUMPTIONS MADE, FACTORS CONSIDERED AND LIMITATIONS UPON THE REVIEW UNDERTAKEN BY LEHMAN BROTHERS IN RENDERING ITS OPINION. THE FOLLOWING IS A SUMMARY OF LEHMAN BROTHERS' OPINION.

     We engaged Lehman Brothers to review the recapitalization and advise us as to whether the consideration we would receive in the recapitalization is fair, from a financial point of view, to us. On August 13, 2001, Lehman Brothers delivered its opinion to the special committee of our board of directors that, from a financial point of view, the consideration to be received by us in the recapitalization is fair to us. The opinion does not directly address the fairness of the recapitalization to our shareholders; the use of the proceeds of the recapitalization to repay our debt to Sun Communities Operating limited Partnership; the option held by SUI TRS, Inc., Shiffman Family LLC and Woodward Holding, LLC to acquire all of our ownership interest in Origen LLC at an appraised fair market value between 36 and 60 months after the recapitalization; or the investment agreement's provisions regarding break-up fees and expense reimbursement obligations.

     Lehman Brothers has previously rendered certain financial advisory and investment banking services to us (including serving as the sole manager for our March 2001 securitization of $165 million of manufactured home loans and providing us a line of credit), for which it has received customary fees. Pursuant to the terms of an engagement letter agreement, dated July 16, 2001, between Lehman Brothers and us, we paid Lehman Brothers $300,000, $100,000 of which was paid when Lehman Brothers was engaged, and $200,000 of which was paid when Lehman Brothers delivered its fairness opinion. In addition, we have agreed to indemnify Lehman Brothers against certain liabilities that may arise out of the rendering of the fairness opinion. In the ordinary course of its business, Lehman Brothers may trade in our securities for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

     Lehman Brothers has also performed various investment banking services for certain entities affiliated with Gary A. Shiffman and SUI TRS, including Sun Communities, Inc. and Sun Communities Operating Limited Partnership, and has received customary fees for those services. Lehman Brothers acted as the lead manager of Sun Communities, Inc.'s $115 million initial public offering in 1993. Since that time Lehman Brothers has provided a variety of investment banking services to Sun Communities, Inc. and Sun Communities Operating Limited Partnership, including in connection with two equity offerings, several mortgage and unsecured debt offerings, two strategic advisory assignments, two interest rate hedge programs and a stock buy-back program. In addition, Lehman Brothers was the lead syndication agent and arranger for Sun Communities, Inc.'s and Sun Communities Operating Limited Partnership's existing credit facility that was renewed and extended in July 1999. Additionally, Lehman Brothers funded a $103 million mortgage loan on commercial office property in December 2000 for a partnership controlled by Mr. Shiffman and affiliates of Woodward Holding, LLC. In the ordinary course of its business, Lehman Brothers actively trades in the securities of Sun Communities, Inc. for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

     We imposed no limitations on the scope of Lehman Brothers' investigation or the procedures to be followed by it in rendering its opinion. Lehman Brothers' opinion was provided for the information and assistance of the special committee in connection with its consideration of the recapitalization.

     In arriving at its opinion, Lehman Brothers reviewed and analyzed:

          (1) the investment agreement and the specific terms of the recapitalization;

          (2) a draft of this proxy statement, a draft of our earnings release for the quarter ended June 30, 2001 and such publicly available information concerning us that Lehman Brothers believed to be relevant to its analysis, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2000 and our Quarterly Report for the quarter ended March 31, 2001;

          (3) financial and operating information with respect to our business, operations and prospects that we furnished to Lehman Brothers;

          (4) a trading history of our common stock from August 2, 2000 to August 13, 2001;

          (5) a comparison of the financial terms of the recapitalization with the financial terms of certain other transactions that Lehman Brothers deemed relevant;

          (6) the results of our efforts to solicit indications of interest from third parties with respect to an equity investment in or purchase of our company;

          (7) our highly leveraged position;

          (8) our current and projected financing needs to fund our operations and our current cash flow forecast and limited cash position;

          (9) the revolving demand lines of credit with Sun Communities Operating Limited Partnership, Sun Communities Operating Limited Partnership's strong indication that it will demand payment under the lines of credit and our ability to repay our debt to Sun Communities Operating Limited Partnership; and

          (10) the limited strategic and financial alternatives to us as a stand alone business.

     In addition, Lehman Brothers:

          (a) had discussions with our management concerning our business, operations, assets, financial condition and prospects; and

          (b) undertook such other studies, analyses and investigations as Lehman Brothers deemed appropriate.

     In arriving at its opinion, Lehman Brothers assumed and relied upon the accuracy and completeness of the financial and other information used by it without assuming any responsibility for independent verification of that information and further relied upon the assurances of our management that they were not aware of any facts or circumstances that would make that information inaccurate or misleading. With respect to the financial projections we provided Lehman Brothers, upon our advice, Lehman Brothers assumed that those projections had been reasonably prepared on a basis reflecting the then best currently available estimates and judgments of our management as to our future financial performance and that we would perform substantially in accordance with those projections. In arriving at its opinion, Lehman Brothers conducted only a limited physical inspection of our properties and facilities and did not make or obtain from third parties any evaluations or appraisals of our assets or liabilities. In addition, we did not authorize Lehman Brothers to solicit, and it did not solicit, any indications of interest from any third party with respect to the purchase of all or a part of our business or an equity investment in our company. Lehman Brothers' opinion necessarily is based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of its opinion letter. Lehman Brothers expressed no opinion as to the prices at which the shares of our common stock may trade at any time following the consummation of the recapitalization.

     In connection with rendering its opinion, Lehman Brothers performed certain financial, comparative and other analyses, as described below. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its fairness opinion, Lehman Brothers did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Lehman Brothers believes that its analyses must be considered as a whole and that considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the opinion. In its analyses, Lehman Brothers made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond our control.

  Liquidation Value

     Lehman Brothers prepared a liquidation analysis of our assets at June 30, 2001, assuming the proposed recapitalization was not completed, and at June 30, 2002, around the time additional equity capital would likely be required to continue to implement Origen LLC's business plan, assuming the proposed recapitalization had been completed. Based on this analysis, the liquidation value of our assets ranged from ($6.20) to $2.04 at June 30, 2001 and from ($7.13) to $2.50 at June 30, 2002.

  Comparable Transactions

     Lehman Brothers advised the special committee of our board of directors that there were no relevant public comparable companies or transactions of a similar size to Bingham. Conseco Financial, GreenPoint and Chase, the primary competitors in the industry, are much larger than Bingham, with equity market capitalizations of approximately $4.8 billion, $4.2 billion and $86.4 billion, respectively.

  Analysis of Premium to Historical Share Price Performance

     Lehman Brothers performed an analysis of the premium received to the historical share price performance as reflected in the following table.

                                                                BINGHAM      IMPLIED
SHARE PRICE MEASURE                                           SHARE PRICE   % PREMIUM
-------------------                                           -----------   ---------
Proposed Transaction Implied Value per Share................    $ 3.81           N/A
Price on August 2, 2001.....................................    $ 2.19          74.0%
Average Price (One Month)...................................    $ 2.06          85.0%
Average Price (Six Months)..................................    $ 2.12          79.7%
Average Price (One Year)....................................    $ 2.19          74.0%
Price on August 2, 2000.....................................    $ 3.46          10.1%
All-Time High (7/3/98)......................................    $28.50         (86.6)%

     Lehman Brothers is an internationally recognized investment banking firm engaged in, among other things, the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. We selected Lehman Brothers because of its expertise, reputation and familiarity with us and because its investment banking professionals have substantial experience in transactions comparable to the recapitalization.

APPRAISAL RIGHTS

     Bingham is organized under the corporate laws of the State of Michigan. Michigan law does not provide for appraisal or other similar rights for dissenting shareholders in connection with the recapitalization. Accordingly, our shareholders will have no right to dissent from the recapitalization and obtain payment for their shares.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

     Our tax advisors have advised us that the mergers of our existing corporate operating subsidiaries into limited liability companies should be treated as a liquidation of our corporate subsidiaries. Therefore, under Sections 332 and 337 of the Internal Revenue Code, no federal income tax should be triggered. Each surviving limited liability company should have a tax basis in assets acquired in the mergers identical to the tax basis of the assets held by its respective corporate subsidiary merger partner. As a result of the deemed liquidations, all tax attributes of the corporate subsidiaries, such as net operating losses or capital loss carryforwards, should become attributes directly of Bingham.

     As of the year ended December 31, 2000, Bingham had consolidated net operating losses for regular tax purposes of approximately $15.8 million. As of December 31, 2001, it is expected that Bingham's net operating losses will total approximately $23.9 million. Upon certain change of control transactions,
Section 382 of the Internal Revenue Code limits the opportunity of a loss corporation, such as Bingham, to offset future income by its net operating losses. Because of the way the recapitalization is structured, our tax advisors have advised us that Section 382 should not apply to Bingham, so that income allocated to Bingham from Origen LLC may be fully offset by Bingham's pre-recapitalization net operating losses.

ACCOUNTING TREATMENT

     The recapitalization will be accounted for as a recapitalization of our operating subsidiaries under generally accepted accounting principles. Accordingly, there will be no adjustment to the historical cost basis carrying amounts of our assets and liabilities.

     The recapitalization will not result in a change in control of Origen LLC for accounting purposes and we will continue to present the financial position and results of operations of Origen LLC on a consolidated basis. An allocation of income or losses attributable to the non-controlling members under the provisions of the Origen LLC operating agreement will be accounted for in a manner similar to a minority interest.

REGULATORY APPROVALS

     Because the businesses of Origen LLC and its subsidiaries will be substantially the same as the current businesses of Origen, Inc. and it subsidiaries, Origen LLC and its subsidiaries will be subject to the same qualification and licensing requirements under various federal and state statutes and regulations to which Origen, Inc. and its subsidiaries are currently subject. Origen LLC and its subsidiaries must therefore qualify to do business and obtain various licenses and permits from federal and state regulators in the states in which they will conduct business. We anticipate obtaining all material licenses and permits before the recapitalization.

DESCRIPTION OF THE INVESTMENT AGREEMENT

     We have entered into an investment agreement with the Investors governing their proposed investments in Origen LLC. In exchange for membership interests in Origen LLC, we have agreed to merge our operating corporate subsidiaries into their "mirror" limited liability company counterparts and the Investors have agreed to contribute cash to Origen LLC. Because this is only a summary of the investment agreement, you are encouraged to read the full text of the investment agreement, as amended, a conformed copy of which is attached to this proxy as Appendix C.

     Upon the satisfaction of the conditions described below, we have agreed to complete the mergers and each of the Investors has agreed to make capital contributions to Origen LLC in exchange for the issuance of membership interests in Origen LLC as follows:

                                                       MEMBERSHIP          INITIAL CAPITAL
MEMBER                                                 INTERESTS             CONTRIBUTION
------                                                 ----------          ---------------
Bingham........................................  200,000 Series A Units   Subsidiary mergers
Shiffman Family LLC............................  84,211 Series B Units       $ 4,210,526
SUI TRS, Inc...................................  315,789 Series B Units      $15,789,474
Woodward Holding, LLC..........................  400,000 Series C Units      $20,000,000

The rights and preferences of the Origen LLC Series A, Series B and Series C membership interests are described in further detail above in "The Recapitalization and the Operating Agreement."

  Conditions to Our Obligations under the Investment Agreement

     We will not be obligated to complete the mergers under the investment agreement if:

     - Sun Communities Operating Limited Partnership has not provided or committed to provide Origen LLC the standby line of credit more fully described above under "The Recapitalization and the Operating Agreement -- Standby Line of Credit";

     - Mr. Shiffman and all entities owned or controlled by him and his immediate family members that own Bingham stock do not vote to approve the recapitalization; or

     - the Investors take any action that would prevent us from obtaining all material consents, approvals, licenses and permits required under the merger agreement, or gives rise to any litigation seeking to enjoin or rescind the recapitalization or which otherwise have a material adverse effect on Origen LLC or its business.

  Conditions to the Investors' Obligations under the Investment Agreement

     The Investors will not be obligated to make capital contributions to Origen LLC if:

     - our shareholders do not approve the recapitalization before October 31, 2001 (with an appropriate extension if we are diligently pursuing approval);

     - a material adverse change has occurred with respect to us, Origen LLC or our respective subsidiaries; or

     - certain conditions included in the merger agreement are not satisfied by specified dates.

  Break-Up Fee Payable by Us

     If the recapitalization does not occur, we must pay the Investors a $2 million break-up fee if:

     - our shareholders do not approve the recapitalization before October 31, 2001 (with an appropriate extension if we are diligently pursuing approval);

     - we, Origen LLC or our respective subsidiaries have caused a material adverse change to occur with respect to our respective businesses;

     - certain conditions included in the merger agreement are not satisfied by specified dates;

     - we have not obtained all material consents, approvals (other than shareholder approval), licenses and permits required under the merger agreement by December 31, 2001 and we are not diligently trying to satisfy those conditions;

     - all of the conditions to our obligation to complete the recapitalization have been satisfied and the Investors are willing to close, but we do not complete the mergers and otherwise proceed with the recapitalization; or

     - we abandon the recapitalization to pursue a business transaction with a third party.

If paid, this break-up fee will be the only amount we will owe the Investors as a result of the recapitalization not closing, except for payment of the commitment fee to Sun Communities Operating Limited Partnership under certain circumstances.

  Break-Up Fee Payable by Investors

     If the recapitalization does not occur, the Investors must pay us a $2 million break-up fee if:

     - all of the conditions to each of our and the Investors' obligations to complete the recapitalization have been satisfied and we are willing to close, but the Investors do not make their capital contributions to Origen LLC and otherwise proceed with the recapitalization;

     - Sun Communities Operating Limited Partnership has not provided or committed to provide Origen LLC the standby line of credit more fully described above under "The Recapitalization and the Operating Agreement -- Standby Line of Credit"; or

     - Mr. Shiffman and all entities owned or controlled by him and his immediate family members that own Bingham stock do not vote to approve the recapitalization.

If paid, this break-up fee will be the only amount the Investors will owe us as a result of the recapitalization not closing. If any conditions to completing the recapitalization are not satisfied because one or more of the Investors does not cooperate with us and regulatory authorities in obtaining licenses and permits necessary for Origen LLC's business, then neither we nor the Investors will be obligated to pay the other a break-up fee, and we will not be obligated to reimburse the Investors for any of their expenses in connection with the recapitalization.

  Reimbursement of Investors' Expenses

     If the recapitalization does not occur, except as noted below, we must reimburse the Investors for up to $300,000 of their expenses in connection with the recapitalization if:

     - we have diligently pursued, but by December 31, 2001 have not obtained all material consents, approvals (other than shareholder approval), licenses and permits required under the merger agreement;

     - a material adverse change has occurred with respect to Bingham, Origen LLC or their respective subsidiaries which was not caused by any of those entities;

     - there is any pending or threatened litigation seeking to enjoin or rescind the recapitalization (other than litigation brought or threatened on behalf of the Investors) or which otherwise would have a material adverse effect on Origen LLC or its business; or

     - Origen LLC has not entered into employment agreements and covenants not to compete with its key employees.

If we are required to reimburse the Investors for their expenses, we will not be required to pay them a break-up fee.

DESCRIPTION OF THE MERGER AGREEMENT

     We will enter into a merger agreement with Origen, Inc., its subsidiaries, Origen LLC and its subsidiaries. Because this is only a summary of the merger agreement, we encourage you to read the full text of form of merger agreement, a copy of which is attached to this proxy as Appendix D. The terms of the merger agreement may be amended from those set forth in Appendix D before it is executed.

  The Mergers

     Presently Origen, Inc., Origen LLC, and their respective subsidiaries are all direct or indirect subsidiaries of Bingham. Origen, Inc. and its subsidiaries currently conduct our operating business. Origen LLC and its subsidiaries are shell entities created for the purpose of completing the mergers.

     Origen, Inc. will be merged into Origen LLC. After the merger, Origen LLC will have all of the assets and liabilities of Origen, Inc. Each of Origen, Inc.'s subsidiaries will be merged into its respective counterpart shell subsidiary of Origen LLC. The surviving entities of those mergers will have all of the assets and liabilities of Origen, Inc.'s subsidiaries.

  Representations and Warranties of Bingham and Origen, Inc.

     Bingham and Origen, Inc. will make certain representations and warranties relating, among other things, to the following items, as they relate to Bingham, Origen, Inc. and Origen, Inc.'s subsidiaries:

     - corporate organization and good standing;

     - authority to enter into and perform their obligations under the merger agreement;

     - the operating assets of their business, and the sufficiency of the assets to carry on the business;

     - intellectual property;

     - contracts;

     - leased assets;

     - permits and licenses;

     - real property owned and leased;

     - loans, notes and accounts receivable;

     - liens;

     - condition of assets;

     - litigation;

     - business practices and compliance with applicable laws and regulations;

     - employees, employee relations and benefits;

     - financial statements;

     - absence of undisclosed liabilities;

     - tax matters;

     - environmental matters;

     - required consents, approvals and authorizations;

     - insurance;

     - recent conduct of the business and interim operations;

     - non-violation of any other agreements;

     - no required payment of brokerage or finder's fees;

     - the accuracy of information provided by Bingham and Origen, Inc.; and

     - capitalization.

  Representations and Warranties of Origen LLC

     Origen LLC will make certain representations and warranties relating, among other things, to the following items, as they relate to Origen LLC and its subsidiaries:

     - organization and good standing;

     - authority to enter into and perform their obligations under the merger agreement;

     - non-violation of any other agreements;

     - accuracy of information provided by the Origen LLC;

     - no required payment of brokerage or finder's fee; and

     - consents, approvals and authorizations.

  Survival of Representations and Warranties

     The representations and warranties of the parties will remain in full force and effect for three years after the closing date, except for:

     - representations regarding organization, good standing and authority, employee relations, employee benefits, financial statements and undisclosed liabilities, which will survive for the applicable statute of limitations; and

     - representations regarding environmental matters, which will survive indefinitely.

  Indemnification

     We will indemnify Origen LLC and its subsidiaries from and against any damage they may suffer as a result of:

     - any inaccuracy or misrepresentation in, or breach of any representation or warranty made by us or Origen, Inc. in the merger agreement or any related document;

     - any breach or failure of us, Origen, Inc. or any of Origen, Inc.'s subsidiaries to perform any covenant or agreement in the merger agreement or any related document;

     - any noncompliance with any bulk transfer law;

     - any third-party claim relating to items such as violation of environmental laws arising before the closing, any litigation pending or threatened before the closing, taxes or brokerage fees; and

     - any and all related expenses incident to the foregoing.

We will pledge our interest in Origen LLC to Origen LLC to secure our indemnity obligations under the merger agreement. In addition, Origen LLC may offset against any amount it owes us, including any distributions owed under the operating agreement, all amounts for which we must indemnify Origen LLC or its subsidiaries under the merger agreement.

     Origen LLC will indemnify us, Origen, Inc. and Origen, Inc.'s subsidiaries from and against damage we may suffer as a result of:

     - any inaccuracy or misrepresentation in, or breach of any representation or warranty made by Origen LLC in the merger agreement or any related document;

     - any breach or failure of Origen LLC or its subsidiaries to perform any covenant or agreement in the merger agreement or any related document;

     - any third-party claim relating to the failure of Origen LLC or its subsidiaries to pay or discharge any liability of Origen, Inc. and its subsidiaries, other than liabilities that we have agreed to indemnify Origen LLC and its subsidiaries against, such as liabilities arising from violation of environmental laws before the closing, any litigation pending or threatened before the closing, taxes and brokerage fees; and

     - any and all related expenses incident to the foregoing.

  Conditions to the Mergers

     Origen LLC and its subsidiaries will not be obligated to complete the mergers unless:

     - our and Origen, Inc.'s representations and warranties contained in the merger agreement are true as of the closing date;

     - we, Origen, Inc. and Origen, Inc.'s subsidiaries have performed and complied with all obligations required of us to be performed under the merger agreement;

     - we receive all required approvals and consents, including shareholder approval;

     - due diligence is satisfactorily completed;

     - there is no litigation pending or threatened seeking to enjoin or rescind the mergers or which otherwise would have a material adverse effect on Origen LLC or its business;

     - the schedules to the merger agreement are updated;

     - the merger agreement has not been terminated;

     - all required documents (including our covenant not to compete and employment agreements for key employees of Origen LLC) are delivered at the closing;

     - the assets of Origen, Inc. and its subsidiaries are free of any liens or encumbrances other than those permitted by the merger agreement;

     - Origen, Inc.'s business has been operated in its ordinary course with no material adverse change;

     - we transfer our assets and employees relating to the business to Origen, Inc.;

     - we deliver all required documents (including employment agreements or assignments of employment agreements for key employees, including Ronald
       A. Klein) at the closing; and

     - Origen LLC has obtained all licenses and permits necessary to operate the business.

     We, Origen, Inc. and Origen, Inc.'s subsidiaries will not be obligated to complete the mergers unless:

     - Origen LLC's representations and warranties contained in the merger agreement are true as of the closing date;

     - Origen LLC and its subsidiaries have performed and complied with all obligations required of them to be performed under the merger agreement;

     - the merger agreement has not been terminated;

     - Origen LLC and its subsidiaries deliver all required documents (including employment agreements or assignments of employment agreements for key employees, including Ronald A. Klein) at the closing; and

     - there is no litigation pending or threatened seeking to enjoin or rescind the mergers or which otherwise would have a material adverse effect on Origen LLC or its business.

  Operation of the Business Pending Closing

     Pending the closing, we, Origen, Inc. and Origen, Inc.'s subsidiaries have agreed to conduct their business only in the ordinary course, consistent with past practice. Through the Closing, each of us has agreed, without the prior written consent of Origen LLC, not to:

     - make or incur any capital expenditures with respect to our business in excess of $50,000 in any one transaction or series of similar transactions;

     - enter into any purchase order in excess of $10,000;

     - pay or declare any dividends or other distributions (other than payment of indebtedness) to any of our shareholders;

     - sell or transfer any assets, other than in the ordinary course of business;

     - terminate or amend any material contract;

     - issue or redeem, or agree to issue or redeem any shares of the capital stock, or grant any other options, rights or other entitlements in respect of shares of our capital stock;

     - subject any of our assets or leased personal property to, or permit any of our assets or leased personal property to become subject to, any lien other than in the ordinary course; or

     - enter into any agreement or commitment to do any of the foregoing.

  Termination

     The merger agreement may be terminated:

     - by the mutual consent of the parties;

     - by us, if any of the conditions to our obligation to close have not been satisfied or waived by the time of the closing;

     - by us, if Origen LLC or any of its subsidiaries breaches any covenant or agreement at a time when none of us, Origen, Inc. or any of Origen, Inc.'s subsidiaries is in default;

     - by Origen LLC, if any of the conditions to its obligations to close have not been satisfied or waived by the time of the closing; or

     - by Origen LLC, if we, Origen, Inc. or any of Origen, Inc.'s subsidiaries breaches any covenant or agreement at a time when none of Origen LLC or its subsidiaries is in default.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Based upon information available to us, the following table shows, as of November 16, 2001, the shareholdings of:

     - each person known to us to be the beneficial owner of more than 5% of our common stock;

     - each of our directors;

     - our chief executive officer and our four most highly compensated executive officers whose compensation exceeded $100,000 during 2000; and

     - all of our executive officers and directors as a group.

NAME AND ADDRESS OF                                AMOUNT AND NATURE OF        PERCENT OF
BENEFICIAL OWNER                                   BENEFICIAL OWNERSHIP   OUTSTANDING SHARES(1)
-------------------                                --------------------   ---------------------
Gary A. Shiffman................................          90,332(2)                3.54%
31700 Middlebelt Road, Suite 145
Farmington Hills, MI 48334
Ronald A. Klein.................................          41,633(3)                1.62
260 E. Brown Street, Suite 200
Birmingham, MI 48009
Robert H. Orley.................................          92,500(4)                3.63
2000 North Woodward, Suite 130
Bloomfield Hills, MI 48304
Brian M. Hermelin...............................         137,000(5)                5.37
2064 D Street
Belleville, MI 48111
Arthur A. Weiss.................................         146,920(6)                5.77
One Woodward Avenue, Suite 2400
Detroit, MI 48226

NAME AND ADDRESS OF                                AMOUNT AND NATURE OF        PERCENT OF
BENEFICIAL OWNER                                   BENEFICIAL OWNERSHIP   OUTSTANDING SHARES(1)
-------------------                                --------------------   ---------------------
Mark A. Gordon..................................             500(7)                   *
3155 W. Big Beaver Road
Troy, Michigan 48084
W. Anderson Geater, Jr..........................           3,333(8)                   *
260 E. Brown Street, Suite 200
Birmingham, MI 48009
J. Peter Scherer................................          14,708(9)                   *
260 E. Brown Street, Suite 200
Birmingham, MI 48009
Daniel E. Bober.................................         113,784(10)               4.47
260 E. Brown Street, Suite 200
Birmingham, MI 48009
Creighton J. Weber..............................         113,584(11)               4.47
260 E. Brown Street, Suite 200
Birmingham, MI 48009
Lois T. Shiffman................................         242,714(12)               9.54
5315 Isle Royale Ct
West Bloomfield, MI 48323
All current executive officers and directors as
  a group (8 persons)(13).......................         527,626                  20.28

-------------------------

 *   Less than 1% of the outstanding shares.

(1) In accordance with SEC regulations, the percentage calculations are based on 2,542,988 shares of common stock issued and outstanding as of November 16, 2001, plus shares of common stock which may be acquired pursuant to options exercisable within 60 days of November 16, 2001 by each individual or group listed.

(2) Includes 11,666 shares of common stock that may be acquired pursuant to options exercisable within 60 days of November 16, 2001.

(3) Includes 23,333 shares of common stock that may be acquired pursuant to options exercisable within 60 days of November 16, 2001 and 300 shares of common stock held by a trust for the benefit of Mr. Klein's wife.

(4) Includes 5,000 shares of common stock that may be acquired pursuant to options exercisable within 60 days of November 16, 2001. Includes 60,000 shares held by the Four O Group, L.L.C., a Michigan limited liability company, which are attributable to Mr. Orley because he is the manager of the limited liability company. Includes 7,500 shares held by Mr. Orley's wife that are attributable to him.

(5) Includes 5,000 shares of common stock that may be acquired pursuant to options exercisable within 60 days of November 16, 2001. Includes 70,000 shares of common stock held by Kamar J. Fabri, a Michigan limited partnership, and 18,000 shares of common stock held by Lamm Investments, a Michigan limited partnership, which are attributable to Mr. Hermelin because he is the President of Gamm, Inc. a Michigan corporation and the general partner of the partnerships.

(6) Includes 49,420 shares of common stock held by the Lois T. Shiffman Qualified Annuity Trust u/t/a dated March 20, 2000, of which Mr. Weiss is the sole trustee; 22,500 shares of common stock held by the 1997 Shiffman Charitable Remainder Trust, of which Mr. Weiss is the co-trustee; and 67,000 shares of common stock owned by the Estate of Milton M. Shiffman, of which Mr. Weiss is the co-personal representative. Mr. Weiss disclaims beneficial ownership of all such shares. Includes 5,000 shares of common stock that may be acquired pursuant to options exercisable within 60 days of November 16, 2001.

(7) Includes 500 shares of common stock that may be acquired pursuant to options exercisable within 60 days at November 16, 2001.

(8) Includes 3,333 shares of common stock that may be acquired pursuant to options exercisable within 60 days of November 16, 2001.

(9) Includes 4,999 shares of common stock that may be acquired pursuant to options exercisable within 60 days of November 16, 2001.

(10) Includes 200 shares of common stock held by two trusts for the benefit of Mr. Bober's children, as to which beneficial ownership is disclaimed. We have agreed to file a registration statement to register 350,065 shares of our common stock held by the former owners of Bloomfield Acceptance Company, L.L.C., and Bloomfield Servicing Company, L.L.C., our former commercial real estate mortgage lending and servicing subsidiaries. We sold substantially all of the assets of these subsidiaries in June 2001. Persons whose shares will be registered include Mr. Bober and Mr. Weber, each of whom resigned as a director and executive officer of Bingham when the assets were sold, and various former employees of the subsidiaries.

(11) We have agreed to file a registration statement to register 350,065 shares of our common stock held by the former owners of Bloomfield Acceptance Company, L.L.C., and Bloomfield Servicing Company, L.L.C., our former commercial real estate mortgage lending and servicing subsidiaries. We sold substantially all of the assets of these subsidiaries in June 2001. Persons whose shares will be registered include Mr. Bober and Mr. Weber, each of whom resigned as a director and executive officer of Bingham when the assets were sold, and various former employees of the subsidiaries.

(12) Includes 22,500 shares of common stock held by the 1997 Shiffman Charitable Remainder Trust, of which Mrs. Shiffman is the co-trustee, and 67,000 shares of common stock held by the Estate of Milton M. Shiffman, of which Mrs. Shiffman is a co-personal representative.

(13) Includes 45,498 shares of common stock that may be acquired pursuant to options exercisable within 60 days of November 16, 2001. Includes 138,920 shares of common stock owned by executive officers and directors with respect to which beneficial ownership is disclaimed. Does not include holdings of Mr. Bober or Mr. Weber, each of whom resigned as a director and executive officer of Bingham as of June 13, 2001.

                              GENERAL INFORMATION

SHAREHOLDERS' PROPOSALS

     Any and all shareholder proposals for inclusion in the proxy materials for Bingham's annual meeting of shareholders to be held in 2002 must comply with the rules and regulations promulgated under the Securities Exchange Act of 1934 and must be received by Bingham, at its offices at 260 East Brown Street, Suite 200, Birmingham, Michigan 48009, a reasonable time before Bingham begins to print and mail its proxy materials for that meeting. Bingham will announce a definitive shareholder proposal deadline before the 2002 annual meeting. Proposals should be addressed to Bingham's Secretary.

     Bingham's bylaws also contain certain provisions that affect shareholder proposals. Bingham's bylaws provide that: (a) with respect to a meeting of shareholders, nominations of persons for election to the board of directors and the proposal of business to be considered by shareholders may be made only (i) pursuant to Bingham's notice of the meeting, (ii) by the board of directors, or

(iii) by a shareholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the bylaws; and (b) with respect to special meetings of shareholders, only the business specified in Bingham's notice of meeting may be brought before the meeting of shareholders, and nominations of persons for election to the board of directors may be made only
(i) by the board of directors, or (ii) provided that the board of directors has determined that directors shall be elected at such meeting, by a shareholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the bylaws.

OTHER MATTERS

     Management knows of no matters that will be presented for consideration at the meeting other than those stated in the notice of meeting. However, if any other matters properly come before the meeting, the persons named in the accompanying proxy form will vote the proxy in accordance with their best judgment regarding such matters, should an emergency or unexpected occurrence make the use of such discretionary authority necessary. If you submit a proxy instructing the persons designated in the proxy to vote for the recapitalization or without directions, they will have discretion to vote your shares upon any procedural matter relating to the meeting, including the right to vote for any postponement or adjournment thereof proposed by the Bingham board of directors, including a postponement or adjournment to solicit additional proxies. Conversely, if you submit a proxy instructing the persons designated in the proxy to vote against the recapitalization, they will not have discretion to vote your shares for any proposed postponement or adjournment of the meeting, including a postponement or adjournment to solicit additional proxies, and regarding other matters incident to the conduct of the meeting.

     WE REQUEST THAT SHAREHOLDERS COMPLETE, DATE AND SIGN THE ACCOMPANYING FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                      By Order of the Board of Directors

                                      GARY A. SHIFFMAN
                                      Chairman of the Board and Secretary

Dated: December 6, 2001

                                                                      APPENDIX A
                  FORM OF LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                            ORIGEN FINANCIAL, L.L.C.

THE UNITS REPRESENTED BY THIS LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, THE DELAWARE UNIFORM SECURITIES ACT OR THE SECURITIES LAWS OF ANY OTHER STATE. TRANSFER OF SUCH UNITS IS RESTRICTED BY THE TERMS OF THIS LIMITED LIABILITY COMPANY AGREEMENT.

                               TABLE OF CONTENTS

                                                                         PAGE
                                                                         ----
 1.  CONTINUATION AND PURPOSE..........................................   A-1
     1.1   Continuation................................................   A-1
     1.2   Purpose.....................................................   A-1
     1.3   Name........................................................   A-2
     1.4   Principal Place of Business.................................   A-2
     1.5   Registered Office and Resident Agent........................   A-2
     1.6   Duration....................................................   A-2
 2.  CAPITAL CONTRIBUTIONS, UNITS AND RELATED MATTERS..................   A-2
     2.1   Capital Contributions.......................................   A-2
     2.2   Units.......................................................   A-2
     2.3   Additional Capital Contributions............................   A-2
           (a) Additional Capital Calls................................   A-2
           (b) Member's Failure to Make Additional
           Contribution -- Dilution....................................   A-3
     2.4   Contribution Returns........................................   A-3
     2.5   No Third Party Beneficiaries................................   A-3
 3.  PROFITS, LOSSES AND DISTRIBUTIONS.................................   A-4
     3.1   Allocation of Profits and Losses............................   A-4
     3.2   Tax Allocations.............................................   A-4
           (a) Taxable Income..........................................   A-4
           (b) Tax Losses..............................................   A-4
           (c) Section 704(c) Allocations..............................   A-4
     3.3   Special Allocations.........................................   A-5
           (a) Company Minimum Gain Chargeback.........................   A-5
           (b) Member Nonrecourse Debt Minimum Gain Chargeback.........   A-5
           (c) Qualified Income Offset.................................   A-5
           (d) Nonrecourse Deductions..................................   A-5
           (e) Member Nonrecourse Deductions...........................   A-5
     3.4   Curative Allocations........................................   A-5
     3.5   Tax Distributions...........................................   A-6
     3.6   Distributions of Excess Cash................................   A-6
     3.7   Limitations on Distributions................................   A-6
 4.  MANAGEMENT OF THE COMPANY; RIGHTS AND DUTIES OF THE MANAGER.......
                                                                          A-6
     4.1   Management by Board of Managers; Number.....................   A-6
     4.2   Power and Authority.........................................   A-7
     4.3   Meetings of the Board of Managers; Voting Requirements;
           Actions by Written Consent..................................   A-8
           (a) Notice of Meeting.......................................   A-8
           (b) Attendance..............................................   A-9
           (c) Voting Requirements; Action by Written Consent..........   A-9
           (d) Miscellaneous Matters...................................   A-9

                                                                         PAGE
                                                                         ----
     4.4   Standard of Care; Liability; Indemnification;
           Confidentiality.............................................   A-9
           (a) Standard of Care........................................   A-9
           (b) Liability...............................................  A-10
           (c) Indemnification.........................................  A-10
           (d) Confidentiality.........................................  A-10
     4.5   Tenure; Resignation; Removal; Vacancies.....................  A-10
           (a) Tenure..................................................  A-10
           (b) Annual Appointment......................................  A-10
           (c) Resignation.............................................  A-11
           (d) Removal.................................................  A-11
           (e) Vacancies...............................................  A-11
           (f) Independent Manager.....................................  A-11
     4.6   Self-Dealing................................................  A-11
     4.7   Devotion of Time to Company.................................  A-12
     4.8   Compensation and Expenses...................................  A-12
     4.9   Officers....................................................  A-12
           (a) Optional Appointment....................................  A-12
           (b) Tenure..................................................  A-12
           (c) Resignation.............................................  A-12
           (d) Removal.................................................  A-12
           (e) Vacancies...............................................  A-13
           (f) President and Chief Executive Officer...................  A-13
           (g) Chief Financial Officer.................................  A-13
           (h) Vice Presidents.........................................  A-13
           (i) Secretary...............................................  A-13
           (j) Assistant Secretaries...................................  A-13
     4.10  Employment Agreements.......................................  A-14
 5.  RIGHTS AND DUTIES OF MEMBERS......................................  A-14
     5.1   Participation in Management; Voting Rights..................  A-14
     5.2   Withdrawal; Expulsion.......................................  A-14
           (a) Withdrawal..............................................  A-14
           (b) Expulsion...............................................  A-14
           (c) Death...................................................  A-14
     5.3   Limited Liability of Members................................  A-14
     5.4   Access to Company Information...............................  A-14
     5.5   Meetings of the Members; Actions by Written Consent.........  A-15
           (a) Notice of Meeting.......................................  A-15
           (b) Attendance..............................................  A-15
           (c) Quorum..................................................  A-15
           (d) Voting Requirements.....................................  A-15
           (e) Adjournment.............................................  A-15

                                                                         PAGE
                                                                         ----
           (f) Minutes.................................................  A-16
           (g) Action by Written Consent...............................  A-16
     5.6   Sale of the Company.........................................  A-16
 6.  ASSIGNMENT OF UNITS AND ADMISSION OF ADDITIONAL MEMBERS...........  A-17
     6.1   Compliance with Securities Laws.............................  A-17
     6.2   Assignments and Substitute Members..........................  A-17
           (a) Effect of Assignments...................................  A-17
           (b) Substitute Members......................................  A-17
           (c) Effect of Assignment....................................  A-18
     6.3   Section 754 Election........................................  A-18
     6.4   Admission of Additional Members.............................  A-18
     6.5   Amendment of Limited Liability Company Agreement to Reflect
           Assignment..................................................  A-19
     6.6   Definition..................................................  A-19
     6.7   Call Option.................................................  A-19
 7.  NOTICES...........................................................  A-20
     7.1   Manner of Delivery..........................................  A-20
     7.2   Date........................................................  A-20
     7.3   Change of Address...........................................  A-21
 8.  DISSOLUTION.......................................................  A-21
     8.1   Events of Dissolution.......................................  A-21
     8.2   Winding Up and Liquidating Distributions....................  A-21
 9.  MISCELLANEOUS.....................................................  A-22
     9.1   Books and Records...........................................  A-22
     9.2   Financial Statements........................................  A-22
     9.3   Governing Law...............................................  A-22
     9.4   Amendments..................................................  A-22
     9.5   Binding Effect..............................................  A-22
     9.6   Severability................................................  A-22
     9.7   Construction................................................  A-22
     9.8   Pronouns....................................................  A-22
     9.9   Counterparts and Facsimile Signatures.......................  A-22
     9.10  Tax Matters Partner.........................................  A-23
10.  DEFINITIONS.......................................................  A-23
     10.1  Definitions.................................................  A-23

                  FORM OF LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                            ORIGEN FINANCIAL L.L.C.

     This Limited Liability Company Agreement of Origen Financial, L.L.C. a Delaware limited liability company (the "Company"), is made and entered into as
of           , 2001, by and among the parties signing this Limited Liability
Company Agreement on the signature page hereto and all other persons who become members of the Company after the date hereof (the "LLC Agreement"). This LLC Agreement shall be null and void and of no effect whatsoever absent consummation of the Transactions (as defined below). Certain capitalized terms used in this Limited Liability Company Agreement are defined in Section 10 below.

                                    RECITALS

     A. The Company was organized on June 15, 2001 by filing a Certificate of Formation with the Delaware Secretary of State. The Company has not engaged in any business to date. The Company is the sole owner of four subsidiary limited liability companies: Origen Special Purpose, L.L.C., Origen Manufactured Home Financial, L.L.C. and Origen Special Purpose II, L.L.C., each organized in Delaware, and Origen Insurance Agency, L.L.C., organized in Virginia (collectively, the "Company Subsidiaries").

     B. The Original Member has been the sole member of the Company since the date the Company was organized but has heretofore not contributed any assets or services to the Company.

     C. Subject to and in accordance with the provisions of Section 2.1, pursuant to the Mergers, the Original Member will transfer certain assets and liabilities to the Company and concurrent therewith the Original Member will admit certain new members to the Company (collectively, the "Transactions").

     D. The parties hereto desire to set forth in this Limited Liability Company Agreement their entire agreement and understanding with respect to the constitution and operation of the Company after the date hereof.

                                   COVENANTS

     NOW, THEREFORE, for and in consideration of the Recitals set forth above and other good and valuable consideration, the receipt and adequacy of which are acknowledged, the parties to this Limited Liability Company Agreement agree as follows:

1.  CONTINUATION AND PURPOSE

     1.1 Continuation. The parties hereto agree to continue the Company as a limited liability company under and pursuant to the provisions of the Delaware Act and agree that the rights, duties and liabilities of the Members and the Board of Managers shall be as provided in the Delaware Act, except as otherwise provided herein. The Original Member represents that the Company has not heretofore engaged in any business.

     1.2 Purpose. The Company was organized for the purpose of engaging in any activity within the purposes for which limited liability companies may be formed under the Delaware Act, including, without limitation, the following:

          (a) originating and underwriting manufactured home loans;

          (b) brokering, selling or securitizing manufactured home loans originated by the Company;

          (c) servicing manufactured home loans, including processing payments and remitting them to investors as required under the relevant servicing contracts and repossessing and reselling homes on defaulted contracts; and

          (d) doing any and all things incidental to any of the activities described above.

     1.3 Name. The name of the Company shall be Origen Financial L.L.C. The Company may conduct its business under one or more assumed names, as the Board of Managers deems appropriate in its sole discretion.

     1.4 Principal Place of Business. The Company's principal place of business shall be located at 260 East Brown Street, Suite 200, Birmingham, Michigan 48009. The Company may establish additional places of business, and may change the location of its principal place of business or any additional place of business, as the Board of Managers deems appropriate in its sole discretion.

     1.5 Registered Office and Resident Agent. The Company's registered office shall be 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and its resident agent at the registered office shall be The Corporation Trust Company. The Board of Managers shall have the authority to change either the Company's registered office or its resident agent or both, as the Board of Managers deems appropriate in its sole discretion. If the Company's resident agent resigns, the Board of Managers shall promptly appoint a successor resident agent and designate a successor registered office. The Board of Managers shall have the authority to amend the Certificate of Formation (in the manner provided in Section 18 -- 202 of the Delaware Act) to reflect any change in the Company's registered office or resident agent, no matter how effected.

     1.6 Duration. Unless its duration is limited in the Certificate of Formation, the Company shall exist perpetually, subject to earlier dissolution in accordance with either the other provisions of this Limited Liability Company Agreement or the provisions of the Delaware Act.

2.  CAPITAL CONTRIBUTIONS, UNITS AND RELATED MATTERS

     2.1 Capital Contributions. On the Effective Date, the Original Member will cause the Mergers to occur pursuant to the Merger Agreement, which will vest ownership of all operations of Origen Financial Inc., Origen Special Holdings Corporation, Origen Manufactured Home Financial, Inc. and Origen Insurance Agency, Inc. in the Company and the Company Subsidiaries. In consideration thereof, the Original Member shall be issued the number of Series A Units set forth opposite its name on Exhibit A, and the parties hereto agree that the initial Capital Account of the Original Member shall be zero ($0.00). Also on the Effective Date, each other Member shall make, in the form of cash, the initial Capital Contribution and shall be issued the number of Series B or Series C Units set forth opposite its name on Exhibit A hereto.

     2.2 Units. The Members' respective interests in the governance, capital, Profits, Losses and distributions of the Company are represented by "Units." Units include Series A, Series B, Series C and Series D Units. The aggregate Units of all Members represent 100% of the total interest of Members in the votes, capital, Profits, Losses and distributions of the Company. Series C Units have no voting rights. Series D Units shall be issued solely to Key Employees as described in Section 6.4(c). As of the Effective Date, the total number of Units held by each of the Members are set forth in Exhibit A.

     2.3 Additional Capital Contributions.

          (a) Additional Capital Calls. If the Board of Managers determines, in its sole and absolute discretion, at any time or from time to time, that the Company requires additional capital ("Additional Capital"), in the form of Capital Contributions other than the Members' initial Capital Contributions set forth on Exhibit A, in order to enable the Company to pay its operating expenses, to meet its obligations in a timely fashion, to maintain sufficient working capital, to make any other expenditures necessary or desirable to carry out its objectives or for any other purpose whatsoever, the Board of Managers, on behalf of the Company, shall call for such Additional Capital by written notice to all Members. Each Member shall be required to deliver his, her or its Share (defined below) of such Additional Capital to the Company on or before the fifteenth (15th) day after the date on which such notice was given, and on the receipt of such Share, each Member's Capital Account shall be increased by the amount of his, her or its Share. Each Member's "Share" of the Additional Capital shall equal the product of the Additional Capital and such Member's ownership percentage of outstanding Units, calculated as a fraction, the numerator of which is the number of such Member's Units and the denominator of which is the total number of Units outstanding at the time of the capital call.

          (b) Member's Failure to Make Additional Contribution -- Dilution. If any Member (a "Defaulting Member") fails to advance all or any portion of his, her or its Share of any Additional Capital called for by the Company within the 15-day time period described in Section 2.3(a) above, any of the other Members (each a "Contributing Member") may, but are not obligated to, contribute all or a portion of the amount which such Defaulting Member failed to advance. In such event, and following such contributions, the number of Units of each Member shall be adjusted as follows:

             (i) The adjusted number of Units held by each Contributing Member shall be equal to a percentage of the total number of Units held by all Members, with such percentage being equal to a percentage which is the equivalent of the fraction, the numerator of which is the Capital Account balance of such Contributing Member, subsequent to contribution of the Additional Capital and the denominator of which is the aggregate of all Member Capital Account balances, subsequent to contribution of the Additional Capital; provided, however, that all Capital Accounts shall first be adjusted in accordance with (ii) of the definition of Gross Asset Value in Section 10.1(s) hereof; and provided further, solely for purposes of this Section 2.3(b), the initial Capital Account of the Original Member shall be deemed to equal $10 million; and

             (ii) The adjusted number of Units of each Defaulting Member shall be equal to a percentage of the total number of Units held by all Members, with such percentage being equal to a percentage which is the equivalent of the fraction, the numerator of which is the Capital Account balance of such Defaulting Member, subsequent to contribution of the Additional Capital and the denominator of which is the aggregate of all Member Capital Account balances, subsequent to contribution of the Additional Capital; provided, however, that all Capital Accounts shall first be adjusted in accordance with (ii) of the definition of Gross Asset Value in Section 10.1(s) hereof; and provided further, solely for purposes of this Section 2.3(b), the initial Capital Account of the Original Member shall be deemed to equal $10 million.

             In the event that more than one Member desires to contribute a Defaulting Member's Share of Additional Capital, such Members may do so pro rata, in accordance with their relative current Unit holdings.

     2.4 Contribution Returns. Except as otherwise provided in this Limited Liability Company Agreement, a Member is not entitled to the return of any part of the Member's Capital Contributions or to be paid interest in respect of either the Member's Capital Account or Capital Contributions. Except as provided herein, an unpaid Capital Contribution is not a liability of the Company or of any Member.

     2.5 No Third Party Beneficiaries. The obligations undertaken by the Members in this Limited Liability Company Agreement, including their obligations, if any, to make Capital Contributions, loans and reimbursements, are for the benefit of the Company and the Members only, and neither any creditor of the Company or of any Member, nor any other party (other than a successor in interest to the Company or the Members), shall have the right to rely on or enforce the provisions of this Limited Liability Company Agreement as a third-party beneficiary or otherwise. Without limiting the generality of the foregoing, the Board of Managers, to the extent provided in Section 2.3 above only, shall have the sole discretion whether to make capital calls, and neither any creditor of the Company or of any Member, nor any other party, may compel a capital call, regardless of whether the Company's assets are sufficient to provide for its liabilities. In addition, the discretions granted to the Board of Managers and the Members in this Limited Liability Company Agreement are personal to them, and no receiver, trustee or liquidator of the Company's business shall the right or power to exercise any such discretions.

3.  PROFITS, LOSSES AND DISTRIBUTIONS

     3.1 Allocation of Profits and Losses. For financial accounting purposes exclusively, Profits and Losses of the Company shall be allocated proportionately among the Members, in accordance with their percentage ownership of Units (regardless of the Series).

     3.2 Tax Allocations.

          (a) Taxable Income. Subject to Sections 3.2(c), 3.3 and 3.4, Company income or gain, as computed for Federal income tax purposes, shall be allocated:

             (i) First, to the Members pro rata, in proportion to, and to the extent of, any tax losses previously allocated to them pursuant to
        Section 3.2(b)(iv) below;

             (ii) Next, to the holders of Series B, C and D Units pro rata, in proportion to, and to the extent of, any tax losses previously allocated to them pursuant to Section 3.2(b)(iii) below; and

             (iii) Then, to the Original Member, to the extent of $10,000,000;
        and

             (iv) Finally, to the Members pro rata, in proportion to their respective Unit holdings.

          (b) Tax Losses. Subject to Sections 3.2(c), 3.3 and 3.4, Company losses, as computed for federal income tax purposes, shall be allocated:

             (i) First, to the Members pro rata, in proportion to, and to the extent of, any taxable income or gain previously allocated to them pursuant to Section 3.2(a)(iv) above;

             (ii) Next, to the Original Member, to the extent of taxable income or gain previously allocated to it pursuant to Section 3.2(a)(iii) above;

             (iii) Then, to the holders of Series B, C and D Units, pro-rata, in proportion to, and to the extent of, their Net Capital Contributions; and

             (iv) Finally, to the Members pro rata, in proportion to their percentage ownership of Units.

          (c) Section 704(c) Allocations.  Notwithstanding Sections 3.2(a) and
     (b) above, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company will, solely for tax purposes, in accordance with Code Section 704(c) and the related Treasury Regulations, be allocated among the Members so as to take account of any variation between the adjusted basis to the Company of the property for Federal income tax purposes and the initial Gross Asset Value of the property (computed in accordance with subparagraph (i) of the definition of Gross Asset Value) in the manner described in Treasury Regulations at Section 1.704-3(d), using the remedial method of allocation. The parties hereto acknowledge that the Original Member has made its initial Capital Contribution in the form of property with an aggregate fair market value of zero ($0.00) dollars; notwithstanding, the Board of Managers in the exercise of its reasonable discretion, in accordance with the Treasury Regulations, shall determine the amount of built-in-gain or loss of each particular asset contributed by the Original Member. If the Gross Asset Value of any Company asset is adjusted under subparagraph (ii) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to that asset will also take account of any variation between the adjusted basis of the asset for federal income tax purposes and its Gross Asset Value in the manner described in

     Treasury Regulations at Section 1.704-3(d), using the remedial method of allocation. Allocations under this Section 3.2(c) are solely for purposes of Federal, state and local taxes and will not affect, or in any way be taken into account in computing, but only to the extent of such built-in gain (or loss), any Member's Capital Account or other items or distributions under any provision of this Limited Liability Company Agreement.

     3.3 Special Allocations. Special allocations of items of income, gain, loss, deduction and credit shall be made in the following order and priority:

          (a) Company Minimum Gain Chargeback. Notwithstanding any other provision of this Limited Liability Company Agreement, if there is a net decrease in Company Minimum Gain during any taxable year or other period for which allocations are made, and such decrease is not the result of any of the circumstances set forth in Treasury Regulations Sections 1.704-2(f)(2) or 1.704-2(f)(3), then each Member will be specially allocated items of Company income and gain for that period (and, if necessary, subsequent periods) to the extent of an amount equal to such Member's Share of the Net Decrease in Company Minimum Gain. This Section 3.3(a) is intended to comply with the minimum gain chargeback requirement of Treasury Regulations Section 1.704-2(f)(1) and shall be interpreted consistently therewith.

          (b) Member Nonrecourse Debt Minimum Gain Chargeback. Notwithstanding any other provision of this Limited Liability Company Agreement, except
     Section 3.3(a), if there is a net decrease in Member Nonrecourse Debt Minimum Gain with respect to a Member Nonrecourse Debt during any taxable year or other period for which allocations are made, and such decrease is not the result of one of the circumstances described in the third sentence of Treasury Regulations Section 1.704-(2)(i)(4), then each Member will be specifically allocated items of Company income and gain for such year or other period (and, if necessary, subsequent periods) to the extent of an amount equal to such Member's Share of the Net Decrease in Member Nonrecourse Debt Minimum Gain. This Section 3.3(b) is intended to comply with the minimum gain chargeback requirement of Treasury Regulations
     Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

          (c) Qualified Income Offset. A Member who unexpectedly receives any adjustment, allocation or distribution described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5), or (6) will be specially allocated items of Company income and gain (including gross income) in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of the Member as quickly as possible, provided that an allocation pursuant to this Section 3.3(c) will be made if and only to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article 3 have been tentatively made as if this Section 3.3(c) were not in the Limited Liability Company Agreement.

          (d) Nonrecourse Deductions. Company Nonrecourse Deductions for any taxable year or other period for which allocations are made will be allocated among the Members in proportion to their percentage ownership of Units.

          (e) Member Nonrecourse Deductions. In accordance with Treasury Regulations Section 1.704-2(i)(1), any Member Nonrecourse Deductions for any taxable year or other period for which allocations are made will be allocated to the Member that bears the economic risk of loss with respect to the Member Nonrecourse Debt to which the Member Nonrecourse Deductions are attributable.

     3.4 Curative Allocations. The allocations set forth in Section 3.3 are intended to comply with certain requirements of Treasury Regulations Sections 1.704-1 and 1.704-2, but may not be consistent with the manner in which the Members intend to share the economic benefits of the Company. To insure that Members' economic arrangements are not distorted, the Board of Managers shall have sole discretion to request a waiver of the minimum gain chargeback and member nonrecourse debt minimum gain chargeback rules, pursuant to Treasury Regulations Sections 1.704-2(f)(4) and 1.704-2(i)(4), respectively. In addition, the Board of Managers is authorized to divide allocations of income, loss, deduction and credit among the Members so as to prevent the allocations in Section 3.3 from distorting the manner in which Company distributions would be divided among the Members pursuant to this Article 3 but for application of Section 3.3. The Board of Managers will have discretion to accomplish this result in any reasonable manner that is consistent with Code Section 704 and the Treasury Regulations.

     3.5 Tax Distributions. On or before March 15 of each year, the Board of Managers shall cause the Company to distribute to each Member, to the extent of available Excess Cash, an amount equal to such Member's Tax Distribution computed with respect to the previous calendar year and, to the extent Tax Distributions for any prior year were not made in full, the amount of such deficiency. Whenever feasible, the Company shall estimate the amount of the Tax Distributions, and proportionately distribute the same concurrently with the Members' need to make estimated tax payments.

     3.6 Distributions of Excess Cash. Subject to Section 8.2 hereof with respect to liquidating distributions, and subsequent to the payment of all accrued but unpaid Tax Distributions, the Board of Managers may distribute the Excess Cash to the Members, at such times as the Board of Managers may determine in its sole discretion, provided that such distributions are in the following priority:

          (a) First, to the Series B, C and D Members, pro-rata in proportion to and to the extent of their Net Capital Contributions;

          (b) Next, to the Original Member, to the extent of the balance in its Capital Account, provided, however, that such amount shall in no event exceed $10,000,000; and

          (c) Finally, to the Members pro-rata, in proportion to the percentage ownership of their Units.

     3.7 Limitations on Distributions. Distributions, whether pursuant to Sections 3.5 or 3.6 above, may be made from any source; provided they do not violate any agreement that the Company has with any of its creditors or any provision of the Delaware Act. In the event that any Tax Distributions to be made in accordance with Section 3.5 above would violate any such agreement or provision, or would cause any of such limitations to occur, to the extent permitted, the Board of Managers shall make such distributions pro rata to the Members, in accordance with the respective Tax Distributions due them.

4.  MANAGEMENT OF THE COMPANY; RIGHTS AND DUTIES OF THE MANAGER

     4.1 Management by Board of Managers; Number. The Company shall be managed by a Board of Managers, which shall consist of no less than three (3) nor more than five (5) individuals, none of whom are required to be Members. Members of the Board shall have a total of five (5) votes. The Members owning Series A Units shall have the right to appoint up to two members of the Board of Managers and shall control two (2) of the Board's five (5) votes. Members owning Series B Units shall have the right acting unanimously to appoint up to two members of the Board of Managers and shall control two (2) of the Board's five (5) votes. The fifth vote of the Board of Managers shall be held by a person jointly selected by the other four managers; provided, however, that such person is not an Affiliate of either the Original Member, Sun Communities, Inc. or Sun Communities Operating Limited Partnership (the "Independent Manager"). The initial member of the Board of Managers appointed by the Members owning Series A Units shall be Ronald A. Klein (2 votes). The initial member of the Board of Managers appointed by the Members owning Series B Units shall be Gary A. Shiffman (2 votes).

     4.2 Power and Authority. The Board of Managers shall have full and complete power, authority and discretion to manage and control the Company and its business and to make all incidental decisions, subject only to Section 5.1 below and any power and authority which this Limited Liability Company Agreement or the Delaware Act expressly vests in the Members or any number of them. Without limiting the generality of the immediately preceding sentence, but subject to Section 5.1 below and any power and authority which this Limited Liability Company Agreement or the Delaware Act expressly vests in the Members or any number of them, the Board of Managers shall have the power, authority and discretion, for and on behalf of the Company:

          (a) To borrow money, in the ordinary course of the Company's business of underwriting manufactured home loans, and to secure such loans by security interests in or liens or other encumbrances on, property of the Company;

          (b) To broker, sell or securitize manufactured home loans and commercial loans originated or held by the Company;

          (c) To purchase any interest in any real or personal property, to hold such interest, if appropriate, for investment and appreciation and to ultimately sell, transfer, assign, convey, exchange or otherwise dispose of all or any portion of such interest;

          (d) To make, in the ordinary course of the Company's business, capital expenditures for the acquisition of or addition to any machinery, equipment, motor vehicles, fixtures, furniture or other property;

          (e) To sell, transfer, assign, convey, exchange or otherwise dispose of, in the ordinary course of the Company's business, any real or personal property of the Company, or any interest in such property;

          (f) To lease, in the ordinary course of the Company's business, real or personal property, whether the term of such leases (or any renewals of such leases) extend beyond the Company's duration;

          (g) To demand, sue for, settle, collect, receive and give releases and discharges for all moneys, debts, accounts, interest, dividends, securities and other tangible or intangible personal or real property which now is due or belongs, or in the future shall be due or belong, to the Company;

          (h) To purchase, in the ordinary course of the Company's business, any interest in any real or personal property for use in connection with the Company's business and, to the extent such purchases are for supplies to be used in connection with the Company's business, to incur unsecured debts owed to the Company's vendors;

          (i) To settle and pay the Company's debts and obligations;

          (j) To engage, employ and dismiss employees, independent contractors, attorneys, accountants and other persons hired to perform management, administrative, sales or other services for and on behalf of the Company, and to define such persons' respective duties and establish their compensation or remuneration;

          (k) To make temporary advances to employees, representatives or agents of the Company for business travel and other similar purposes in the ordinary course of the Company's business;

          (l) To procure and maintain insurance policies for the protection of or for any purpose beneficial to the Company;

          (m) To purchase and maintain insurance on behalf of the Board of Managers against any liability or expense asserted against or incurred by the members of the Board in any such capacity or arising out of their status as members of the Board of Managers, whether or not the Company has or could indemnify them against such liability or expense;

          (n) To open, maintain, deposit into and withdraw from bank accounts, and, if desired, to designate other persons to execute checks or drafts on such accounts;

          (o) To invest Company funds temporarily in (by way of example but not limitation) time deposits, short-term governmental obligations, commercial paper or other investments;

          (p) To commence, prosecute and defend all actions and other proceedings affecting the Company in any way;

          (q) To negotiate, prepare, modify, execute, deliver and amend any and all contracts, agreements and documents to which the Company is or proposes to become a party, including, without limitation, loan agreements, notes, mortgages, security agreements and other loan documents and instruments;

          (r) Generally, to carry on the Company's business in the ordinary course, to manage the Company's day-to-day operations and to carry out the development and expansion of the Company and its business in the ordinary course;

          (s) To do such other acts as have been authorized by the affirmative vote of the Members, taken in accordance with Section 5.1 below (unless a greater percentage is specifically required pursuant to the Delaware Act, the Certificate of Formation or this Limited Liability Company Agreement);

          (t) To make capital calls as provided in Section 2.3 hereof and to sell and determine the price for additional Units;

          (u) To determine, by unanimous vote of Managers other than those appointed by the Original Member, whether the Company should consummate a Capital Event;

          (v) To make loans to the Original Member, on such terms and conditions as determined by Managers other than those persons appointed by the Original Member, for the purpose of allowing Bingham to fund expenses necessary to preserve its status as a public company, but in any event, not
     in excess of $          ;

          (w) In the event the Company secures mezzanine financing exceeding $10 million, to determine whether, if permitted by the terms of the debt instruments to which the Company is then a party, to cause the Company to distribute to the Members holding Series B and Series C Units, pro-rata in proportion to their respective ownership of such Units (regardless of Series), as a return of capital, the proceeds of such mezzanine financing in excess of $10 million, but in no event greater than $40 million, (which such distribution shall in no event reduce the number of Series B or Series C Units owned by such holders); provided, however, that such determination shall be made unanimously by the Board of Managers other than those appointed by the Original Member; and

          (x) To negotiate, prepare, modify, change, execute, deliver and, if appropriate, file or record any and all documents, agreements, instruments and papers, and to do and perform any and all acts and deeds, which are or become necessary, proper, convenient or desirable in connection with or in furtherance of any of the powers enumerated above or in order to effectuate or carry out the Company's purpose, as described in Section 1.2 above.

     4.3 Meetings of the Board of Managers; Voting Requirements; Actions by Written Consent.

          (a) Notice of Meeting. Any member of the Board of Managers may call a meeting of the Board by giving written notice to each member specifying the date (which may not be more than three (3) business days after the notice is given), time, place and purpose of such meeting. Unless all of the members of the Board agree otherwise, all meetings shall be held in the State of Michigan at a place reasonably convenient to the members.

          (b) Attendance. A member of the Board of Managers may participate in a meeting by conference telephone or similar communications equipment which enables all persons participating in the meeting to hear each other, and such participation shall constitute attendance at such meeting. At each meeting of the Board, the presence in person or by telephone, as appropriate, of a majority of the five Board votes shall be necessary to constitute a quorum for the transaction of business; provided, however, that the Independent Manager and at least one of the votes held by the Board member(s) appointed by the holders of Series B Units are among those votes present. A member may not attend a Board meeting by way of proxy. A member's attendance at a meeting constitutes waiver of (i) notice of the meeting, unless attendance is for the sole purpose, announced at the beginning of the meeting, of objecting to the transaction of any business because the meeting was not called or convened properly, and (ii) objection to any action taken or consideration of any matter at the meeting which is not within the purposes described in the notice of the meeting, unless the member objects to such action or consideration when it is first presented at the meeting. Regardless of the number of members in attendance at a meeting, any action taken by the Board of Managers at such meeting shall be effective, provided that such action was taken in conformity with the other provisions of this Limited Liability Company Agreement and was approved in accordance with Section 4.3(c) below.

          (c) Voting Requirements; Action by Written Consent. Unless otherwise noted in this Limited Liability Company Agreement, consent or approval of the Board shall mean the affirmative vote of a majority of the five Board votes present in person or by telephone, as appropriate, and voting at a duly held meeting of the Board at which a quorum is present. Voting shall be by voice unless a Board of Managers requests a ballot, in which event voting shall be by written ballot. Each ballot shall be signed by the member who cast it, and shall be preserved with the minutes of the meeting. Any approval, consent, vote or other action of the Board of Managers required or contemplated by this Limited Liability Company Agreement or the Delaware Act may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the approval, consent, vote or action so taken is signed by members of the Board representing all five (5) Board votes.

          (d) Miscellaneous Matters. A meeting of the Board of Managers may be adjourned to another time and place by the affirmative vote of the votes in attendance. If a meeting is adjourned to another day, the members in attendance at the meeting shall use reasonable efforts to inform the other members of the Board of the date, time and place on and at which the meeting will reconvene, and if such date is more than five (5) days after the date of the meeting, shall notify the other members of such date, time and place.

     4.4 Standard of Care; Liability; Indemnification; Confidentiality.

          (a) Standard of Care. Each member of the Board of Managers shall discharge his duties in good faith, with the care that an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner he reasonably believes is in the best interests of the Company and its Members. In discharging his duties, a member may rely on information, opinions, reports or statements, including, but not necessarily limited to, financial statements or other financial data, prepared or presented by (i) one or more other members of the Board, Members or employees of the Company whom the member in question reasonably believes is reliable and competent with respect to the matter prepared or presented, or (ii) legal counsel, public accountants, engineers or other persons as to matters the member in question reasonably believes are within such person's professional or expert competency; provided that the member in question does not have knowledge concerning the matter in question which makes such reliance unwarranted.

          (b) Liability.

             (i) Each member of the Board shall be liable solely to the Company and, derivatively, to its Members for the member's gross negligence or willful misconduct. A Board member's taking of any action or failure to take any action, or a Board member's errors in judgment, the effect of which may cause or result in loss or damage to the Company, if done pursuant to the provisions of the Delaware Act, the Certificate of Formation and this Limited Liability Company Agreement, shall be presumed not to constitute gross negligence or willful misconduct on the part of such member.

             (ii) The Members shall look solely to the Company's property for the return of their Capital Contributions and if the Company's property remaining after payment or discharge of the Company's debts and liabilities is insufficient to return such Capital Contributions, no Member shall have recourse against the members of the Board of Managers, except as provided in Section 4.4(b)(i) above, or any other Member.

          (c) Indemnification. The Company shall indemnify, defend and hold harmless each member of the Board of Managers (and, if applicable, its officers, directors, shareholders, general or limited partners, members, employees, agents, successors and assigns) from and against any and all losses, damages, liabilities, claims, demands, obligations, fines, penalties, expenses (including reasonable fees and expenses of attorneys engaged by a member of the Board of Managers in defense of any act or omission), judgments or amounts paid in settlement by such member by reason of any act performed, or omitted to be performed, by him in connection with the Company's business or in furtherance of the Company's interests, or in connection with any proceeding to which the Board member is a party or is threatened to be made a party because he is or was a Board member. The provisions of this Section 4.4(c), however, shall not relieve a Board member of any liability which he may have (i) pursuant to Section 4.4(b) above for gross negligence or willful misconduct, (ii) in connection with the receipt of a financial benefit to which the member is not entitled,
     (iii) for knowingly making a distribution which violates Section 18-607(a) of the Delaware Act, or (iv) in connection with a knowing violation of law, and no Board member shall be entitled to indemnification with respect to any such matters. The indemnification afforded pursuant to this Section 4.4(c) shall be limited to the Company's assets, and no Board member shall have a claim against any Member by virtue of this Section 4.4(c), nor shall this Section 4.4(c) be construed so as to impose any obligation on any Member to make a Capital Contribution.

          (d) Confidentiality. Each member of the Board of Managers shall deal in confidence with all matters involving the Company until such time as there has been general public disclosure of such matters. No member of the Board of Managers shall disclose or use any Confidential Information except for the direct or indirect benefit of the Company. Each member of the Board of Managers acknowledges that the disclosure of Confidential Information by the member or a breach of the provisions of this Section 4.4(d) will give rise to irreparable injury to the Company, which injury could not be adequately compensated for in damages. Accordingly, the Company may seek and obtain injunctive relief against any breach or threatened breach of the member's agreements and undertakings contained in this Section 4.4(d) in addition to any other legal remedies which may be available to the Company.

     4.5 Tenure; Resignation; Removal; Vacancies.

          (a) Tenure. Subject to Section 4.5(f), each person who has been appointed or elected as a Board member shall serve for a term of one year, unless he is sooner removed by the Members who appointed him or resigns or otherwise vacates the position.

          (b) Annual Appointment. Subject to Section 4.5(f), the members of the Board of Managers shall be appointed annually in accordance with the provisions of Section 4.1 above.

          (c) Resignation. Any Board member may resign at any time by giving written notice to the other Board members. Such resignation shall be effective as of the giving of the notice or at such later time, if any, as may be specified in the notice. Unless otherwise specified in the notice, acceptance of the member's resignation by the Board of Managers shall not be necessary to make it effective. The resignation of a Board member who is also a Member shall not affect such Member's rights as a Member and shall not constitute the withdrawal of such Member as a Member.

          (d) Removal. Subject to Section 4.5(f), any Board member may be removed, at any time, with or without cause, by the Member(s) who appointed him. The removal of a Board member who is also a Member shall not affect such Member's rights as a Member and shall not constitute the withdrawal of such Member as a Member.

          (e) Vacancies. Subject to Section 4.5(f), any vacancy on the Board occurring as the result of a Board member's resignation, removal, death, disability or any other reason whatsoever may be filled by the Member(s) who appointed the member who vacated his position. Each person who has been appointed to fill a vacancy shall hold such office until such time as his successor shall have been duly appointed in accordance with this Limited Liability Company Agreement and shall have qualified, or until he resigns, is removed or otherwise vacates the position.

          (f) Independent Manager. The Independent Manager shall serve as a permanent member of the Board of Managers, subject only to voluntary resignation, death, or termination for cause, as determined by the unanimous vote of all other members of the Board of Managers. For the purposes of this Section 4.5(f), the term "cause" means (i) any action of such Independent Manager (or any failure to act) which involves fraud or the misappropriation of Company funds or which, if generally known, would have a material adverse effect on the Company, its business or its reputation; (ii) the refusal or repeated failure of the Independent Manager in any material manner, to perform satisfactorily all of the material duties required of him under this Operating Agreement; (iii) any breach of the Independent Manager's fiduciary duties to the Company or the Members;
     (iv) any breach by the Independent Manager of any material provision of this Agreement which is not cured within thirty (30) days after written demand by any Member; (v) the mental or physical incapacity of the Independent Manager to discharge his duties and obligations under this Operating Agreement which continues for a continuous period of at least one hundred eighty (180) days or which is likely to be permanent or indefinite in duration. The Independent Manager shall have the exclusive right to appoint three (3) successors to the Board, each of whom shall serve sequentially, by delivering to the Board, at any time, written notice which specifies the identity of the successors. Each such successor must not be an Affiliate of either the Original Member, Sun Communities, Inc. or Sun Communities Operating Limited Partnership.

     4.6 Self-Dealing. Any Board member and any Affiliate of any Board member may deal with the Company, directly or indirectly, as vendor, purchaser, employee, agent or otherwise, if the Board of Managers has informed the Members of the material terms of such dealings, and such dealings were approved, in advance, by a vote of the Members taken in accordance with Section 5.1 below (except that, for the purposes of such vote only, the Board member in question, if he is also a Member, shall not be entitled to participate and shall not be considered a Member). No contract or other act of the Company shall be voidable or affected in any manner by the fact that a Board member or his Affiliate is directly or indirectly interested in such contract or other act apart from his interest as a Board member, nor shall such Board member or his Affiliate be accountable to the Company or the other Members with respect to any profits directly or indirectly realized by reason of such contract or other act, if such contract or other act was approved in accordance with this Section 4.6.

     4.7 Devotion of Time to Company. The members of the Board of Managers shall not be required to manage the Company as their sole and exclusive function, and the Board members may have other business interests and may engage in other activities in addition to those relating to the Company. Neither the Company nor any Member shall have any right, by virtue of this Limited Liability Company Agreement, to share or participate in such other interests or activities of the Board members or to the income or proceeds derived from such interests or activities. The Board of Managers shall incur no liability to the Company or to any of the Members as a result of engaging in any other interests or activities. The provisions of this Section 4.7 shall be subject to those of Section 4.6 above.

     4.8 Compensation and Expenses.

          (a) No member of the Board of Managers shall be entitled to any compensation for managing the affairs of the Company in such capacity. This
     Section 4.8(a) shall not prohibit, however, the Company from retaining a Board member or his Affiliates to perform services for or supply goods to the Company, and to compensate such Board member or Affiliate for such services or goods, in accordance with Section 4.6 above.

          (b) Section 4.8(a) above notwithstanding, the Company shall reimburse the members of the Board of Managers for all reasonable costs and expenses incurred by them on behalf of the Company. Such costs and expenses may include, but shall not necessarily be limited to, current and recurring legal and accounting expenses and all costs of negotiating financing relating to the Company's business.

     4.9 Officers.

          (a) Optional Appointment. From time to time, the Board of Managers may appoint, and delegate some or all of its responsibilities to, one or more officers for the Company, which may include a President and Chief Executive Officer, a Chief Financial Officer, one or more Vice Presidents, a Secretary, and one or more Assistant Secretaries. An officer shall be a natural person, and may, but need not, be a Member or a member of the Board of Managers. One person may hold two or more offices, but in no event shall any officer execute, acknowledge or verify any instrument in more than one capacity. Officers of the Company shall derive their authority only by way of an express grant from the Board or this Limited Liability Company Agreement. Any provision of this Limited Liability Company Agreement to the contrary notwithstanding, no provision of this Section 4.9 shall be construed so as to require the Board to appoint any officer whatsoever.

          (b) Tenure. The officers of the Company shall be chosen by the Board of Managers, and each officer shall hold his or her office until his or her successor has been selected by the Board or until his or her earlier resignation, removal or other vacancy.

          (c) Resignation. Any officer may resign at any time by giving written notice to the Board. Such resignation shall be effective as of the giving of the notice or at such later time, if any, as may be specified in the notice. Unless otherwise specified in the notice, acceptance of an officer's resignation by the Board shall not be necessary to make it effective. The resignation of an officer who is also a Member or a Board member shall not affect such officer's rights and duties as a Member or a Board member and shall not constitute the withdrawal of such officer as a Member or the resignation of such officer as a Board member.

          (d) Removal. The Board may remove any officer, at any time, with or without cause. The removal of an officer who is also a Member or a Board member shall not affect such officer's rights and duties as a Member or a Board member and shall not constitute the withdrawal of such officer as a Member or the removal or resignation of such officer as a Board member.

          (e) Vacancies. Any vacancy in any officer position occurring as the result of an officer's resignation, removal, death, disability or any other reason whatsoever may be filled by the Board. Each person who has been selected to fill a vacancy in an officer position shall hold his or her office until his or her successor has been selected by the Board or until his or her earlier resignation, removal or other vacancy.

          (f) President and Chief Executive Officer. The President and Chief Executive Officer shall serve as the chief executive officer of the Company and, subject to any and all restrictions placed on the Board, shall have general supervision, direction and control of the Company's business and its day-to-day operations. The President and Chief Executive Officer shall preside at all meetings of the Members. The President and Chief Executive Officer shall see that all orders and resolutions of the Members and of the Board are effected and shall have and shall exercise and perform such other powers and duties as may from time to time be assigned to him or her by the Board or pursuant to this Limited Liability Company Agreement. The initial President and Chief Executive Officer shall be Ronald A. Klein.

          (g) Chief Financial Officer. The Chief Financial Officer shall be the principal financial officer of the Company and shall have general supervision of the direction of the finances of the Company. The Chief Financial Officer shall hold the office of Vice President, shall report to the President and Chief Executive Officer and shall exercise and perform such other powers and duties as may from time to time may be assigned to him or her by the Board or the President and Chief Executive Officer or pursuant to this Limited Liability Company Agreement. The initial Chief Financial Officer shall be W. Anderson Geater, Jr.

          (h) Vice Presidents. In the event of the President and Chief Executive Officer's absence or disability, the Vice President (or, if more than one, the Vice Presidents, in order of their rank as fixed by the Board) shall have and shall exercise and perform all of the powers and duties of the President and Chief Executive Officer, subject to any and all restrictions placed on the President and Chief Executive Officer by the Board or pursuant to this Limited Liability Company Agreement. The Vice Presidents shall have and shall exercise and perform such other powers and duties as may from time to time may be assigned to them by the Board or the President and Chief Executive Officer or pursuant to this Limited Liability Company Agreement.

          (i) Secretary. The Secretary shall attend all meetings of the Board of Managers or the Members and shall keep or cause to be kept, in his or her custody at the Company's principal place of business or at such other place as the Board may order, a book containing all written consents executed by the members of the Board of Managers or the Members and the minutes of all meetings of the Board of Managers or the Members (which minutes shall set forth the place, date, and hour of the meeting, a copy of the notice of the meeting, the names of those present at the meeting and a summary of the proceedings of the meeting). The Secretary shall have and shall exercise and perform such other powers and duties as may from time to time be assigned to him or her by the Board of Managers or the President and Chief Executive Officer or pursuant to this Limited Liability Company Agreement.

          (j) Assistant Secretaries. In the event of the Secretary's absence or disability, any Assistant Secretary shall act as Secretary in all respects and shall have and shall exercise and perform all of the powers and duties of the Secretary, subject to any and all restrictions placed on the Secretary by the Board of Managers or the President and Chief Executive Officer or pursuant to this Limited Liability Company Agreement. The Assistant Secretaries shall have and shall exercise and perform such other powers and duties as may from time to time be assigned to them by the Board of Managers, the President and Chief Executive Officer or the Secretary or pursuant to this Limited Liability Company Agreement.

     4.10 Employment Agreements. All employment agreements for executive officers of the Company, or the Company Subsidiaries, shall be approved by the Board of Managers.

5.  RIGHTS AND DUTIES OF MEMBERS

     5.1 Participation in Management; Voting Rights. Members shall have no right to take part in, vote on or interfere in any manner with the management, conduct or control of the Company or its business, and shall have no right or authority whatsoever to act for or on behalf of, or to bind, the Company. Notwithstanding the immediately preceding sentence, the Members holding Series A, B and D Units shall have the right to vote, in accordance with their relative ownership of Units, on each of the following matters:

          (i) The dissolution of the Company, as provided in Section 8.1(b) below;

          (ii) An amendment to the Certificate of Formation, or an amendment to this Limited Liability Company Agreement, as provided in Section 9.4 below; and

          (iii) Any other matters with respect to which this Limited Liability Company Agreement expressly contemplates that the Members will have a right to vote.

     Unless a greater or lesser vote is expressly required pursuant to any other provision of this Limited Liability Company Agreement, any action which the Members are required or permitted to take, including, without limitation, the matters described above, shall require the affirmative vote of a Majority Interest, and any lesser interest shall have no power whatsoever to take any action for or on behalf of, or to bind, the Company or the Members. Any action by the requisite number of Members, if taken in conformity with this Section 5.1, shall bind all of the Members, and no Member shall have the right to dissent from such action. Any Member may delegate all or any of his, her or its voting rights or powers to another Member (but only in writing), in which case any act of the other Member shall be the act of the delegating Member.

     5.2 Withdrawal; Expulsion.

          (a) Withdrawal. No Member shall be entitled to withdraw from the Company without first obtaining the approval of the Board of Managers and all of the other Members. No withdrawing Member shall be entitled to a withdrawal distribution unless such a distribution has been approved by all of the Members, which approval may be subject to such conditions, terms or qualifications as the Members deem appropriate.

          (b) Expulsion. On the bankruptcy or dissolution of a Member, such Member shall be expelled from the Company and, notwithstanding Section 5.2(a) above, shall be deemed to have withdrawn from the Company; provided, however, that no such Member shall be entitled to a withdrawal distribution unless such a distribution has been approved by all of the Members, which approval may be subject to such conditions, terms or qualifications as the Members deem appropriate.

          (c) Death. On the death of a Member, such Member shall be deemed to have assigned his or her Units to his or her estate, and his or her estate shall be deemed to have been automatically admitted to the Company as a substitute Member in place of the deceased Member to the extent of the Units assigned, Section 6.2(b) below notwithstanding.

     5.3 Limited Liability of Members. No Member shall be personally liable for the Company's acts, debts or obligations, unless the Delaware Act or any other provision of this Limited Liability Company Agreement expressly provides otherwise.

     5.4 Access to Company Information. On written request by a Member, the Board of Managers shall provide such Member with a copy of the Company's most-recent annual financial statements and federal, state and local income tax returns and reports. On reasonable written request by a Member, (i) the Board of Managers shall provide such Member with information regarding the current state of business and financial condition of the Company; (ii) any Member, or his, her or its designated representative, may inspect and copy, at such Member's request, any of the records maintained pursuant to Section 9.2 below; and (iii) a Member may obtain such other information regarding the Company's affairs or inspect, personally or through a representative, during ordinary business hours, such other books and records of the Company as is just and reasonable. Any Member may call for a formal accounting of the Company's affairs whenever circumstances render such request just and reasonable.

     5.5 Meetings of the Members; Actions by Written Consent.

          (a) Notice of Meeting. The Board of Managers may call, and, at the request of one or more Members holding aggregate voting Units of at least ten percent (10%) of the aggregate voting Units held by all Members, shall call, a meeting of the Members by giving written notice to each Member specifying the date (which may not be less than five (5) business days after the notice is given, and with respect to a notice which has been given at the request of one or more Members, may not be more than fifteen
     (15) days after the notice is given), time, place and purpose of such meeting. Unless all of the Members agree otherwise, all meetings shall be held in the State of Michigan at a place reasonably convenient to the Members.

          (b) Attendance. A Member may participate in a meeting by conference telephone or similar communications equipment which enables all persons participating in the meeting to hear each other, and such participation shall constitute personal attendance at such meeting. In addition, a Member may attend and vote by proxy. A Member's attendance at a meeting constitutes waiver of (i) notice of the meeting, unless attendance is for the sole purpose, announced at the beginning of the meeting, of objecting to the transaction of any business because the meeting was not called or convened properly, and (ii) objection to any action taken or consideration of any matter at the meeting which is not within the purposes described in the notice of the meeting, unless the Member objects to such action or consideration when it is first presented at the meeting.

          (c) Quorum. A quorum for the conduct of any business at a meeting of the Members consists of a Majority Interest (determined with reference to Members who are entitled to vote at the meeting), except for purposes of adjournment of such meeting. If a quorum is not present, the meeting must be adjourned until such time as a quorum can be obtained, or postponed (in which event notice of the rescheduled meeting date must be given). Regardless of the number of Members in attendance at a meeting (so long as a quorum is present), any action taken by the Members at such meeting shall be effective, provided that such action was taken in conformity with the other provisions of this Limited Liability Company Agreement.

          (d) Voting Requirements. Only those persons who were Members at the close of business on the last business day prior to the date of the meeting shall be entitled to vote at a meeting of the Members. Voting shall be by voice unless a Member requests a ballot, in which event voting shall be by written ballot. Each ballot shall be signed by the Member who casts it, and shall be preserved with the minutes of the meeting.

          (e) Adjournment. A meeting of the Members may be adjourned to another time and place by the affirmative vote of a Majority Interest (determined with reference to Members who are present and entitled to vote at the meeting). If a meeting is adjourned to another day, the Board of Managers shall use reasonable efforts to inform the other Members of the date, time and place on and at which the meeting will reconvene, and if such date is more than five (5) days after the date of the meeting, shall notify the other Members of such date, time and place.

          (f) Minutes. The President and Chief Executive Officer (or another person designated by the Board of Managers) shall preside at all meetings of Members. The Secretary (or another person designated by the Board of Managers) shall keep the minutes of the meeting.

          (g) Action by Written Consent. Any action which, pursuant to this Limited Liability Company Agreement or the Delaware Act, is to be taken by all of the Members may be taken, without a meeting of the Members and without a vote, pursuant to a written consent signed by all of the Members. Any action which, pursuant to this Limited Liability Company Agreement or the Delaware Act, is to be taken by a Majority Interest or any greater or lesser number of Members may be taken, without a meeting of the Members and without a vote, pursuant to a written consent signed by a Majority Interest or the requisite number of Members; provided, however, that such action shall not be effective until the Members who did not consent have been notified of the action (which notice shall include a copy of the written consent).

     5.6 Sale of the Company

          (a) If a Capital Event that involves the sale of all or substantially all of the Company's Units (whether by merger, recapitalization, consolidation, reorganization, conversion, combination or otherwise) to any third party (any such sale constituting an "Approved Sale") is approved by each of the Independent Manager and the two Series B Managers appointed to the Board, each Member (including holders of Series A, C and D Units) shall consent to and raise no objections against such Approved Sale.

          (b) Notwithstanding anything to the contrary in this Limited Liability Company Agreement, in connection with an Approved Sale involving a transfer of Members' Units, each Member shall receive the identical form of consideration and the identical portion of aggregate consideration that such Member would have received, if such aggregate consideration had been received directly by the Company and then distributed to the Members in complete liquidation pursuant to Section 8.2 of this Limited Liability Company Agreement.

          (c) In connection with any such Approved Sale, (i) if the Approved Sale is structured as (A) a merger or consolidation, each Member shall waive any dissenters rights, appraisal rights or similar rights in connection with such merger or consolidation, or (B) a sale of Units, each Member shall agree to sell all of his Units and rights to acquire Units on the terms and conditions so approved, (ii) each Member shall take all necessary or desirable actions in connection with the consummation of the Approved Sale reasonably requested by the Company; and (iii) each Member shall be obligated to join on a pro rata basis (based on the share of the aggregate proceeds paid in such Approved Sale) in any indemnification or other obligations that the Company agrees to provide in connection with such Approved Sale other than any such obligations that relate specifically to a particular Member such as indemnification with respect to representations and warranties given by a Member regarding such Member's title to and ownership of Units; provided that no Member shall be obligated in connection with such Approved Sale to agree to indemnify or hold harmless the prospective transferee(s) with respect to an amount in excess of the net cash proceeds paid to such Member in connection with such Approved Sale.

          (d) The obligations of the Members with respect to an Approved Sale are subject to the satisfaction of the following conditions: (i) if any Member is given an option as to the form and amount of consideration to be received, each Member shall be given the same option; and (ii) each holder of then currently exercisable rights to acquire Units shall be given an opportunity to exercise such rights prior to the consummation of the Approved Sale and participate in such sale as a Member.

          (e) Members shall bear their pro-rata share of the costs of any sale of Units pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all Members and are not otherwise paid by the Company or the acquiring party. For purposes of this
     Section 5.6(d), costs incurred in exercising reasonable efforts to take all necessary actions in connection with the consummation of an Approved Sale in accordance with Section 5.6(a) shall be deemed to be for the benefit of all Members.

          (f) The provisions of this Section 5.6 shall terminate and cease to have effect upon the first sale of the Company's equity securities to the public pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission.

6.  ASSIGNMENT OF UNITS AND ADMISSION OF ADDITIONAL MEMBERS

     6.1 Compliance with Securities Laws. Each Member covenants with, and represents and warrants to, the Company and the other Members as follows:

          (a) Such Member has acquired his, her or its Units for his, her or its own account and for investment purposes only, and not with a view to the assignment of all or any portion of such Units;

          (b) Such Member shall not assign all or any portion of his, her or its Units in a manner which violates any federal or state securities law; and

          (c) Such Member shall indemnify, defend and hold harmless the other Members, the Company and the Company's Board of Managers, officers, employees, agents, successors and assigns from and against any and all losses, damages, liabilities, claims, demands, obligations, fines, penalties, expenses (including reasonable fees and expenses of attorneys engaged by the indemnitee in defense of any act or omission), judgments or amounts paid in settlement by the indemnitee incurred by the indemnitee as a result of any breach of the covenants, representations and warranties made in this Section 6.1 by such Member.

     6.2 Assignments and Substitute Members.

          (a) Effect of Assignments. Subject to the remaining provisions of this Section 6.2, and except for any assignment to a Competitive Business or any Affiliate of a Competitive Business, a Member may assign all or any portion of his, her or its Units at any time. Notwithstanding the immediately preceding sentence, an assignment of Units does not entitle the assignee to participate in the management and affairs of the Company or to become, or exercise any rights of, a Member. An assignment of Units merely entitles the assignee to receive, to the extent assigned, distributions to which the assigning Member would be entitled pursuant to this Limited Liability Company Agreement. In no event shall the Company, the Board of Managers or any other Member have any obligation whatsoever to recognize an assignment of Units unless the assignee has been admitted, in accordance with Section 6.2(b) below, as a substitute Member in place of the assigning Member to the extent of the Units assigned. Until such time as the assignee has been so admitted, the Company, the Board of Managers and the other Members shall consider the assigning Member to be the owner of his, her or its Units for all purposes relevant to the Certificate of Formation, this Limited Liability Company Agreement and the Delaware Act, and all distributions relating to the assigned Units shall be made to the assigning Member, it being his, her or its responsibility to forward the appropriate portion of such distributions to the assignee.

          (b) Substitute Members. An assignee of Units shall be admitted as a substitute Member in place of the assigning Member to the extent of the Units assigned, only on satisfaction of each of the following conditions precedent:

             (i) The Board of Managers shall have consented to such admission in writing;

             (ii) The agreement effecting the assignment is reasonably satisfactory, in form and substance, to the Board of Managers and the Company's counsel, and the assigning Member and the assignee have executed and acknowledged such agreement and such other documents, instruments and papers as the Board of Managers and the Company's counsel reasonably deem necessary, proper, convenient or desirable in order to evidence or effect the assignment or the admission of the assignee as a substitute Member in place of the assigning Member to the extent of the Units assigned;

             (iii) The assignee accepts, adopts and agrees to be bound by all of the terms and provisions of this Limited Liability Company Agreement, as it may have been amended, from and after the effective date of the assignment, as if the assignee had joined in the original execution of this Limited Liability Company Agreement (and all subsequent amendments to this Limited Liability Company Agreement) as a Member. Such acceptance, adoption and agreement shall be set forth in a writing, the form and substance of which shall be satisfactory to the Board of Managers and the Company's counsel; and

             (iv) The assignee has paid, or acknowledged that he, she or it is obligated to pay, all reasonable fees and expenses (including, without limitation, all reasonable attorneys' fees and expenses) incurred by the Company in connection with such admission.

          (c) Effect of Assignment. An assignee who is admitted as a substitute Member in accordance with Section 6.2(b) above has, to the extent assigned, the rights and powers, and is subject to the restrictions and liabilities, of a Member under the Certificate of Formation, this Limited Liability Company Agreement and the Delaware Act. Such an assignee also is liable for any obligations of his, her or its assignor to make Capital Contributions and to return distributions, to the extent provided in the Delaware Act or this Limited Liability Company Agreement, but shall not be obligated for liabilities unknown to the assignee at the time he, she or it became a Member, unless the liabilities are shown on the Company's financial records. Notwithstanding the above, in the case of Units assigned by a Series B Member, such Units shall become Series C Units in the hands of the Substituted Member, unless such assignment is to one or more existing Series B Members.

     6.3 Section 754 Election. In the event of the assignment of all or any portion of Units voluntarily by way of a sale or exchange (and the subsequent admission of the assignee as a substitute Member pursuant to Section 6.2 above) or by operation of law on the death of a Member, the Company shall elect, pursuant to Code Section 754, to adjust the basis of the Company's property, if the recipient of the Units so requests, and if the Board of Managers consents to such adjustment (which consent shall not be unreasonably withheld). Each Member shall provide the Company with all information necessary to make such election. Any provision of this Limited Liability Company Agreement to the contrary notwithstanding, any change in the amount of depreciation deducted by the Company or any change in the gain or loss of the Company for federal income tax purposes resulting from such election shall be allocated entirely to the recipient of the Units in question; provided, however, that neither the Unit holdings of any Member, the Capital Contribution obligations of any Member nor the amount of any distributions of Excess Cash shall be affected as a result of such election; and provided, further, that such election shall have no effect except for federal income tax purposes.

     6.4 Admission of Additional Members.

          (a) In order for a person to be admitted as an additional Member, such admission, and the terms and conditions of such admission, must be approved by the Board of Managers and such person must accept, adopt and agree to be bound by all of the terms and provisions of this Limited Liability Company Agreement, as the same may have been amended, as if such person had joined in the original execution of this Limited Liability Company Agreement. Any provision of this Limited Liability Company Agreement to the contrary notwithstanding, the provisions of this Section 6.4(a) shall not govern or apply to any admission to be effected in connection with employee options, as contemplated in subsection (b) below, the assignment of Units, as contemplated in Section 6.2 above, or pursuant to Section 5.2(c) above.

          (b) If the Board of Managers determines, in the exercise of its reasonable discretion, that admission of one or more Members depends on granting such Member(s) certain management rights, the Board may modify
     Section 5.1(a) to reflect that such new Member(s) has the right to appoint up to two members to the Board, or control up to 40% of the Board's votes; provided, however, that any rights granted to such new Member(s) pursuant to this Section 6.4(b), shall decrease, proportionately, the voting rights of the Original Member.

          (c) The Board of Managers may, from time to time, offer in writing (pursuant to a plan or otherwise) to Key Employees (as defined below) Series D Units not to exceed in the aggregate of 1,111,111 Units under such terms and subject to such conditions as the Board shall determine in its sole discretion. The Board may establish vesting schedules for individual Key Employees that defer such Key Employee's rights to full ownership of his or her Series D Units or forfeiture provisions that forfeit a Key Employee's rights to his Series D Units upon the occurrence of certain events (together, "Restricted Units"). Any Restricted Units (or options to acquire such Units) issued in connection with receipt of the initial Capital Contributions, shall assume a $50 million enterprise value of the Company. The Board shall amend Exhibit A from time to time to reflect the admission of Key Employees as Members upon the issuance of Restricted Units or upon exercise of their options to purchase Series D Units (in the case of options). A Key Employee will not be admitted as a Member until he or she agrees in writing to be bound by the terms and provisions of this Limited Liability Company Agreement. For purposes of this Section 6.4(c), "Key Employee" shall mean any person designated by the Board of Managers as a Key Employee eligible to receive the benefits of this Section 6.4(c).

     6.5 Amendment of Limited Liability Company Agreement to Reflect Assignment. Notwithstanding Section 9.4 below, the Board of Managers may amend this Limited Liability Company Agreement to reflect any assignment or admission of a substitute or additional Member accomplished in accordance with this Section 6 or Section 5.2(c) above.

     6.6 Definition. As used in this Section 6, the term "assign" means to sell, transfer, assign, gift, pledge or otherwise dispose of or encumber all or any portion of a Unit. All derivations of the term "assign" shall have similar meanings, as is appropriate.

     6.7 Call Option.

          (a) The Series B and Series C Members as of the date hereof shall have the right (the "Call Option") to purchase from the Original Member, proportionate to their relative Unit holdings, on the terms and subject to the conditions set forth in this Section 6.7, all, but not less than all, of the Original Member's Units owned on the date of the exercise of the Call Option (the "Called Interests"). The Call Option shall be exercisable at any time after 36 months from the date hereof and before 60 months from the date hereof (the "Exercise Period").

          (b) Any exercise of the Call Option shall be effected by written notice given to the Original Member and signed by all of the Members participating in the exercise of the Call Option, which notice may be given at any time during the Exercise Period, and which notice shall set forth a closing date not sooner than 30 nor later than 60 days following the date of the notice. Such closing shall be delayed to the extent required to permit completion of the procedures for determining the Call Option Purchase Price (as defined below).

          (c) For purposes of this Section 6.7, the Call Option Purchase Price shall be equal to the amount which the Original Member would receive upon liquidation of the Company pursuant to Section 8.2, assuming a fair market value of the Company equal to its Enterprise Value; provided however, for this purpose all outstanding options and warrants to purchase Units shall be treated as exercised. "Enterprise Value" shall mean the saleable value of the equity of the

     Company (as of the date the notice was received by the Original Member) that is the mid-point of the range of such values resulting from a nationally recognized investment banking firm's application of generally accepted valuation methodologies. The investment banker selected to make the valuation determination shall not represent the Company, any Member or member of the Board of Managers in a lead capacity and shall be selected by the Board of Managers. Such selection shall occur within 20 days of the Original Member's receipt of the exercise notice. The cost of such investment banker shall be borne by the Members exercising the Call Option.

          (d) At the closing of the exercise of the Call Option, the following shall occur: (i) all debts between the Company and the Original Member shall be reconciled, and the resulting balance, in the case of funds owed to the Original Member, shall be paid off or caused to be paid off, by Members exercising the Call Option; or in the case of funds owed to the Company, such amount shall be netted against and reduce payment of the Call Option Purchase Price; (ii) such Members shall pay or cause to be paid to the Original Member the Call Option Purchase Price in cash by wire transfer of immediately available funds (after any adjustments required by (i) above); and (iii) the Original Member shall execute and deliver to the Members or person or entity designated by the Members an assignment and transfer of its Units in form and substance reasonably satisfactory to the Members exercising the Call Option. The Units sold pursuant to this Section
     6.7 shall be transferred free and clear of all liens, pledges, encumbrances, claims and equities of any kind, except those which secure obligations of the Company and which are applicable to the Units held by the Members exercising the Call Option.

7.  NOTICES

     7.1 Manner of Delivery. Any notice, election, demand, request, consent, approval, concurrence or other communication (collectively, a "notice") given or made under any provision of this Limited Liability Company Agreement shall be deemed to have been sufficiently given or made for all purposes only if it is in writing and it is: (a) delivered personally to the party to whom it is directed;
(b) sent by first class mail or overnight express mail, postage and charges prepaid, addressed to the party to whom it is directed, at his, her or its address set forth opposite his, her or its name on the attached Exhibit A; or
(c) telecopied to the party to whom it is directed, at his, her or its address set forth opposite his, her or its name on the attached Exhibit A. All notices to the Company also shall be sent to each member of the Board of Managers.

     7.2 Date. Unless any other provision of this Limited Liability Company Agreement expressly provides to the contrary, any notice:

          (a) given or made in the manner indicated in Section 7.1(a) above shall be deemed to have been given or made on the day on which such notice was actually delivered to an adult residing or employed at the address of the intended recipient, but if such day was not a business day, such notice shall be deemed to have been given or made on the first business day following such day;

          (b) given or made in the manner indicated in Section 7.1(b) above shall be deemed to have been given or made on the third business day after the day on which it was deposited in a regularly maintained receptacle for the deposit of the United States' mail, or in the case of overnight express mail, on the business day immediately following the day on which it was deposited in a regularly maintained receptacle for the deposit of overnight express mail, provided that the notice is subsequently delivered by the U.S. Post Office or the courier service to the designated address in the ordinary course of business; and

          (c) given or made in the manner indicated in Section 7.1(c) above shall be deemed to have been given or made on receipt by the transmitting party of printed confirmation that the transmission was received, provided that if the transmission occurs after 4:30 p.m. EST or EDT

     (as appropriate) or on a non-business day, the notice shall be deemed to have been given or made on the first business day to follow such transmission.

     Notwithstanding the immediately preceding sentence, if the intended recipient actually receives a notice before the date on which such notice is deemed to have been given or made, as specified above, the date of actual receipt shall be the date on which such notice is deemed to have been given or made for the purposes of this Limited Liability Company Agreement.

     7.3 Change of Address. Any Member or the Company may change his, her or its address for purposes of this Limited Liability Company Agreement by giving all of the Members, the Board of Managers and the Company notice of such change in the manner provided in Section 7.1 above.

8.  DISSOLUTION

     8.1 Events of Dissolution. The Company shall be dissolved and its affairs wound up on the occurrence of any of the following events, whichever occurs first:

          (a) The expiration of the period fixed for the Company's duration set forth in its Certification of Formation;

          (b) The agreement of Members holding a Majority Interest of the Series A, B and D Units; or

          (c) The entry of a decree of judicial dissolution under Section 18-802 of the Delaware Act.

     8.2 Winding Up and Liquidating Distributions. On the dissolution of the Company pursuant to Section 8.1 above or otherwise, the Board of Managers shall file a Certificate of Cancellation for the Company with the Delaware Secretary of State and shall wind up the Company's affairs in accordance with the provisions of the Delaware Act. Once the Company's affairs have been wound up, the Board of Managers shall proceed with an orderly liquidation of the Company's assets. On completion of such liquidation, the Board of Managers shall file all tax returns and pay all tax obligations required by applicable Delaware law, and within a reasonable time, the Board of Managers shall furnish each Member with a statement prepared by the Company's accountants, which shall set forth the assets and liabilities of the Company as of the date of dissolution and the proceeds and expenses of the Company's liquidation. The Board of Managers shall apply or distribute the proceeds of the liquidation in the following order of priority:

          (a) First, to the Company's creditors, whether they are or are not Members, to the extent permitted by applicable law, in satisfaction of the debts and liabilities of the Company and the expenses of liquidation, other than debts and liabilities for distributions to Members under Sections 3.5 and 3.6 above. At the same time, the Board of Managers shall establish such reserves as it reasonably deems necessary, and in such amounts as it reasonably deems necessary, for any contingent or unforeseen debts, liabilities or obligations of the Company. The Board of Managers shall pay such reserves over to a bank or other institutional escrow agent to be held, for such period of time as the Board of Managers reasonably deems appropriate, for the purpose of future disbursement in payment of such debts, liabilities and obligations. On the expiration of the period described above, the Board of Managers shall distribute the balance of such reserves in accordance with the remaining provisions of this Section 8.2;

          (b) Then, to the Members pro rata, in proportion to their positive Capital Account balances; provided, however, that the Members' Capital Accounts first shall be adjusted to reflect the manner in which any unrealized income, gain, loss and deduction inherent in the Company's property, which has not previously been reflected in the Members' Capital Accounts, would be allocated among the Members if there had been a taxable disposition of the Company's assets at fair market value on the date of distribution, and such income, gain, loss or deduction were allocated in accordance with Section 3.2 hereof.

9.  MISCELLANEOUS

     9.1 Books and Records. The Company's books shall be kept on such method of accounting as the Board of Managers deems appropriate in its sole discretion. The Company's books shall be maintained in a full and accurate manner at its principal place of business, and each and every transaction of the Company shall be entered fully and accurately in such books. The Company shall keep the following records at its registered office: (i) a current and accurate list of each Member and each member of the Board of Managers, including his, her or its full name and last known address; (ii) a copy of the Certificate of Formation and this Limited Liability Company Agreement, including all amendments and restatements; (iii) copies of the Company's federal, state and local tax returns and financial statements for the Company's last three (3) fiscal years; and (iv) copies of records that would enable a Member to determine his, her or its relative share of the Company's distributions and his, her or its relative voting rights, to the extent such information is not ascertainable from the records required to be maintained pursuant to clauses (i), (ii) and (iii) of this sentence.

     9.2 Financial Statements. At the Company's expense, the Board of Managers shall cause to be prepared and distributed to all of the Members all appropriate information relating to the Company that is necessary for the preparation of the Members' federal income tax returns.

     9.3 Governing Law. This Limited Liability Company Agreement shall be deemed to have been entered into within the State of Delaware. This Limited Liability Company Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to its conflict of laws principles.

     9.4 Amendments. Except to the extent that another provision of this Limited Liability Company Agreement expressly provides to the contrary, any amendment to this Limited Liability Company Agreement must be approved, in writing, by the Members in accordance with Section 5.1 above; provided, however, that any amendment to Articles 3, 8 or Sections 2.3, 4.2, 4.6, 5.1, 5.2, 5.6, 6.2, 6.4, 6.7, above, to the attached Exhibit A (except to the extent contemplated in Section 6.5 above) or to this Section 9.4, shall require the approval of all of the Members.

     9.5 Binding Effect. Except to the extent that another provision of this Limited Liability Company Agreement expressly provides to the contrary, this Limited Liability Company Agreement shall be binding on and inure to the benefit of the parties to it and their respective estates, personal representatives, executors, administrators, heirs, devisees, successors and permitted assigns.

     9.6 Severability. The provisions of this Limited Liability Company Agreement shall be severable. Any section, paragraph, clause or provision of this Limited Liability Company Agreement which is found to be unenforceable or invalid shall not affect the enforceability or validity of any other section, paragraph, clause or provision of this Limited Liability Company Agreement.

     9.7 Construction. The parties acknowledge that they each participated in the drafting of this Limited Liability Company Agreement and the negotiation of its provisions. This Limited Liability Company Agreement shall not be construed for or against any party, regardless of whether some parties had a greater degree of participation than others. This Limited Liability Company Agreement sets forth the entire understanding and agreement of the parties with respect to its subject matter and supersedes all prior understandings and agreements, whether written or oral, with respect to its subject matter.

     9.8 Pronouns. References in this Limited Liability Company Agreement to a Member, a member of the Board of Managers or any other person in the singular or plural or as him, her, it, or other like references, shall also, where the context so requires, be deemed to include the singular or the plural reference, or the masculine, feminine or neuter reference, as the case may be.

     9.9 Counterparts and Facsimile Signatures. This Limited Liability Company Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one instrument. Copies (whether facsimile, photostatic or otherwise) of signatures to this Limited Liability Company Agreement shall be deemed to be originals and may be relied on to the same extent as the originals.

     9.10 Tax Matters Partner. The President and Chief Executive Officer, if he is a Member, or a Member designated by the Board of Managers if the President and Chief Executive Officer is not a Member or is unable or unwilling to serve, shall serve as the Company's "Tax Matters Partner" for purposes of Code Section 6231(a)(7). The Tax Matters Partner shall have the powers and duties provided for in such Code Section and in the related Treasury Regulations. The Tax Matters Partner shall promptly send the Members copies of any notices received from the Internal Revenue Service with respect to the Company and shall keep them advised as to the status of any Company issues or proceedings before the Internal Revenue Service. The Tax Matters Partner shall have no liability to the Company or any Member for any acts or omissions in his, her or its capacity as the Tax Matters Partner. The Company shall reimburse the Tax Matters Partner for all costs and expenses reasonably incurred by him, her or it on behalf of the Company. The Company shall indemnify, defend and hold harmless the Tax Matters Partner from and against any and all claims, liabilities, costs and expenses (including reasonable attorney fees and court costs) incurred by him, her or it as a consequence as serving or acting as the Tax Matters Partner.

10.  DEFINITIONS

     10.1 Definitions. As used in this Limited Liability Company Agreement, the following terms shall have the following meanings:

          (a) "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the taxable year, after giving effect to the following adjustments:

             (i) credit to such Capital Account any amount which such Member is obligated to restore under Section 1.704-l(b)(2)(ii)(c) of the Treasury Regulations, as well as any addition thereto pursuant to the next to last sentence of Sections 1.704-2(g)(1) and (i)(5) of the Treasury Regulations, after taking into account thereunder any changes during such year in minimum gain, as determined in accordance with Sections 1.704-2(d) and 1.704-2(i)(3) of the Treasury Regulations; and

             (ii) debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Treasury Regulations.

       This definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and 1.704-2, and will be interpreted consistently with those provisions.

          (b) An "Affiliate" of a person is (i) any person who, directly or indirectly, controls, is controlled by or is under common control with such person, (ii) if such person is an entity, any officer, director, manager or trustee, or (iii) any person who is an officer, director, manager or trustee, or who, directly or indirectly, controls, is controlled by or is under common control with any person described in clauses (i) or (ii) of this sentence. For the purposes of this definition, the term "control" means to own or to have power to vote or direct the vote of at least ten percent (10%) of the outstanding voting securities of another person.

          (c) "Board of Managers" means the person or persons appointed as the Board of Managers of the Company pursuant to Section 4 above.

          (d) "Capital Account" means, with respect to each Member, a single capital account which shall be established for such Member and which shall be maintained for such Member in accordance with the following provisions:

             (i) To each Member's Capital Account there shall be credited the amount of cash and the Gross Asset Value of any property contributed by such Member to the capital of the Company, such Member's allocable share of income or gain pursuant to Section 3.2, as well as tax-exempt income or gain, any items specially allocated to a Member under Sections 3.3 or 3.4, and the amount of any Company liabilities that are assumed by such Member or that are secured by any Company property distributed to such Member.

             (ii) To each Member's Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Company property distributed to such Member pursuant to any provision of this Limited Liability Company Agreement, such Member's allocable share of losses pursuant to Section 3.2, as well as non-deductible expenditures, any items specially allocated to a Member under Sections 3.3 or 3.4, and the amount of any liabilities of such Member that are assumed by the Company or that are secured by any property contributed by such Member to the Company.

             (iii) In the event the Gross Asset Values of Company assets are adjusted, the Capital Accounts of all Members shall be adjusted simultaneously to reflect the aggregate net adjustment as if the Company recognized gain or loss equal to the amount of such aggregate net adjustment. All subsequent Depreciation or other related items shall thereafter be reflected in the Members' Capital Accounts.

             (iv) The foregoing provisions relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. It is the intent of the parties hereto that their underlying economic arrangement be reflected in their Capital Account balances, as computed in accordance with the provisions of (i)-(iii) above.

             (v) In the event any interest in the Company is transferred in accordance with the terms of this Limited Liability Company Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

          (e) "Capital Contribution" means anything of value that a Member contributes to the Company's capital, whether in the form of cash, property (tangible or intangible), services or a promissory note or other binding obligation to contribute cash or property or to perform services, whenever made.

          (f) "Capital Event" shall mean (i) the sale of all or substantially all of the Company's Units (whether by merger, recapitalization, consolidation, reorganization, combination or otherwise) resulting in a Member or Members (other than Members on the date hereof) owning in excess of 50% of all Units then outstanding or (ii) the sale of all or substantially all of the Company's assets.

          (g) "Certificate of Formation" means the Certificate of Formation of the Company filed with the Delaware Secretary of State in accordance with the Delaware Act, as the same may be amended or restated from time to time.

          (h) "Code" means the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent superseding federal revenue laws.

          (i) "Company" means Origen Financial L.L.C., a limited liability company organized under the laws of the State of Delaware pursuant to the Certificate of Formation and this Limited Liability Company Agreement.

          (j) "Company Minimum Gain" has the meaning assigned to the term partnership minimum gain in Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d)(1). In general, Company Minimum Gain equals the excess of the amount by which a Nonrecourse Liability exceeds the adjusted tax basis of the Company property it encumbers.

          (k) [Intentionally left blank.]

          (l) "Competitive Business" means any business that competes with the business of the Company or of Bingham Financial Services Corporation or any of its directly or indirectly owned subsidiaries.

          (m) "Confidential Information" means information or knowledge not readily ascertainable by the general public or the industry in which the Company is engaged, including, but limited to, the Company's business plan, financial information, products, systems, processes, designs, accounting, marketing, client or customer lists and information.

          (n) "Delaware Act" means the Delaware Limited Liability Company Act, Del. Code Ann. tit. 6, sec.sec.18-101 to -1109, as it may be amended from time to time.

          (o) "Depreciation" means, for each taxable year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for the year or other period for Federal income tax purposes, except that if the Gross Asset Value of an asset differs from its adjusted basis for Federal income tax purposes at the beginning of the year or other period, Depreciation will be an amount that bears the same ratio to the beginning Gross Asset Value as the Federal income tax depreciation, amortization, or other cost recovery deduction for the year or other period bears to the beginning adjusted tax basis, provided that if the Federal income tax depreciation, amortization, or other cost recovery deduction for the year or other period is zero, Depreciation will be determined with reference to the beginning Gross Asset Value using any reasonable method selected by the Board of Managers.

          (p) "Effective Date" means the date the Mergers become effective under applicable state law and the holders of the Series B and Series C Units are deemed to have made their initial Capital Contributions to the Company.

          (q) "Excess Cash" means, at any time, that portion of the cash and cash equivalent assets of the Company which the Board of Managers determines, in its sole discretion, exceeds the amount of cash needed by the Company to (i) remain "solvent", (ii) maintain adequate working capital and reserves, and (iii) conduct its business and carry out its purposes as described in Section 1.2 above. In making this determination, the Board of Managers shall take into account the Company's then current and foreseeable sources of, and needs for, cash. For the purposes of this definition, the Company is "solvent" if it is capable of paying its debts as they become due in the usual course of business or the value of its assets are equal to or greater than the sum of its liabilities.

          (r) "Fiscal Year" means the calendar year ending December 31, 2001, and each subsequent calendar year thereafter, respectively.

          (s) "Gross Asset Value" means, with respect to any asset, the adjusted basis of such asset for Federal income tax purposes, except as follows:

             (i) The initial Gross Asset Value of any asset contributed by a Member to the Company will be the fair market value of the asset on the date of the contribution, as determined by the Board of Managers.

             (ii) The Board of Managers shall adjust the Gross Asset Values of all Company assets to equal the respective fair market values of the assets, as reasonably determined by the Board of Managers, as of (a) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution;

        (b) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company if the Board of Managers reasonably determines an adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company and (c) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g).

             (iii) The Gross Asset Values of Company assets will be increased or decreased to reflect any adjustment to the adjusted basis of the assets under Code Sections 734(b) or 743(b), but only to the extent that the adjustment is taken into account in determining Capital Accounts under Treasury Regulations Section 1.704-1(b)(2)(iv)(m).

             (iv) The Gross Asset Value of any Company asset distributed to any Member will be the gross fair market value of the asset on the date of distribution.

       After the Gross Asset Value of any asset has been determined or adjusted under subparagraphs (i), (ii), or (iii) above, the Gross Asset Value will be adjusted by the Depreciation taken into account with respect to the asset for purposes of computing the Capital Account balances of the Members.

          (t) "Independent Manager" is defined in Section 4.1.

          (u) "Limited Liability Company Agreement" (or "Agreement") means this Limited Liability Company Agreement of the Company, as it may be amended or restated from time to time.

          (v) "Majority Interest" means one or more Members who hold, in the aggregate, voting Units which exceed one-half of the total voting Units held by all Members.

          (w) "Member" means each person who has executed this Limited Liability Company Agreement as a Member, including the Original Member, as well as each person who may become a Member by both (i) fulfilling the applicable requirements set forth in this Limited Liability Company Agreement with respect to the admission of a person as a Member, and (ii) accepting, adopting and agreeing to be bound by all of the terms and provisions of this Limited Liability Company Agreement, as it may have been amended or restated, from and after the effective date of his, her or its admission to the Company as a Member, as if such person had joined in the original execution of this Limited Liability Company Agreement (and all amendments and restatements) as a Member. The term "Member" shall include a member of the Board of Managers to the extent such individual has purchased Units in the Company.

          (x) "Member Nonrecourse Debt" means any nonrecourse debt of the Company for which any Member bears the economic risk of loss, as described in Treasury Regulations Section 1.704-2(b)(4).

          (y) "Member Nonrecourse Debt Minimum Gain" means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treasury Regulations
     Section 1.704-2(i)(3).

          (z) "Member Nonrecourse Deductions" has the meaning assigned to the term partner nonrecourse deductions in Treasury Regulations Section 1.704-2(i)(2). In general, the amount of Member Nonrecourse Deductions with respect to a Member Nonrecourse Debt for any tax year is the excess, if any, of the net increase during such year in the amount of Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, over the aggregate amount of any distributions during such year to the Member that bears the economic risk of loss for such Member Nonrecourse Debt to the extent such distributions are from the proceeds of such Member Nonrecourse Debt, and are allocable to an increase in the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt.

          (aa) "Member's Share of Company Minimum Gain" generally means, as described in Treasury Regulations Section 1.704-2(g)(1), the sum of Nonrecourse Deductions allocated to such Member and the aggregate amount of distributions made to such Member of proceeds of a Nonrecourse Liability that are allocable to an increase in Company Minimum Gain, minus the aggregate of such Member's Share of the Net Decrease in Company Minimum Gain.

          (bb) "Member's Share of Member Nonrecourse Debt Minimum Gain" generally means, as described in Treasury Regulations Section 1.704-2(i)(5), an amount determined in a manner consistent with Treasury Regulations Section 1.704-2(g)(1) with respect to each Member Nonrecourse Debt for which such Member bears the economic risk of loss.

          (cc) "Member's Share of the Net Decrease in Company Minimum Gain" generally means, as described in Treasury Regulations Section 1.704-2(g)(2), an amount equal to the total net decrease in Company Minimum Gain multiplied by a ratio equal to such Member's Share of Company Minimum Gain at the end of the immediately preceding taxable year over the total Company Minimum Gain at such time.

          (dd) "Member's Share of the Net Decrease of Member Nonrecourse Debt Minimum Gain" generally means, as described in Treasury Regulations 1.704-2(i)(4), an amount determined in a manner consistent with Treasury Regulations Section 1.704-2(g)(2).

          (ee) "Merger Agreement" means the Merger Agreement dated          ,
     2001 by and among the Original Member, the Company and Origen Financial, Inc. ("OFI"), pursuant to which the Original Member will cause the mergers of: (A) OFI with and into the Company; (B) Origen Special Holdings Corporation with and into Origen Special Purpose L.L.C.; (C) Origen Manufactured Home Financial, Inc. with and into Origen Manufactured Home Financial, L.L.C., and (D) Origen Insurance Agency, Inc. with and into Origen Insurance Agency, L.L.C., each as more fully described in such Merger Agreement.

          (ff) "Mergers" mean the transactions described in the Merger
     Agreement.

          (gg) "Net Capital Contribution" shall mean the difference between a Member's total Capital Contributions less amounts distributed to such Member under Section 3.6(a).

          (hh) "Nonrecourse Deductions" has the meaning assigned to such term in Treasury Regulations Section 1.704-2(c). In general, the amount of Nonrecourse Deductions for a Company taxable year equals the excess of the net increase, if any, in the amount of Company Minimum Gain during such year over the aggregate amount of distributions during such year of proceeds of a Nonrecourse Liability that are allocable to an increase in Company Minimum Gain.

          (ii) "Nonrecourse Liability" means any debt of the Company to the extent that no Member (or a person related to a Member) bears the economic risk of loss for that liability, as described in Treasury Regulations Sections 1.704-2(b)(3) and 1.752-1(a)(2).

          (jj) "Original Member" shall mean Bingham Financial Services Corporation, a Michigan corporation.

          (kk) "Profits" and "Losses" mean, for each taxable year or other period, an amount equal to the Company's Federal taxable income or loss (as is appropriate) for such year or other period, determined in accordance with Code Section 703(a) (including all items of income, gain, loss or deduction required to be stated separately under Section 703(a)(1) of the
     Code), with the following adjustments:

             (i) Any income of the Company that is exempt from Federal income tax and not otherwise taken into account in computing Profits or Losses will be added to taxable income or loss;

             (ii) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures under Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses, will be subtracted from taxable income or loss;

             (iii) Gain or loss resulting from any disposition of Company property (with respect to which gain or loss is recognized for Federal income tax purposes) will be computed by reference to the Gross Asset Value of the property, notwithstanding that the adjusted tax basis of the property differs from its Gross Asset Value;

             (iv) In lieu of depreciation, amortization, and other cost recovery deductions taken into account in computing taxable income or loss, there will be taken into account Depreciation for the taxable year or other period; and

             (v) If the Gross Asset Value of any Company asset is adjusted pursuant to clauses (ii) or (iii) of the definition of "Gross Asset Value," the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses.

          (ll) "Series A Units" means the Units of membership interest in the Company designated as Series A Units, which Series A Units shall have such rights, terms and obligations as otherwise provided in this Limited Liability Company Agreement.

          (mm) "Series B Units" means the Units of membership interest in the Company designated as Series B Units, which Series B Units shall have such rights, terms and obligations as otherwise provided in this Limited Liability Company Agreement.

          (nn) "Series C Units" means the non-voting Units of membership interest in the Company designated as Series C Units, which Series C Units shall have such rights, terms and obligations as otherwise provided in this Limited Liability Company Agreement.

          (oo) "Series D Units" means the Units of membership interest in the Company designated as Series D Units and issued to Key Employees, which shall have such rights, terms and obligations as otherwise provided in this Limited Liability Company Agreement

          (pp) "Tax Distribution" means with respect to each Member, for each Fiscal Year, that amount equal to the Federal, state and local income taxes for such tax year of such Member then payable on the difference between the cumulative excess of items of income and gain over items of loss and deduction allocated to such Member (as determined by the Company's regularly employed accountants, assuming such Member was an individual taxable for such Fiscal Year at the maximum individual Federal, state and local income tax rates applicable to such Member (after giving effect to the deductibility of state and local taxes, as well as any preferential capital gains rates)), less the aggregate of all amounts distributed to such Member pursuant to Section 3.5; provided, however, that no such distribution shall be paid to the Original Member with respect to any tax allocations described in Sections 3.2(a)(iii), or 3.2(c).

          (qq) "Treasury Regulations" includes proposed, temporary and final regulations promulgated under the Code in effect as of the date of the filing of the Certificate of Formation and the corresponding sections of any regulations subsequently issued that amend or supersede such regulations.

          (rr) "Unit" is defined in Section 2.2.

     IN WITNESS HEREOF, the undersigned have executed this Limited Liability
Company Agreement of Origen Financial, L.L.C. on or as of              , 2001.

                                          MEMBERS:

                                          BINGHAM FINANCIAL SERVICES
                                          CORPORATION, A MICHIGAN CORPORATION

                                          By:
                                          --------------------------------------
                                          Ronald A. Klein, CEO

                                          SUI TRS, INC. A MICHIGAN CORPORATION

                                          By:
                                          --------------------------------------
                                          Gary A. Shiffman, President

                                          SHIFFMAN FAMILY LLC, A MICHIGAN
                                          LIMITED LIABILITY COMPANY

                                          By:
                                          --------------------------------------
                                          Arthur A. Weiss, Manager

                                          WOODWARD HOLDING, LLC, A MICHIGAN
                                          LIMITED LIABILITY COMPANY

                                          By:
                                          --------------------------------------
                                          Paul Halpern
                                          Its: Manager

                                          MANAGERS:

                                          --------------------------------------
                                          Ronald Klein

                                          --------------------------------------
                                          Gary Shiffman

                                          --------------------------------------
                                          (Independent Manager)

                                   EXHIBIT A

                                                                                     TOTAL          INITIAL
                                                  SERIES A   SERIES B   SERIES C      UNIT          CAPITAL
MEMBER                          ADDRESS            UNITS      UNITS      UNITS      HOLDINGS     CONTRIBUTION
------                   ----------------------   --------   --------   --------   ----------   ---------------
Bingham Financial
  Services
  Corporation..........  260 East Brown Street,   200,000        -0-        -0-     200,000       $         0
                         Suite 200,
                         Birmingham, MI
                         48009
Shiffman Family LLC....  31700 Middlebelt,            -0-     84,211        -0-      84,211       $ 4,210,526
                         Suite 145
                         Farmington Hills, MI
                         48334
SUI TRS, Inc...........  31700 Middlebelt,            -0-    315,789        -0-     315,789       $15,789,474
                         Suite 145
                         Farmington Hills, MI
                         48334
Woodward Holding, LLC..                               -0-        -0-    400,000     400,000       $20,000,000
                                                  -------    -------    -------     -------       -----------
Total Initial Capital
  Contributions........                                                                           $40,000,000
                                                                                                  ===========
Total Unit Holdings....                           200,000    400,000    400,000                     1,000,000
                                                  =======    =======    =======                   ===========

                                                                      APPENDIX B

                                LEHMAN BROTHERS

                                                                 August 13, 2001

Bingham Financial Services Corporation
Special Committee of the Board of Directors
260 East Brown Street, Suite 200
Birmingham, MI 48009

Members of the Special Committee of the Board:

     We understand that Bingham Financial Services Corporation ("Bingham" or the "Company") intends to enter into a restructuring transaction pursuant to which
(1) the Company will merge Origen Financial, Inc. and its subsidiaries into Origen Financial, L.L.C. ("Origen LLC") and will retain an initial 20% ownership interest in Origen LLC and (2) an investor group (the "Investors") consisting of Woodward Holding, L.L.C., SUI TRS, Inc. ("SUI TRS") and The Shiffman Family L.L.C. will contribute a total of $40 million in cash to Origen LLC in exchange for an initial aggregate 80% ownership interest in Origen LLC (the "Proposed Transaction"). It is our understanding that (i) Gary A. Shiffman, the Chairman of the Board, Secretary and a director of Bingham is a beneficial owner of the Shiffman Family L.L.C., one of the Investors, (ii) that the Shiffman Family L.L.C. owns all of the voting stock of SUI TRS, another Investor, (iii) that Gary A. Shiffman is also the Chief Executive Officer, a director and major shareholder of Sun Communities, Inc. ("Sun"), which through its general partnership interest in Sun Communities Operating Limited Partnership ("SCOLP") owns all of the preferred non-voting stock of SUI TRS, which represents 95% of the total equity in SUI TRS, and (iv) that Gary A. Shiffman is a limited partner in SCOLP. We further understand that Origen LLC may allocate up to 10% of its equity to its employees, that certain members of Origen LLC will have preferences with respect to distributions made by Origen LLC, and that the Investors will have the option to acquire Bingham's ownership interest between the 36th month and 60th month following the closing of the Proposed Transaction for an amount equal to the enterprise value (as determined by an independent investment banking firm) of Origen LLC multiplied by Bingham's ownership percentage of the LLC. The terms and conditions of the Proposed Transaction are set forth in more detail in the Investment Agreement, dated as of July 20, 2001, as amended by an amendment to the Investment Agreement dated August 13, 2001 (collectively the "Agreement") between Bingham and the Investors.

     We have been requested by the Special Committee of the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company of the consideration to be received by the Company in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the Company's underlying business decision to proceed with or effect the Proposed Transaction.

     In arriving at our opinion, we reviewed and analyzed: (1) the Agreement and the specific terms of the Proposed Transaction, (2) a draft of the Company's Proxy Statement regarding the Proposed Transaction and such other publicly available information concerning the Company that we believe to be relevant to our analysis, including the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 and the Company's earnings release for the quarter ended June 30, 2001, (3) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company, (4) a trading history of the Company's common stock from August 2, 2000 to the present, (5) a comparison of the financial terms of the Proposed

Transaction with the financial terms of certain other transactions that we deemed relevant, (6) the results of the Company's efforts to solicit indications of interest from third parties with respect to an equity investment in or purchase of the Company, (7) the highly leveraged position of the Company, (8) the current and projected financing needs of the Company to fund its operations and the Company's current cash flow forecast and limited cash position, (9) the revolving demand lines of credit with SCOLP, SCOLP's strong indication that it will demand payment under the lines of credit, and the Company's ability to repay its debt to SCOLP, and (10) the limited strategic and financial alternatives available to the Company as a stand alone business. In addition, we have had discussions with the management of the Company concerning its business, operations, assets, financial condition and prospects and have undertaken such other studies, analyses and investigations as we deemed appropriate.

     In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of the Company, upon advice of the Company we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and that the Company will perform substantially in accordance with such projections. In arriving at our opinion, we have conducted only a limited physical inspection of the properties and facilities of the Company and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company. In addition, you have not authorized us to solicit, and we have not solicited, any indications of interest from any third party with respect to the purchase of all or a part of the Company's business or any equity investment in the Company. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter. We express no opinion as to the prices at which the shares of common stock of the Company may trade at any time following consummation of the Proposed Transaction.

     Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the consideration to be received by the Company in the Proposed Transaction is fair to the Company.

     Lehman Brothers is not acting as financial advisor to the Company in connection with the Proposed Transaction. We will receive a fee for rendering this Opinion. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. We have performed various investment banking services for the Company (including serving as the sole manager for the Company's March 2001 securitization of $163 million of manufactured home loans and providing a line of credit to the Company) and have received customary fees for such services. In the ordinary course of our business, we may trade in the securities of the Company for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

     We also have performed various investment banking services for certain entities affiliated with Gary A. Shiffman and SUI TRS, including Sun, and have received customary fees for such services. Lehman Brothers acted as the lead manager for Sun's $115 million initial public offering in 1993, and since such time has provided a variety of investment banking services to Sun, including in connection with two equity offerings, several mortgage and unsecured debt offerings, two strategic advisory assignments, two interest rate hedge programs and a stock buy-back program. In addition, Lehman Brothers was the Lead Syndication Agent and Arranger for Sun's existing credit facility that was renewed and extended in July 1999. Additionally, Lehman Brothers funded a $103 million mortgage loan on commercial office property in Michigan in December 2000 for a partnership controlled by

Gary A. Shiffman and affiliates of Woodward Holding, L.L.C. In the ordinary course of our business, we actively trade in the securities of Sun for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

     This opinion is for the use and benefit of the Special Committee of the Board of Directors of the Company and is rendered to the Special Committee of the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Proposed Transaction.

                                          Very truly yours,

                                          LEHMAN BROTHERS

                                                                      APPENDIX C

                              INVESTMENT AGREEMENT
                          (CONFORMED COPY, AS AMENDED)

     THIS INVESTMENT AGREEMENT (the "Agreement") is made and entered into as of July 20, 2001, as amended as of August 13, 2001, by and among the investors signing this Agreement (collectively, the "Investors") who have agreed to participate in BFSC's Recapitalization Plan by making the Capital Contributions into OFLLC in exchange for the issuance of the number of Membership Units in OFLLC which are set forth next to each Investor's name on Exhibit A attached hereto. Capitalized terms that are used in this Agreement are defined in Section 1 below.

WITNESSETH:

     A. OFLLC: (i) was organized on June 15, 2001 by filing a Certificate of Formation with the Delaware Secretary of State, (ii) has not engaged in any business to date, and (iii) is the sole owner of the OFLLC Subsidiaries.

     B. BFSC is and has been the sole member of OFLLC since the date that OFLLC was organized but has heretofore not contributed any assets or services to OFLLC.

     C. The parties to this Agreement have agreed that concurrently with the satisfaction of the Conditions Precedent, (i) the Investors (other than BFSC) shall be admitted as new members of OFLLC and make the Capital Contributions into OFLLC which are set forth next to each of their respective names on Exhibit A attached hereto in exchange for the issuance of the number of Series B Units and Series C Units in OFLLC which are set forth next to the name of each such Investor on Exhibit A, and (ii) BFSC shall consummate the Mergers in accordance with the terms set forth in the Merger Agreement in exchange for the issuance to BFSC of the number of Series A Units in OFLLC that are set forth on Exhibit A.

     NOW, THEREFORE, in consideration of the premises and for other of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

     1. Definitions. As used in this Agreement, the following terms shall have the respective meanings set forth below:

          "BFSC" means Bingham Financial Services Corporation, a Michigan corporation.

          "BFSC Conditions Precedent" means collectively all of the following:

             (a) On the Closing Date, SCOLP having provided and/or having committed to provide the SCOLP Line of Credit to OFLLC during the 12 month period following the Closing Date; and

             (b) If a meeting of the shareholders of BFSC is held for the purpose of considering the execution and delivery of the Transaction Documents, the consummation of the Mergers and the other transactions contemplated by this Agreement, Gary Shiffman and all entities and trusts that are directly and/or indirectly owned or controlled by Gary Shiffman or members of his immediate family (i.e., parents, spouse, or children or trusts for their benefit) who directly or indirectly own stock in BFSC or who own or control voting rights in entities that own stock in BFSC (collectively, the "Shiffman Entities") shall have voted in favor of the execution and delivery of the Transaction Documents, the consummation of the Mergers, and the consummation of the transactions contemplated by this Agreement; provided that if no such meeting of the BFSC shareholders is held, this condition precedent shall be deemed to have been satisfied, and

             (c) At the time of or prior to the Closing, the Investors (other than BFSC) shall not have undertaken any action that would prevent or hinder the BFSC Entities from meeting the conditions precedent set forth in Sections 7.1(c), (e), (m) and 7.2(e) of the Merger Agreement.

          "BFSC Entities" shall mean collectively BFSC, OFI, and the OFI Subsidiaries.

          "Capital Contributions" means (a) with respect to the Investors (other than BFSC), the capital contributions into OFLLC which are set forth next to the name of each such Investor on Exhibit A attached hereto, and (b) with respect to BFSC, the consummation of the Mergers that are more particularly described in the Merger Agreement.

          "Certificate of Formation" means the Certificate of Formation of OFLLC fled with the Delaware Secretary of State in accordance with the Delaware Act, as the same may be amended or restated from time to time.

          "Closing" has the meaning ascribed in Section 5 of this Agreement.

          "Closing Date" has the meaning ascribed in Section 5 of this Agreement.

          "Conditions Precedent" means collectively the Primary Conditions Precedent, the Diligence Conditions Precedent, and the Secondary Conditions Precedent.

          "Delaware Act" means the Delaware Limited Liability Company Act, Del. Code Ann. tit.6, sec.sec.18-101 to -1109, as it may be amended from time to time.

          "Diligence Conditions Precedent" means collectively all the following:

             (a) On or before August 31, 2001, BFSC shall have obtained a Fairness Opinion;

             (b) On or before December 31, 2001, each of the conditions precedent set forth in Sections 7.1(c) and (m) of the Merger Agreement shall have been satisfied, provided, however, in the case of Section 7.1(c) of the Merger Agreement, approval of BFSC's shareholders shall not be one of the Diligence Conditions Precedent but shall be one of the Primary Conditions Precedent under Section (a) of the definition of Primary Conditions Precedent.

          "Fairness Opinion" means a fairness opinion received by BFSC from an independent investment banking firm which indicates that the Recapitalization Plan and the consummation of the transactions contemplated by the Transaction Documents and this Agreement are fair to BFSC and its shareholders.

          "Investors" means collectively the persons and/or entities described on Exhibit A.

          "LIBOR" means a variable rate of interest equal to the 30 day London Inter-Bank Offered Rate.

          "Limited Liability Company Agreement" means the Limited Liability Company Agreement of the OFLLC, as it may be amended or restated from time to time, a draft of which is attached hereto as Exhibit C.

          "Managing Board" means the managing board of OFLLC which (a) shall have a total of five votes and may have up to five persons who shall be designated as follows (i) the holders of the Series B Units shall have the right to control two votes (and appoint up to two persons to serve on OFLLC's Managing Board), (ii) BFSC shall have the right to control two votes (and appoint up to two persons to serve on OFLLC's Managing Board), and (iii) holders of the Series B Units and BFSC will together appoint one person who shall control one vote and shall have the right to appoint his or her successor (that person, and his or her successor, being hereinafter referred to as the "Independent Director"), and (b) shall, except as otherwise provided in the Limited Liability Company Agreement, act by the consent or vote of the majority of the five votes allocated between BFSC, the holders of the Series B Units and the Independent Director.

          "Material Adverse Change" means any circumstance, change in, or effect on the condition (financial or otherwise), business, assets or results of operations of the BFSC Entities and/or the Recapitalized BFSC Entities (as applicable), which, either individually or in the aggregate: (a) is or is reasonably likely to be materially adverse to the pre-Closing business, operations, assets, liabilities, employee relationships, distribution, customers or supplier relationships, results of operations or the condition (financial or otherwise) of the BFSC Entities, or (b) could materially adversely affect the ability of the Recapitalized BFSC Entities to operate or conduct their on-going post-Closing business operations.

          "Membership Units" means collectively the Series A Units, Series B Units and Series C Units to be issued to the Investors by OFLLC in the manner described on Exhibit A attached hereto.

          "Merger Agreement" means the Merger Agreement by and among the BFSC Entities and the Recapitalized BFSC Entities, a draft of which is attached hereto as Exhibit D, pursuant to which BFSC will cause the mergers of: (a) OFI with and into OFLLC, (b) Origen Special Holdings Corporation with and into Origen Special Purpose L.L.C.; (c) Origen Manufactured Home Financial, Inc. with and into Origen Manufactured Home Financial, L.L.C., and (d) Origen Insurance Agency, Inc. with and into Origen Insurance Agency, L.L.C., each as more fully described in such Merger Agreement.

          "Mergers" mean the statutory merger transactions described in the Merger Agreement.

          "OFI" shall mean Origen Financial, Inc., a Virginia corporation.

          "OFI Subsidiaries" shall mean collectively each of the following corporations which are wholly owned by OFI: Origen Special Holdings Corporation which is organized in Delaware, and Origen Manufactured Home Financial, Inc. and Origen Insurance Agency, Inc., each of which is organized in Virginia.

          "OFLLC" means Origen Financial L.L.C., a limited liability company organized under the laws of the State of Delaware pursuant to the Certificate of Formation and OFLLC's Limited Liability Company Agreement.

          "OFLLC Subsidiaries" shall mean collectively each of the following limited liability companies which are wholly owned by OFLLC: Origen Special Purpose, L.L.C., Origen Manufactured Home Financial, L.L.C., and Origen Special Purpose II, L.L.C., each organized in Delaware, and Origen Insurance Agency, L.L.C., organized in Virginia.

          "Primary Conditions Precedent" means collectively all of the following:

             (a) On or before October 31, 2001, BFSC shall have obtained resolutions adopted by its board of directors and shareholders authorizing the execution and delivery of the Transaction Documents, the consummation of the Mergers and the consummation of the transactions contemplated by this Agreement, provided, however, that in the case of obtaining authorization by BFSC's shareholders for the foregoing matters (the "BFSC Shareholder Approval"), in the event that BFSC has diligently taken steps to obtain the BFSC Shareholder Approval by promptly submitting a proxy to the SEC (the "BFSC Proxy"), the deadline for obtaining the BFSC Shareholder Approval (i.e., October 31, 2001) shall be extended (if necessary) by the number of days in excess of 30 days during which BFSC is diligently seeking SEC approval of the BFSC Proxy;

             (b) From the date of this Agreement to the Closing Date, no Material Adverse Change arising from of any action or inaction of any of the BFSC Entities shall have occurred to any of the BFSC Entities and/or the Recapitalized BFSC Entities

             (c) On the Closing Date each of the conditions precedent set forth in Sections 7.1(a), (b), (f), (h) and (i), of the Merger Agreement shall have been satisfied.

             (d) On or before October 31, 2001, each of the conditions precedent set forth in Sections 7.1 (k) and (l) of the Merger Agreement shall have been satisfied.

          "Recapitalized BFSC Entities" shall mean collectively BFSC, OFLLC, and the OFLLC Subsidiaries.

          "Recapitalization Plan" means the Recapitalization Plan of Bingham Financial Services Corporation which is more particularly described on the Term Sheet and in the schematic representations that are attached hereto as Exhibit E.

          "SCOLP" means Sun Communities Operating Limited Partnership, a limited partnership organized under the laws of Michigan.

          "SCOLP Line of Credit" means the $12,500,000 stand-by line of credit to be issued by SCOLP to OFLLC prior to and/or concurrently with the Closing and which shall be substantially in accordance with the terms and conditions set forth in the minutes of the meetings of the Boards of Directors of BFSC and Sun Communities, Inc. which were each held on June 25, 2001.

          "SEC" means the Securities and Exchange Commission.

          "Secondary Conditions Precedent" means collectively all of the following:

             (a) From the date of this Agreement to the Closing Date, no Material Adverse Change arising from any occurrence other than the action or inaction of any of the BFSC Entities shall have occurred to the any of BFSC Entities and/or Recapitalized BFSC Entities;

             (b) On the Closing Date the condition precedent set forth in
        Section 7.1(e) of the Merger Agreement shall have been satisfied.

             (c) On or before October 31, 2001, the condition precedent set forth in Section 7.1(n) of the Merger Agreement shall have been satisfied.

          "Series A Units" means the Membership Units in OFLLC designated as Series A Units on Exhibit A attached hereto, which Series A Units (i) are to be issued to BFSC upon the consummation of the Mergers and the Recapitalization Plan, and (ii) shall have such rights, terms, and obligations as provided for in OFLLC's Limited Liability Company Agreement.

          "Series B Units" means the Membership Units in OFLLC designated as Series B Units on Exhibit A attached hereto, which Series B Units (i) are to be issued to the Investors (other than BFSC and Woodward Holding, LLC) who shall make the Capital Contributions that are set forth on Exhibit A attached hereto upon the consummation of the Recapitalization Plan, and
     (ii) shall have such rights, terms, and obligations as provided for in OFLLC's Limited Liability Company Agreement.

          "Series C Units" means the Membership Units in OFLLC designated as Series C Units on Exhibit A attached hereto, which Series C Units (i) are to be issued to Woodward Holding, LLC which shall make the Capital Contribution that is set forth on Exhibit A attached hereto upon the consummation of the Recapitalization Plan, and (ii) shall have the rights, terms, and obligations as provided for in OFLLC's Limited Liability Company Agreement.

          "Term Sheet" means the term sheet attached hereto as Exhibit E.

          "Transaction Documents" means collectively this Agreement, the Limited Liability Company Agreement, the Merger Agreement and all additional documents, instruments, and/or agreements that are delivered in connection with the consummation of the Recapitalization Plan and related transactions described in this Agreement.

     2. Organization of OFLLC and OFLLC Subsidiaries. The parties to this Agreement acknowledge and agree that: (a) BFSC has heretofore retained counsel to: (i) prepare and file Articles of Organization for OFLLC and the OFLLC Subsidiaries, and (ii) prepare the Limited Liability Company Agreement, the Merger Agreement, and the other Transaction Documents which are necessary to consummate the Recapitalization Plan in accordance with the terms set forth in the Term Sheet and this Agreement, and (b) concurrently with the consummation of the Recapitalization Plan, OFLLC shall be governed by a Managing Board whose initial members shall be (i) Ronald A. Klein who shall exercise the two votes allocated to BFSC, (ii) Gary A. Shiffman who shall exercise the two votes allocated to the Investors holding Series B Units, and (iii) the Independent Director chosen by BFSC and the holders of the Series B Units, who shall exercise one vote.

     3. Consummation of Recapitalization Plan; Funding Capital Contributions; and Execution of Transaction Documents. On the Closing Date: (a) the Investors shall execute and deliver all Transaction Documents (other than this Agreement),
(b) the BFSC Entities and the Recapitalized BFSC Entities shall consummate the Mergers, and (c) the Investors (other than BFSC) shall make the Capital Contributions to OFLLC that are described in this Agreement and on Exhibit A attached hereto.

     4. Issuance of Units. Upon funding of all of the Capital Contributions and the consummation of the Mergers, OFLLC shall issue to each of the Investors the number of Series A Units, Series B Units and Series C Units which are set forth next to the name of each Investor on Exhibit A attached hereto.

     5. Closing and Closing Date. Subject to the satisfaction of each of the Conditions Precedent, the closing of the transactions contemplated by this Agreement (the "Closing") shall occur on or before December 31, 2001, or at such other date as shall be mutually agreed upon by the parties hereto (the "Closing Date").

     6. Conditions Precedent. The obligation of the Investors (other than BFSC) to enter into the Transaction Documents or make Capital Contributions is subject to the satisfaction of all the Conditions Precedent (compliance with which, or the occurrence of which, may be waived in whole or in part by the Investors (other than BFSC), provided, however, that the funding of the Capital Contributions by the Investors (other than BFSC) and/or Closing shall be deemed a satisfaction or waiver of such Conditions Precedent). The obligation of BFSC to consummate the Merger or enter into the Transaction Documents is subject to the fulfillment of the BFSC Conditions Precedent and the other Investors making their Capital Contributions

     7. Additional Documents. Each of the parties to this Agreement agrees to execute and deliver and/or (where applicable) cause their affiliated entities to execute and deliver to BFSC, the Senior Lender and/or the other parties to this Agreement (where applicable) any and all documents, instruments, and/or agreements, in addition to those otherwise provided for herein, that may be necessary and/or appropriate to effectuate the provisions of this Agreement whether before, on or after the date of execution of this Agreement. In this regard, prior to the Closing Date, the Investors (other than BFSC) shall have each obtained and delivered to BFSC resolutions adopted by their respective Board of Directors, Board of Managers, Shareholders and/or Members (as applicable) authorizing (where applicable) the execution and deliver of the Transaction Documents, the funding of their respective Capital Contributions, and the consummation of the transactions contemplated by the Transaction Documents and this Agreement. All Transaction Documents executed and delivered and all actions taken in connection with the Recapitalization Plan and the consummation of the transactions contemplated by this Agreement shall be reasonably satisfactory to the Investors and their counsel.

     8. Transaction Fees and Expenses; Reciprocal Break-Up Fee. The parties to this Agreement hereby acknowledge and agree to the following terms and conditions relating to the payment of transaction fees and expenses and potential break-up fees relating to and/or arising out of the Recapitalization Plan and/or the transactions contemplated by the Transaction Documents and this
Agreement:

          (a) Transaction Fees and Expenses. In the event that the transactions relating to the Recapitalization Plan described in this Agreement are consummated, all transaction fees and expenses relating to the Recapitalization Plan, including, but not limited to, all costs and expenses associated with and/or relating to the negotiation, preparation, execution, and delivery of the Transaction Documents, any applicable licensing activities for the Recapitalized BFSC Entities, and all fees charged by legal, accounting and investment banking counsel to the Investors, shall be paid by OFLLC. In the event that the transactions relating to the Recapitalization Plan described in this Agreement are not consummated, the parties to this Agreement shall each bear their own respective costs and expenses in connection with the transactions contemplated by this Agreement

          (b) Reciprocal Break-Up Fee and Reimbursement of Expenses. The parties to this Agreement further acknowledge and agree that in the event:
     (a) all of the Conditions Precedent have been satisfied and BFSC is prepared to consummate the transactions contemplated by this Agreement on the terms and conditions set forth herein and in the Transaction Documents, and the Investors (excluding BFSC) have not executed the Transaction Documents and funded their respective Capital Contributions and/or the BFSC Conditions Precedent (other than the BFSC Condition Precedent set forth in clause (c) of the definition of BFSC Conditions Precedent) have not been satisfied, the Investors (other than BFSC) shall immediately pay BFSC a break-up fee in the amount of $2,000,000; and (b)(i) all of the Primary Conditions Precedent have not been satisfied, or (ii) any of the Diligence Conditions Precedent have not been satisfied and BFSC has not been diligently pursuing the satisfaction of any of such Diligence Conditions Precedent or if BFSC does not obtain a Fairness Opinion because a transaction involving a loan, joint venture, sale, merger or other similar business transaction (collectively, an "Alternative Transaction") between one or more of the BFSC Entities and a party or parties other than the Investors (other than BFSC) is pending or consummated, or (iii) all of the BFSC Conditions Precedent have been satisfied and the Investors (other than BFSC) are prepared to consummate the transactions contemplated by this Agreement under the terms and conditions that are set forth herein and in the Transaction Documents but BFSC has not executed the Transaction Documents and caused the Mergers to be consummated, or (iv) prior to or contemporaneously therewith any of the events described in the foregoing clauses (i) through (iii) occurring, BFSC shall stop pursing the consummation of the transactions described in this Agreement because of the pendency or consummation of an Alternative Transaction, BFSC shall immediately pay to the Investors an aggregate break-up fee in the amount of $2,000,000 (which shall be allocated among and paid to the Investors (other than BFSC) in proportion to the amount that each such Investor's allocated Capital Contribution bears to the total amount of all Capital Contributions to be made by all Investors (other than BFSC) to OFLLC). The parties acknowledge and agree that the damage either BFSC or the other Investors would incur if the transactions contemplated herein are not consummated would most likely be incapable of accurate calculation and that $2,000,000 is a reasonable estimate of the actual damages a party would incur in such event.

          Further, in the event that: (a) BFSC has diligently pursued the satisfaction of each of the Diligence Conditions Precedent and any of the Diligence Conditions Precedent have not been satisfied; or (b) any of the Secondary Conditions Precedent have not been satisfied, BFSC shall (a) immediately reimburse the Investors (other than BFSC) for all their out-of-pocket expenses incurred by them or any of their affiliates in connection with: (i) the preparation, drafting and negotiation of this Agreement and the Transaction Documents and any other document related to the transactions contemplated in this Agreement; and
     (ii) their due diligence review of the BFSC Entities, provided, however, that the aggregate amount of such reimbursements shall be capped at $300,000.00 (the "Investor Expense Reimbursements"), and (b) be relieved from any obligation to pay the Investors the $2,000,000.00 break-up fee referenced above.

          Anything contained herein to the contrary notwithstanding, if (a) any Conditions Precedent are not satisfied due to of the unwillingness by any Investor (other than BFSC) to cooperate with and/or submit financial or other information to any governmental and/or licensing authorities which are required in connection with the submission by the Recapitalized BFSC Entities of applications to obtain the various licenses and permits that are necessary to permit the Recapitalized BFSC Entities to continue to operate their respective business operations after the Closing Date, and
     (b) such failure to cooperate with and/or submit financial or other information to any applicable governmental and/or licensing authority causes any of the Diligence Conditions Precedent (which are not waived) not to be satisfied, then: (i) no party to this Agreement shall be obligated to pay any of the break-up fees that are described in this Section 8(b), and
     (ii) BFSC shall not be obligated to pay the Investor Expense
     Reimbursements.

     9. Compliance With Securities Laws. Each Investor acknowledges that, covenants with, and represents and warrants to, each of the Recapitalized BFSC Entities and each of the other Investors as follows:

          (a) Such Investor is acquiring his, her, or its Membership Units for his, her, or its own account and for investment purposes only, and not with a view to the assignment of all or any portion of such Membership Units.

          (b) Such Investor shall not assign all or any portion of his, her, or its Membership Units in a manner which violates any federal or state securities law.

          (c) the Membership Units are not registered under the Securities Act of 1933 (the "Securities Act") or any applicable state securities laws and such Membership Units are "restricted securities" as defined under the Securities Act.

          (d) Such Investor has been furnished with such information about the BFSC Entities and the Recapitalized BFSC Entities as he, she, or it has requested and has had the opportunity to communicate with the Directors and/or Managers of the BFSC Entities and the Recapitalized BFSC Entities in order to verify the accuracy of, or amplify upon, the foregoing information.

          (e) Such Investor has such knowledge and experience in financial business matters that he, she, or it is capable of evaluating the risks and merits of acquiring the Membership Units and has had the opportunity to consult with independent advisors with regard to his, her, or its investment in the Membership Units.

          (f) Such Investor shall not sell, assign or otherwise transfer his, her, or its Membership Units or any portion thereof: (i) except in accordance with the terms and restrictions that are set forth in the Limited Liability Company Agreement, or (ii) to any person or entity who does not make the acknowledgments and agreements set forth herein.

          (g) Such Investor is an "Accredited Investor" within the meaning of Regulation D under the Securities Act;

          (h) Such Investor is able to bear the risk of loss of his, her, or its entire investment in the Membership Units and has no immediate need for the funds that he, she, or it intends to invest in the Recapitalized BFSC Entities.

          (i) Such Investor has no need for liquidity with respect to his, her, or its investment in the Recapitalized BFSC Entities and is able to bear the economic risk of his, her, or its investment in the Recapitalized BFSC Entities for an indefinite period of time.

          (j) Such Investor realizes that his, her, or its intended investment in the Recapitalized BFSC Entities is illiquid, is not readily transferable, and that transfer of the Membership Units he, she, or it has or will acquired is in fact restricted.

     10. General Provisions.

          (a) Specific Performance. The parties hereto acknowledge and agree that the subject matter of this Agreement is unique and that the failure of any party hereto to comply with the terms and conditions contained herein constitutes irreparable injury if not fully and completely performed; accordingly, any party seeking to enforce the terms and covenants contained herein shall be entitled to the equitable relief of specific performance and/or such other equitable relief as decreed and/or ordered by a court of competent jurisdiction.

          (b) Governing Law; Jurisdiction. This Agreement and the performance hereof shall be construed and interpreted in accordance with the laws of the State of Michigan. Furthermore, the parties hereto acknowledge and agree that any dispute arising out of this Agreement shall be determined by a court of competent jurisdiction located in Oakland County, Michigan or a federal court located in Wayne County, Michigan.

          (c) Entire Agreement. This Agreement and the Transaction Documents constitutes the entire Agreement between the parties hereto in connection with the subject matter hereof. None of the parties to this Agreement have made any statements, representations or warranties in connection herewith, except as expressly set forth herein. This Agreement and the Transaction Documents may not be modified orally, and no modification shall be effective unless in writing and signed by all the parties hereto making specific reference to the changes to be made to this Agreement.

          (d) Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, personal representatives, successors and assigns.

          (e) Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing, and shall be deemed to have been given when received, if delivered in person, or three (3) business days following the mailing thereof, if mailed by certified mail, return receipt requested and regular mail, postage prepaid to the Investors at the following addresses:

        IF TO BFSC:

          260 East Brown Street
          Suite 200
          Birmingham, Michigan 48009
          Attention: Ronald A. Klein

        WITH A COPY TO:

          Williams, Williams, Ruby & Plunkett, P.C.
          380 North Old Woodward Avenue
          Suite 300
          Birmingham, Michigan 48009
          Attention: James A. Williams, Esq.

       IF TO SUI TRS, INC. OR
       SHIFFMAN FAMILY, LLC:

          31700 Middlebelt Road
          Suite 145
          Farmington Hills, Michigan 48334
          Attention: Gary A. Shiffman

        WITH A COPY TO:

          Jaffe, Raitt, Heuer & Weiss, P.C.
          One Woodward Avenue
          Suite 2400
          Detroit, Michigan 48226
          Attention: Arthur A. Weiss, Esq.

        IF TO WOODWARD HOLDING, LLC

          c/o Jaffe, Raitt, Heuer & Weiss, P. C.
          One Woodward Avenue, Suite 2400
          Detroit, Michigan 48226
          Attention: David H. Raitt

          (f) Waiver. Waiver by any party of any breach, or failure to enforce any of the terms and conditions of this Agreement, at any time, shall not in any way affect, limit or waive such party's right thereafter to enforce and compel strict compliance with every term and condition hereof.

          (g) Severability. If and to the extent that any provision of this Agreement or portion thereof shall be determined by any legislature or court to be in whole or in part invalid or unenforceable, such provision or term shall be unenforceable only to the extent of such invalidity without invalidating the remaining provisions hereof and all other provisions of this Agreement shall remain in full force and effect, and the rights and obligations of the parties shall be construed and enforced accordingly. In addition, it is the intent of the parties hereto that any provision of the Agreement which is determined to be invalid or unenforceable shall be interpreted in a form which is not invalid or unenforceable with the intent that the terms and conditions imposed by this Agreement shall be construed and enforced in such a manner as to give them the broadest enforceable scope and effect.

          (h) Miscellaneous. This Agreement may be executed in counterparts, and each such counterpart shall constitute an original and all such counterparts shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement on or as of the date and year first appearing above.

                                          BINGHAM FINANCIAL SERVICES
                                          CORPORATION,
                                          A MICHIGAN CORPORATION

                                          By:      /s/ RONALD A. KLEIN
                                            ------------------------------------
                                              Ronald A. Klein
                                          Its:President

                                          SUI TRS, INC., A MICHIGAN CORPORATION

                                          By:      /s/ GARY A. SHIFFMAN
                                              ----------------------------------
                                              Gary A. Shiffman
                                          Its:President

                                          SHIFFMAN FAMILY LLC,
                                          A MICHIGAN LIMITED LIABILITY COMPANY
                                          TO BE FORMED

                                          By:      /s/ ARTHUR A. WEISS
                                            ------------------------------------
                                              Arthur A. Weiss
                                          Its:Manager

                                          WOODWARD HOLDING, LLC,
                                          A MICHIGAN LIMITED LIABILITY COMPANY

                                          By:      /s/ PAUL A. HALPERN
                                            ------------------------------------
                                              Paul A. Halpern
                                          Its:Manager

                                  EXHIBIT "A"

                       SCHEDULE OF CAPITAL CONTRIBUTIONS

                                       SERIES A    SERIES B    SERIES C      INITIAL CAPITAL
MEMBER                                   UNIT       UNITS      UNITS(1)       CONTRIBUTION
------                                 --------    --------    --------    -------------------
Bingham Financial Services
  Corporation........................  200,000           0                     Consummation of
                                                                           Mergers pursuant to
                                                                              Merger Agreement
Shiffman Family LLC..................      -0-      84,211                         $ 4,210,526
SUI TRS, Inc.........................      -0-     315,789                         $15,789,474
Woodward Holding, LLC................      -0-         -0-     400,000             $20,000,000

-------------------------

(1) The Series C Units shall be non-voting.

                                                                      APPENDIX D

                            FORM OF MERGER AGREEMENT

     This merger agreement (the "Agreement") is made and entered into as of the
  day of        , 2001 by and among Origen Financial, Inc., a Virginia
corporation ("Origen"), Origen Manufactured Home Financial, Inc., a Virginia corporation ("Origen MHF"), Origen Insurance Agency, Inc., a Virginia corporation ("Origen Insurance"), Origen Special Holdings Corporation, a Delaware corporation ("Origen SHC," and together with Origen MHF and Origen Insurance, the "Origen Subsidiaries"), Bingham Financial Services Corporation, a Michigan corporation ("Bingham"), Origen Financial L.L.C., a Delaware limited liability company (the "Company"), Origen Manufactured Home Financial, L.L.C., a Delaware limited liability company ("Company MHF"), Origen Insurance Agency, L.L.C., a Virginia limited liability company ("Company Insurance") and Origen Special Purpose, L.L.C., a Delaware limited liability company ("Company SP," and together with Company MHF and Company Insurance, the "Company Subsidiaries").

                                    RECITALS

     A. Origen originates and services MH Loans, Land/Home loans and Floorplan Loans (the "Origen Business", and together with the Origen MHF Business and the Origen Insurance Business, the "Business").

     B. Bingham is the owner of all of the issued and outstanding shares of the capital stock (the "Origen Stock") of Origen.

     C. Origen is the owner of all of the issued and outstanding shares of the capital stock (the "Origen MHF Stock") of Origen MHF, all of the issued and outstanding shares of the capital stock (the "Origen Insurance Stock") of Origen Insurance, and all of the issued and outstanding shares of the capital stock (the "Origen SHC Stock") of Origen SHC.

     D. The Parties wish to cause the following mergers to occur upon compliance with the applicable provision (the "Delaware Statute") of the laws of the State of Delaware and the applicable provisions (the "Virginia Statute") of the laws of the State of Virginia: (i) the merger of Origen into the Company with the Company being the surviving entity (the "Company Merger"); (ii) the merger of Origen MHF into Company MHF with Company MHF being the surviving entity (the "MHF Merger"); (iii) the merger of Origen Insurance into Company Insurance with Company Insurance being the surviving entity (the "Insurance Merger"); and (iv) the merger of Origen SHC into Company SP with the Company SP being the surviving entity (the "SP Merger," and together with the Company Merger, the MHF Merger and the Insurance Merger, the "Mergers").

     E. The Mergers are all subject to the terms and conditions of this Agreement and the Limited Liability Company Agreement.

     NOW, THEREFORE, for and in consideration of the foregoing Recitals, the mutual covenants and undertakings set forth below and other good and valuable consideration, the receipt and adequacy of which are acknowledged, the Parties agree as follows:

     1. Certain Definitions. For purposes of this Agreement, the following capitalized terms shall have the following meanings (other capitalized terms may be defined elsewhere in this Agreement):

          1.1. Affiliate of a person or entity means a person or entity that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the first person or entity.

          1.2. Assets means all of the assets and properties used in connection with or related to the Business, whether known or unknown, tangible or intangible, real or personal, wherever situated, owned by Bingham or any of the Origen Entities or in which any of the Origen Entities has any right, title or interest. The Assets include, without limitation, the following:

             (a) All cash and cash equivalents of the Business;

             (b) All furniture, fixtures and other fixed assets used in connection with or related to the Business, including, without limitation, the assets listed on the attached Schedule 1.2(b);

             (c) All goodwill and all other intangible assets associated with the Business;

             (d) All patents, patent applications, trademarks, trademark applications and registrations, trade names, service marks, service names, copyrights, copyright applications and registrations, commercial and technical trade secrets, engineering, production and other designs, drawings, specifications, formulae, technology, computer and electronic data processing programs and software, inventions, processes, know-how, confidential information, corporate and assumed names, and other proprietary property rights and interests used in connection with the operation of or related to the Business, including, without limitation, the items set forth on the attached Schedule 1.2(d) (collectively, the "Intellectual Property");

             (e) All sales and business records, all corporate records, personnel records of the Origen's Entities' employees, credit records of Origen's customers, customer lists, advertising and promotional materials and all other books and records of every kind and nature used in connection with or related to the Business;

             (f) All equipment, machinery, office equipment and vehicles used in connection with the Business, including, without limitation, the assets listed on the attached Schedule 1.2(f);

             (g) All written personal property leases entered into by any of the Origen Entities (the "Personal Property Leases"), a complete list of which, together with a list of the assets subject to such leases, is set forth on the attached Schedule 1.2(g);

             (h) All oral or written contracts and agreements, other than the Personal Property Leases, entered into by any of the Origen Entities, including, without limitation, all contracts with dealers from whom MH Loans and Land/Home Loans have been or may hereafter be purchased by any of the Origen Entities, as well as all servicing agreements and all license agreements, sublicense agreements, extended warranty service agreements and other contracts relating to software licensed by any of the Origen Entities (the "General Contracts"). The attached Schedule 1.2(h) contains a complete list of General Contracts, other than (i) dealer contracts that do not have terms materially different from the terms set forth in the form dealer contracts Origen has previously provided the Company, and (ii) contracts terminable by an Origen Entity upon 30 days or less notice, with a current maturity of less than one year and requiring payments of less than $10,000 per year.

             (i) All transferable licenses, permits and authorizations held by any of the Origen Entities in connection with, or issued for the benefit of, the Business or the Assets, including, without limitation, those described on the attached Schedule 1.2(i) which are identified as transferable with an asterisk;

             (j) All third party warranties and claims for warranties relating to Business, the Assets or the Leased Personal Property, including, without limitation, those set forth on the attached Schedule 1.2(j);

             (k) All leases and subleases for all land, buildings and improvements leased by any of the Origen Entities in connection with the Business, as described on the attached Schedule 1.2(k) (the "Real Property Leases");

             (l) All options any of the Origen Entities may have to purchase any real property, as described on the attached Schedule 1.2(l);

             (m) All of the accounts receivable of the Origen Entities ;

             (n) All claims and rights concerning any litigation in which any of the Origen Entities is a claimant;

             (o) All right, title and interest of any of the Origen Entities in the Loans and the Loan Documents.

          1.3. Assumed Liabilities means all of the debts, liabilities and obligations of the Origen Entities and the Business, including any liability of Bingham related to the Business and all intercompany debt and obligations owing from any of the Origen Entities to Bingham or any of its Affiliates, other than the Excluded Liabilities.

          1.4. Attendant Documents has the meaning set forth in Section 4.1 below.

          1.5. Bingham Parties has the meaning set forth in Section 9.2 below.

          1.6. Board of Managers means the Company's Board of Managers as constituted pursuant to the Limited Liability Company Agreement.

          1.7. Business has the meaning set forth in the Recitals to this Agreement.

          1.8. Closing has the meaning set forth in Section 8.1 below.

          1.9. Closing Date has the meaning set forth in Section 8.1 below.

          1.10. Closing Deadline the meaning set forth in Section 8.1 below.

          1.11. COBRA means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

          1.12. Code has the meaning set forth in Section 4.16 below.

          1.13. Company has the meaning set forth in the preamble to this Agreement.

          1.14. Company Effective Date means the date that the Company Merger becomes effective which will be the later of (a) the date that a certificate of merger covering the Company Merger is filed with the Secretary of State of Delaware and (b) the date a certificate of merger covering the Company Merger is filed with the Virginia State Corporation Commission.

          1.15. Company Entities means the Company and the Company Subsidiaries collectively, and Company Entity means any one of the Company Entities.

          1.16. Company Merger has the meaning set forth in the Recitals to this Agreement.

          1.17. Company Parties has the meaning set forth in Section 9.1 below.

          1.18. Company Subsidiaries has the meaning set forth in the preamble to this Agreement.

          1.19. Continued Employees has the meaning set forth in Section 6.9(a) below.

          1.20. Contracts means all of the General Contracts and the Personal Property Leases.

          1.21. Covenant has the meaning set forth in Section 8.2(b) below.

          1.22. Customary Loan Origination Practices means those practices, policies, requirements and standards generally and customarily applied and followed by each of Origen and Origen MHF as a prudent lender in connection with the origination of Loans conforming to the Underwriting Guidelines, and which are in all material respects legal and proper in the consumer loan origination business and in material compliance with the requirements of federal and state laws, rules and regulations applicable to each Loan, including without limitation and as applicable, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure laws.

          1.23. Delaware Statute has the meaning set forth in the Recitals to this Agreement.

          1.24. Effective Dates means collectively the Company Effective Date, the MHF Effective Date, the Insurance Effective Date and the SP Effective Date.

          1.25. Employee Benefit Plan has the meaning set forth in Section 4.16(c) below.

          1.26. Employees has the meaning set forth in Section 4.14 below.

          1.27. Employment Agreements has the meaning set forth in Section 7.1(n) below.

          1.28. Environmental Laws has the meaning set forth in Section 4.20(b) below.

          1.29. ERISA has the meaning set forth in Section 4.16 below.

          1.30. Excluded Liabilities means:

             (a) any liability or obligation of any Origen Entity or Bingham for any violation of the Environmental Laws arising from the operation of the Business prior to the Closing Date, including, without limitation, any fine or penalty arising from any permit violations;

             (b) any liability or obligation relating, in any way, to any action, suit, investigation or proceeding pending or threatened prior to the Closing Date against any of Bingham, the Origen Entities, the Business, the Assets or the Leased Personal Property, at law or in equity, before any federal, state, municipal or other governmental department, commission, board, agency, court or instrumentality, including, without limitation, those identified on the attached Schedule 4.12;

             (c) any liability or obligation of any of the Origen Entities or Bingham relating, in any way, to Taxes arising from income generated or events occurring prior to the Closing;

             (d) any and all brokerage fees payable by Origen or Bingham in connection with this Agreement and the transactions it contemplates; and

             (e) The obligations and liabilities of any Origen Entity and/or Bingham arising under this Agreement.

          1.31. Financial Statements has the meaning set forth in Section 4.17 below.

          1.32. Floorplan Loans means the floorplan loans which have been originated by Origen or Origen MHF, as specifically identified on the attached Schedule 1.22.

          1.33. Former Employees has the meaning set forth in Section 4.15(a) below.

          1.34. GAAP means generally accepted accounting principles, consistently applied.

          1.35. General Contracts has the meaning set forth in Section 1.2(h) above.

          1.36. Hazardous Materials has the meaning set forth in Section 4.20(a)(ii) below.

          1.37. Insurance Effective Date means the date that the Insurance Merger becomes effective which will be the date a certificate of merger covering the Insurance Merger is filed with the Virginia State Corporation Commission.

          1.38. Insurance Merger has the meaning set forth in the Recitals to this Agreement.

          1.39. Intellectual Property has the meaning set forth in Section 1.2(d) above.

          1.40. Investment Agreement means that Investment Agreement dated July 20, 2001 by and among Bingham, SUI TRS, Inc., the Shiffman Family LLC and Woodward Hollding, LLC, as the same has been and may be amended.

          1.41. Knowledge, as it relates to Origen, Bingham or any of their Affiliates, means the actual knowledge of each of the individuals on the attached Schedule 1.27.

          1.42. Land/Home Contract means a fully amortizing installment loan agreement, retail installment sales contract or secured promissory note, and the related mortgage, deed of trust or security agreement, as may be applicable in the relevant jurisdiction and customarily used in that context, executed by an obligor and evidencing indebtedness originated in connection with Land/Home Loan financing.

          1.43. Land/Home Loan means an MH Loan made under a Land/Home Contract, secured by a mortgage on the obligor's real property and the Manufactured Home permanently affixed to it.

          1.44. Leased Personal Property has the meaning set forth in Section
     4.5 below.

          1.45. Leased Property has the meaning set forth in Section 4.5 below.

          1.46. Leased Real Property has the meaning set forth in Section 4.8 below.

          1.47. Licenses has the meaning set forth in Section 4.6(a) below.

          1.48. Liens has the meaning set forth in Section 4.10 below.

          1.49. Limited Liability Company Agreement means the Limited Liability Company Agreement of the Company as it may be amended from time to time.

          1.50. Loan Documents means the documents required for each Loan in accordance with the Underwriting Guidelines and the Customary Loan Origination Practices, together with any additional documents and information delivered to Origen or Origen MHF in connection with the origination of a Loan.

          1.51. Loans means any one or more of the MH Loans, the Floorplan Loans, the Land/ Home Loans originated by Origen or Origen MHF, or the Home Equity Loans.

          1.52. Manufactured Home means a unit of new or used manufactured residential housing consisting of a pre-fabricated manufactured unit affixed to a permanent foundation, or a mobile home (including all add-ons, attachments, improvements and accessions) which meets the requirements of
     Section 25(e)(10) of the Code, as amended. The term Manufactured Home includes each borrower's interest in each Manufactured Home and all improvements thereon, accessions and additions thereto, including all personal property used or useable in connection therewith, together with all rights pertaining thereto.

          1.53. Material Adverse Effect means a material adverse effect on the Origen Entities, the Business, the Assets, the Leased Property and the Loans, taken as a whole.

          1.54. Mergers has the meaning set forth in the Recitals to this Agreement.

          1.55. Merger Certificates has the meaning set forth in Section 8.2(a) below.

          1.56. MH Contract means a fully amortizing installment loan agreement, retail installment sales contract or secured promissory note and security agreement, as may be applicable in the relevant jurisdiction and customarily used in that context, executed by an obligor and evidencing indebtedness originated in connection with the financing of a Manufactured Home.

          1.57. MH Loan means a loan originated under an MH Contract, secured by a first lien on the obligor's Manufactured Home, but not by real property.

          1.58. MHF Effective Date means the date that the MHF Merger becomes effective which will be the later of (a) the date that a certificate of merger covering the MHF Merger is filed with the Secretary of State of Delaware and (b) the date a certificate of merger covering the MHF Merger is filed with the Virginia State Corporation Commission.

          1.59. MHF Merger has the meaning set forth in the Recitals to this Agreement.

          1.60. Missing Adjustments/Footnotes has the meaning set forth in
     Section 4.7 below.

          1.61. Most Recent Balance Sheet has the meaning set forth in Section
     4.17 below.

          1.62. Origen has the meaning set forth in the preamble to this Agreement.

          1.63. Origen Business has the meaning set forth in the Recitals to this Agreement.

          1.64. Origen Entities means Origen and the Origen Subsidiaries, collectively and Origen Entity means any one of the Origen Entities.

          1.65. Origen Insurance has the meaning set forth in the Recitals to this Agreement.

          1.66. Origen Insurance Business means Origen Insurance's Business of providing, as agent, various insurance products to customers of Origen and Origen MHF.

          1.67. Origen Insurance Stock has the meaning set forth in the Recitals to this Agreement.

          1.68. Origen MHF has the meaning set forth in the Recitals to this Agreement.

          1.69. Origen MHF Business means Origen MHF's business of originating MH Loans, Land/ Home Loans and Floorplan Loans to Alabama and Texas residents.

          1.70. Origen MHF Stock has the meaning set forth in the Recitals to this Agreement.

          1.71. Origen Properties has the meaning set forth in Section 4.20(a) below.

          1.72. Origen SHC has the meaning set forth in the Recitals to this Agreement.

          1.73. Origen SHC Business means Origen SHC's Business of acting as a single purpose conduit for securitizations and financings.

          1.74. Origen SHC Stock has the meaning set forth in the Recitals to this Agreement.

          1.75. Origen Stock has the meaning set forth in the Recitals to this Agreement.

          1.76. Parties means Bingham, the Origen Entities and the Company Entities collectively, and Party means any one of the Parties.

          1.77. Permitted Liens mean all Liens that are (a) disclosed in any title reports, opinions, or insurance binders delivered or made available to the Company prior to the execution of this Agreement, (b) for taxes not delinquent, or being contested in good faith; (c) not delinquent and are created by statute in connection with workers' compensation, unemployment insurance, social security and similar statutory obligations; (d) rights of parties lawfully in possession of the applicable party, and (e) any other defect, exception to title, or easement or claim of easement which in all cases does not materially impair the use, operation or value of the property to which it relates, in each case as are set forth on the attached
     Schedule 1.55.

          1.78. Personal Property Leases has the meaning set forth in Section 1.2(g) above.

          1.79. Pledge Agreement has the meaning set forth in Section 9.9 below.

          1.80. Related Expenses has the meaning set forth in Section 9.1(e) below.

          1.81. SP Effective Date means the date that the SP Merger becomes effective which will be the later of (a) the date that a certificate of merger covering the SP Merger is filed with the Secretary of State of Delaware and (b) the date a certificate of merger covering the SP Merger is filed with the Virginia State Corporation Commission.

          1.82. SP Merger has the meaning set forth in the Recitals to this Agreement.

          1.83. Subsequent Financial Statements has the meaning set forth in
     Section 4.17 below.

          1.84. Tax means any federal, state, province, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

          1.85. Tax Return means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          1.86. Third Party Claim has the meaning set forth in Section 9.1(d) below.

          1.87. 2000 Financial Statements has the meaning set forth in Section
     4.17 below.

          1.88. Underwriting Guidelines means the Origen Financial, Inc. Guidelines for Underwriting Loans, the most recent copy of which is dated
     as           and is attached to this Agreement as Exhibit A. For Loans
     underwritten prior to           , the term "Underwriting Guidelines" shall
     refer to Origen's underwriting guidelines in effect at the time of such underwriting. For purposes of this Agreement, the term "Underwriting Guidelines" shall include Portal, Origen's credit scoring model.

          1.89. Virginia Statute has the meaning set forth in the Recitals to this Agreement.

     2. Mergers.

          2.1. Company Merger. Upon compliance with the applicable provisions of the Delaware Statute and the Virginia Statute, on the Company Effective Date, Origen will be merged with and into the Company. Upon the Company Merger, the separate existence of Origen will cease and the Company will continue to exist as the surviving entity. The Company will succeed to and possess all of the property (real, personal and mixed), rights, privileges, immunities, powers, purposes and franchises, and will be subject to all the obligations, restrictions and liabilities, of Origen, all without further act or deed and all as more fully set forth in the Delaware Statute and the Virginia Statute.

          2.2. MHF Merger. Upon compliance with applicable provisions of the Delaware Statute and the Virginia Statute, on the MHF Effective Date, Origen MHF will be merged with and into Company MHF. Upon the MHF Merger, the separate existence of Origen MHF will cease and Company MHF will continue to exist as the surviving entity. Company MHF will succeed to and possess all the property (real, personal and mixed), rights, privileges, immunities, powers, purposes and franchises, and will be subject to all the obligations, restrictions and liabilities, of Origen MHF, all without further act or deed, and all as more fully set forth under the Delaware Statute and the Virginia Statute.

          2.3. Insurance Merger. Upon compliance with applicable provisions of the Virginia Statute, on the Insurance Effective Date, Origen Insurance will be merged with and into Company Insurance. Upon the Insurance Merger, the separate existence of Origen Insurance will cease and Company Insurance will continue to exist as the surviving entity. Company Insurance will succeed to and possess all the property (real, personal and mixed), rights, privileges, immunities, powers, purposes and franchises, and will be subject to all the obligations, restrictions and liabilities, of Origen Insurance, all without further act or deed, and all as more fully set forth under the Virginia Statute.

          2.4. SP Merger. Upon compliance with the applicable provisions of the Delaware Statute and the Virginia Statute, on the SP Effective Date, Origen SHC will be merged with and into Company SP. Upon the SP Merger, the separate existence of Origen SHC will cease and Company SP will continue to exist as the surviving entity. Company SP will succeed to and possess all the property (real, personal and mixed), rights, privileges, immunities, powers, purposes and franchises, and will be subject to all the obligations, restrictions and liabilities, of Origen SHC, all without further act or deed, and all as more fully set forth under the Delaware Statute and the Virginia Statute.

     3. Provisions of Plans of Merger.

          3.1. Governing Documents. The certificates of formation, articles of organization, limited liability company agreements and operating agreements, as applicable, of the Company, Company MHF, Company Insurance and Company SP, in effect immediately before the

     Mergers, will continue in full force and effect after the Mergers until amended as provided by law or in accordance with their respective terms.

          3.2. Conversion of Security on Mergers.

             (a) On the Company Effective Date, all of the outstanding Origen Stock, including treasury stock, will be cancelled and all of the outstanding Origen Stock will be exchanged for 200,000 Series A Units of membership interest in the Company. Immediately upon the Company Merger becoming effective, the equity interest of the shareholder of Origen, as shareholder of Origen, will be extinguished and the shareholder's sole right will be to receive the consideration described in this section.

             (b) On the MHF Effective Date, all of the outstanding Origen MHF Stock, including treasury stock, will be cancelled all of and the outstanding Origen MHF Stock will be exchanged for a 100% membership interest in Company MHF. Immediately upon the MHF Merger becoming effective, the equity interest of the shareholder of Origen MHF, as shareholder of Origen MHF, will be extinguished and the shareholder's sole right will be to receive the consideration described in this section.

             (c) On the Insurance Effective Date, all of the outstanding Origen Insurance Stock, including treasury stock, will be cancelled and all of the outstanding Origen Insurance Stock will be exchanged for a 100% membership interest in Company Insurance. Immediately upon the Insurance Merger becoming effective, the equity interest of the shareholder of Origen Insurance, as shareholder of Origen Insurance, will be extinguished and the shareholder's sole right will be to receive the consideration described in this section.

             (d) Upon the SP Effective Date, all of the outstanding Origen SHC Stock, including treasury stock, will be cancelled and all of the outstanding Origen SHC Stock will be exchanged for a 100% membership interest in Company SP. Immediately upon the SP Merger becoming effective, the equity interest of the shareholder of Origen SHC, as shareholder of Origen SHC, will be extinguished and the shareholder's sole right will be to receive the consideration described in this section.

          3.3. Management.

             (a) The officers and the Board of Managers of the Company immediately before the Company Merger will be the initial officers and Board of Managers of the Company after the Merger, in each case until their successors are duly elected or appointed and qualified pursuant to the Limited Liability Company Agreement.

             (b) The manager of Company MHF immediately before the MHF Merger will be the initial manager of Company MHF after the MHF Merger until his successor is duly elected or appointed and qualified pursuant to the limited liability company agreement governing Company MHF.

             (c) The manager of Company Insurance immediately before the Insurance Merger will be the initial manager of Company Insurance after the Insurance Merger until his successor is duly elected or appointed and qualified pursuant to the limited liability company agreement or operating agreement governing Company Insurance.

             (d) The manager of Company SP immediately before the MHF Merger will be the initial manager of Company SP after the SP Merger until his successor is duly elected or appointed and qualified pursuant to the limited liability company agreement governing Company SP.

     4. Representations and Warranties of Origen and Bingham. Origen and Bingham, jointly and severally, represent, warrant and covenant the following to the Company, both as of the date of this Agreement and as of the Closing Date, with the knowledge and expectation that, in agreeing to enter into this Agreement, the Company is completely relying on, and in connection with the consummation of the transactions contemplated in this Agreement, will completely rely on, such representations, warranties and covenants:

          4.1. Good Standing and Authority.

             (a) Each of Origen, Origen MHF and Origen Insurance is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia. Origen SHC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Origen Entity is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which it is required to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect. Each of Origen, Origen MHF and Origen SHC is and has at all times it held Loans been duly licensed and qualified in any state where the related collateral is or was located if the laws of that state require licensing or qualification in order to conduct business of the type conducted therein by Origen, Origen MHF or Origen SHC, as the case may be, except where the failure to be so licensed or qualified would not have a Material Adverse Effect. Each such jurisdiction is listed on the attached Schedule 4.1. Each Origen Entity has all requisite corporate power and authority to enter into this Agreement and any and all documents contemplated in this Agreement (the "Attendant Documents") to which it is a party and to consummate the transactions contemplated in this Agreement and the Attendant Documents. This Agreement and all of the Attendant Documents to which an Origen Entity is or will be a party, and the consummation of the transactions contemplated in this Agreement and the Attendant Documents, have been, or before the Closing Date will be, duly authorized and approved by each Origen Entity's board of directors and sole shareholder and all other necessary and proper corporate action on the part of each Origen Entity, in accordance with applicable law and its charter and bylaws. This Agreement, and all of the Attendant Documents to which an Origen Entity is a party, when executed and delivered, will constitute legal, valid and binding obligations of such Origen Entity enforceable against it in accordance with their respective terms.

             (b) Bingham is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan. Bingham has all requisite power and authority to enter into this Agreement and the Attendant Documents to which it is a party and to consummate the transactions contemplated in this Agreement and the Attendant Documents to which it is a party. This Agreement and all of the Attendant Documents to which Bingham is or will be a party, and the consummation of the transactions contemplated in this Agreement, have been, or before the Closing Date will be, duly authorized and approved by Bingham's board of directors and shareholders and all other necessary and proper corporate action on the part of Bingham, in accordance with applicable law and Bingham's charter and bylaws. This Agreement, and all of the Attendant Documents to which Bingham is or will be a party, when executed and delivered, will constitute legal, valid and binding obligations of Bingham enforceable against it in accordance with their respective terms.

          4.2. Assets. The Assets, together with the Leased Property, constitute all of the assets used in connection with, and are all of the assets that are necessary for, the operation of the Business. The attached
     Schedule 1.2(b) contains a true and complete list of all material furniture, fixtures and fixed assets used in connection with the operation of the Business, other than the Leased Personal Property. The attached
     Schedule 1.2(f) contains a true and complete list of all material equipment used in connection with the operation of the Business, other than the Leased Personal Property.

          4.3. Intellectual Property. The attached Schedule 1.2(d) contains a true and complete list of all Intellectual Property that is used in any material manner or held for use in connection with the operation of, or which is related in any material manner to, the Business. Except as set forth on the attached Schedule 4.3, Origen and the Origen Subsidiaries have the complete and unrestricted right to use and own, has good and marketable title to and has the exclusive right to assign its entire right, title and interest in and to all of the Intellectual Property, and each item of the Intellectual Property is in full force and effect. The items comprising the Intellectual Property are the only proprietary property used or necessary in connection with the Business as presently or historically conducted. Except as set forth on the attached Schedule 4.3, there has been no infringement, misappropriation or misuse of any of the Intellectual Property or any other proprietary information related to the Business. To the Knowledge of Bingham and Origen, there is no claim (or basis for a claim) against any Origen Entity or Bingham that any of such companies has infringed or is infringing on any patent, trademark, trade name, copyright or other proprietary or intellectual property right of any third party or that any of such companies is illegally using the trade secrets or property rights of any third party.

          4.4. Contracts. The attached Schedules 1.2(g) and 1.2(h) identifies all of the Contracts, true and complete copies of all of which have been delivered to the Company. Except as set forth on the attached Schedule 4.4, all of the Contracts were entered into in the ordinary course of business. Except as set forth on the attached Schedule 4.4, (a) each applicable Origen Entity has complied in all material respects with the provisions of each Contract and is not in default under any Contract, and (b) to the Knowledge of Origen and Bingham, no party to any Contract has failed to comply in any material respect with, or is in default under, the provisions of any Contract.

          4.5. Leased Assets. The attached Schedule 1.2(g) contains a true and complete list of all personal property covered under the Personal Property Leases (collectively, "Leased Personal Property", and together with the Leased Real Property, "Leased Property"). The Origen Entities are the exclusive users of all of the Leased Personal Property and all of the Leased Personal Property is located at the Leased Real Property. Except for the Leased Personal Property, there is no personal property which is leased and which is used in connection with the operation of the Business.

          4.6. Permits and Licenses.

             (a) The attached Schedule 1.2(i) lists all governmental franchises, permits, licenses or other authorizations held by the Origen Entities in connection with the Business, the Assets or the Leased Property ("Licenses"), true and complete copies of all of which have been delivered to the Company. Except as set forth on the attached Schedule 4.6(a), all of the Licenses are in full force and effect. Except as set forth on the attached Schedule 4.6(a), and except where the failure to obtain any such permit, license, franchise or other authorization would not have a Material Adverse Effect, the Origen Entities have obtained all permits, licenses, franchises and other authorizations necessary or desirable with respect to, and have complied in all material respects with all laws applicable to, the operation of the Business, the ownership of the Assets or the lease of the Leased Property, and none of the Origen Entities has engaged in any activity which would cause revocation or suspension of any such permit, license, franchise or authorization. Except as set forth on the attached Schedule 4.6(a), no action or proceeding looking to or contemplating the revocation or suspension of any such permits, licenses, franchises or authorizations is pending or, to the Knowledge of Origen or Bingham, threatened.

             (b) Each of Origen, Origen MHF and Origen SHC is licensed for the conduct of its respective business of mortgage lending, indirect consumer lending, direct (retail) consumer lending and loan servicing in each of those states listed in the attached Schedule 4.6(b), subject to the limitations or comments contained in Schedule 4.6(b). Origen is an approved FNMA Originator/Servicer, under FNMA license number 24250-000-8. Origen has been approved as an Investing Mortgagee by the Federal Housing Administration of the U.S. Department of Housing and Urban Development. Neither Origen, Origen MHF nor Origen SHC (i) is in breach of any contract for the sale or servicing of mortgage loans or mortgage loan servicing rights or for the servicing of mortgage loans to which it is a party; or (ii) is a party to or has received notice that it is to be made a party to any legal or regulatory action by any state or federal agency or any private party, the adverse outcome of which might have a Material Adverse Effect.

          4.7. Real Property Owned. No Origen Entity owns any real property, nor has any Origen Entity ever owned any real property. No Origen Entity is a party to any agreement pursuant to which it is obligated to purchase any real property.

          4.8. Real Property Leased. The attached Schedule 1.2(k) lists and briefly describes all real properties leased or subleased to an Origen Entity or Bingham for use in connection with the operation of the Business (the "Leased Real Property"). Origen has delivered to the Company true, correct and complete copies of the leases and subleases listed on the attached Schedule 1.2(k). Except as set forth on the attached Schedule 4.8, with respect to each such lease or sublease:

             (a) the lease or sublease is legal, valid, binding, enforceable and in full force and effect;

             (b) the lease or sublease will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing;

             (c) no Origen Entity nor, to the Knowledge of Origen and Bingham, no other party to the lease or sublease is in breach or default, and with respect to Bingham and any Origen Entity, no event has occurred, and with respect to any other party thereto, to the Knowledge of Origen and Bingham, no event has occurred which, with notice or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under the lease or sublease;

             (d) no party to the lease or sublease has repudiated any of its provisions;

             (e) there are no disputes, oral agreements or forbearance programs in effect as to the lease or sublease;

             (f) Neither Bingham nor any Origen Entity, as the case may be, has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered all or any portion of its interest in the leasehold or subleasehold;

             (g) all facilities leased or subleased under the lease or sublease have been operated and maintained in material compliance with applicable laws, rules and regulations;

             (h) all facilities leased or subleased under the lease or sublease are supplied with utilities and other services necessary for the operation of such facilities; and

             (i) all facilities leased or subleased under the lease or sublease are in good operating condition, and would not, with ordinary wear and tear, require major repair or replacement during the remainder of the lease term.

       Except as set forth on the attached Schedule 4.8, no property insurer or similar body has made any recommendations with respect to any parcel of Leased Real Property which have not been complied with in all material respects, and all structures on the Leased Real Property meet all qualifications for "highly protected risk" classification for fire insurance purposes.

          4.9. Loans, Notes and Accounts Receivable. The attached Schedule 4.9 contains a true and complete list of all Loans and any other notes and
     accounts receivable of the Origen Entities as of           , 2001. At the
     Closing, Origen shall deliver to the Company a true and complete list of all Loans and other notes and accounts receivable of the Origen Entities as of five business days prior to the Closing Date. Except as set forth on the attached Schedule 4.9, all Loans and other notes and accounts receivable of the Origen Entities are reflected properly on its books and records, arose from bona fide transactions in the ordinary course of business, are valid receivables subject to no setoffs or counterclaims, are current and collectible and will be collected in substantial accordance with their terms and at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet as adjusted for the passage of time through the Closing Date in accordance with GAAP.

          4.10. Liens. Except as set forth on the attached Schedule 4.10 and except for Permitted Liens, an Origen Entity or Bingham owns and has good, marketable and unencumbered title to, or an unencumbered interest in, each item comprising the Assets, free and clear of any and all title defects, judgments, objections, security interests, liens, charges, liabilities, rights of redemption, options, mortgages, easements, restrictions, reservations, tenancies, agreements or other obligations or encumbrances of any nature whatsoever (collectively, "Liens").

          4.11. Good Condition. Except as set forth in the attached Schedule 4.11, all facilities used in connection with the operation of the Business, all of the Assets and all of the Leased Personal Property are currently operating for their respective intended uses and need no major repairs.

          4.12. Litigation. Except as set forth on the attached Schedule 4.12, there are no actions, suits or proceedings pending and, to the Knowledge of Origen and Bingham, there are no actions, suits, investigations or proceedings threatened against any of the Origen Entities, the Business, the Assets or the Leased Property, at law or in equity, before any federal, state, municipal or other governmental department, commission, board, agency, court or instrumentality which could affect any of the Origen Entities, the Business, the Assets or the Leased Property in any way. Except as set forth on the attached Schedule 4.12, no Origen Entity is in default with respect to or in violation of any order, writ, injunction or decree of any court or other governmental department, commission, board, agency or instrumentality affecting the Origen Entities, the Business, the Assets or the Leased Property.

          4.13. Business Practices and Compliance with Applicable Laws and Regulations. Except as set forth on the attached Schedule 4.13:

             (a) The Origen Entities have complied in all material respects with all laws, regulations, rules, orders, judgments, decrees and other requirements imposed by any governmental authority applicable to them, including without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure laws, in connection with the operation the Business, the ownership of the Assets or the lease of the Leased Property.

             (b) The servicing and collection practices of Origen and Origen MHF have been in all material respects legal, proper and prudent and have met customary industry standards applicable to similar loans.

             (c) The Loans were originated by Origen and Origen MHF in the regular course of business in accordance with Customary Loan Origination Practices, and comply and conform in all material respects with the Underwriting Guidelines.

             (d) No fraudulent acts were committed by Origen, Origen MHF or their Affiliates in connection with the origination of any Loan.

          4.14. Employees.  The attached Schedule 4.14 contains a complete and
     accurate list of the Origen Entities' current employees as of           ,
     2001 (the "Employees") and, with respect to each Employee, his or her salary or hourly rate currently in effect, annual bonuses (last paid or payable), if any, any other fringe benefits or incentive paid or payable to him or her, including vacation accruals. Except as set forth on the attached Schedule 4.14, all such Employees are actively at work, and no such Employee is currently on leave of absence, layoff, military leave, suspension, sick leave, workers' compensation, salary continuance or short or long term disability or otherwise not actively performing his or her work during all normally scheduled business hours.

          4.15. Employee Relations.

             (a) Except as set forth on the attached Schedule 4.15, there are no written or oral collective bargaining or other employment agreements or understandings with or affecting any Employee. Except as set forth on the attached Schedule 4.15, hours worked by, and payments made to, all Employees and, to the Knowledge of Origen and Bingham, former employees of the Origen Entities ("Former Employees"), have been in material compliance with the Fair Labor Standards Act and other applicable federal, state and local laws.

             (b) Except as set forth on the attached Schedule 4.15, as of the Closing Date, all payments determined to be due from the Origen Entities on account of any Employee's or Former Employees' work, health or welfare insurance, under any agreement, whether oral or written, will have been paid or properly accrued on the Financial Statements (or incurred in the ordinary course of the Origen Entities' business since the date of the Most Recent Balance Sheet).

             (c) Except as set forth on the attached Schedule 4.15, there are no vacation monies or rights to time off which have been earned by any Employee or Former Employee under any agreement, whether oral or written, that have not been paid or properly accrued on the Financial Statements (or incurred in the ordinary course of the Origen Entities' business since the date of the Most Recent Balance Sheet), nor are there any severance payments which could become payable by the Origen Entities under the terms of any oral or written agreement or commitment.

             (d) Except as disclosed pursuant to Section 4.16 below, the Origen Entities have no liability with respect to any pension, profit sharing, retirement or similar plan, or other employee benefit plan.

             (e) Except as set forth on the attached Schedule 4.15:

                (i) there is no unfair labor practice charge or complaint concerning the Origen Entities or any Employee or Former Employee pending before any governmental agency in any jurisdiction in which the Origen Entities conduct business;

                (ii) there is no labor strike or slowdown, work stoppage, lockout or other collective labor action actually pending or, to the Knowledge of Origen and Bingham, threatened against or affecting the Business, and the Origen Entities have not experienced any strike or slowdown, work stoppage, lockout or other collective labor action in connection with their business by or with respect to any Employees or Former Employees;

                (iii) there is no representation claim or petition concerning Business or any Employee or Former Employee pending before any governmental agency in any jurisdiction in which the Origen Entities conduct business, and no question concerning representation exists relating to the Employees;

                (iv) there are no charges with respect to or relating to the Business pending before the Equal Employment Opportunity Commission or any agency in any jurisdiction in which the Origen Entities conduct business responsible for the prevention of unlawful employment practices;

                (v) none of the Origen Entities has received formal notice from any governmental agency responsible for the enforcement of labor or employment laws of an intention to conduct an investigation of the Origen Entities and no such investigation is currently in progress; and

                (vi) to the Knowledge of Origen and Bingham, no key Employee or group of Employees has any plans to terminate employment with the Origen Entities prior to or after Closing.

          4.16. Employee Benefits. Except as disclosed on the attached Schedule 4.16, none of the Origen Entities maintains or is a party to, bound by or a contributor to, or required to contribute to, (a) any employee pension benefit plans whether or not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), (b) any employee welfare benefit plans, or (c) any other compensation, fringe or welfare plan or program, policy, understanding or arrangement providing plan benefits or welfare, with respect to its employees or employees of others (collectively, the "Employee Benefit Plans"). As used in this Section 4.16, the terms "employee pension benefit plan" and "employee welfare benefit plan" have the respective meanings assigned to such terms in Section 3 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). No Employee Benefit Plan is (and none of the Origen Entities has any liability with respect to any plan that is) (i) subject to the minimum funding requirements of ERISA or the Code, (ii) a "multiemployer plan" (as defined in Section 3(37) of ERISA), (iii) a multiple-employer plan within the meaning of Section 413 of the Code, or (iv) an employee welfare benefit plan or plan providing welfare-type benefits to current or future retirees or current or future former employees (or their spouses or dependents) other than as required by COBRA or any other state continuation coverage law. Each Employee Benefit Plan that is an employee pension benefit plan now meets, and since its inception has met, in form and operation, the requirements of a tax-qualified plan under Section 401(a) of the Code, and the Internal Revenue Service has issued a favorable determination letter with respect to the tax-qualified status of such plan. Each Employee Benefit Plan has been maintained, administered and funded in material compliance with all applicable laws and regulations, including, without limitation, the Code and ERISA. There are no actions, suits, or claims (other than routine undisputed claims for benefits) pending or, to the Knowledge of Origen and Bingham, threatened against or with respect to any Employee Benefit Plan. With respect to each Employee Benefit Plan, all required government filings and disclosures have been timely made and are true, correct and complete in all material respects, and no prohibited transaction or other act or omission has occurred which has resulted in, or could reasonably be expected to result in, the imposition of an excise tax or other penalty, including, without limitation, any penalties under ERISA or the Code. No Origen Entity is now or has been a member of: (i) a controlled group of corporations as defined in Section 414(b) of the Code;
     (ii) a group of trades or businesses under common control as defined in
     Section 414(c) of the Code; (iii) an affiliated service group as defined in
     Section 414(m) of the Code; (iv) a group of businesses referred to in
     Section 414(o) of the Code; (v) a group of trades or businesses under common control as defined in Section 4001(b) of ERISA; or (vi) any other group under the law, rules or regulations of a foreign country similar to
     (i) through (v). Origen has provided to the Company true and correct copies of all current and prior material documents pursuant to which the Employee Benefit Plans are maintained, administered and funded, as well as the most recent Internal Revenue Service determination letters.

          4.17. Financial Information. Set forth on the attached Schedule 4.17 are: (a) the unaudited consolidated balance sheets of Bingham and the Origen Entities as of December 31,

     2000 (collectively, the "Most Recent Balance Sheet") and the related unaudited statements of income cash flow, and notes thereto, for the year then ended (collectively, the "2000 Financial Statements"); and (b) the unaudited consolidated balance sheets of Bingham and the Origen Entities as
     of           , 2001 and the related unaudited statements of income cash
     flow, and notes thereto, for the   month period then ended (collectively,
     the "Subsequent Financial Statements", and together with the 2000 Statements, the "Financial Statements"). All of the Financial Statements
     (i) are true, correct and complete in all material respects; (ii) have been prepared in accordance with GAAP; and (iii) present fairly the financial condition, results of operation and cash flows of the Origen Entities as of the dates and for the periods indicated; subject, in the case of the Subsequent Financial Statements only, to normal year-end adjustments consistent with past practices and the absence of footnotes (the "Missing Adjustments/Footnotes"). Except to the extent disclosed on the attached
     Schedule 4.17, the Missing Adjustments/Footnotes, if presented in the Subsequent Financial Statements, would not differ materially from those included in the 2000 Financial Statements. The Financial Statements and the attached Schedule 4.18 make substantially full and adequate provision for all obligations, liabilities or commitments, whether fixed or contingent, and doubtful accounts receivable of the Origen Entities.

          4.18. No Undisclosed Liabilities. Except as and to the extent set forth on the attached Schedule 4.18 or reflected in the Financial Statements, and except for current liabilities incurred by the Origen Entities in connection with the operation of or with respect to the Business in the ordinary course since the date of the Most Recent Balance Sheet, Bingham and the Origen Entities have no debts, liabilities or obligations of any nature or kind (whether absolute, accrued, contingent, unliquidated or otherwise, whether Origen or Bingham have any Knowledge thereof, whether due or to become due and regardless of when asserted) arising out of transactions entered into, at or prior to the Closing, or any action or inaction at or prior to the Closing or any state of facts existing at or prior to the Closing that could result in a Material Adverse Effect.

          4.19. Tax Matters. Except as set forth on the attached Schedule 4.19, proper and accurate amounts have been and will be withheld by the Origen Entities from the Employees for federal and state tax purposes and properly deposited in appropriate accounts, for all periods up to and through the Closing Date in full and complete compliance with the tax withholding, deposit and payment provisions of applicable federal, state and local laws. Except as set forth on the attached Schedule 4.19, the Origen Entities or Bingham have filed all federal, state and local, as well as other Tax Returns that were required to be filed for all periods for which returns were due up to and through the Closing Date, and the Origen Entities or Bingham have made timely payments of all Taxes shown to be due and payable in respect of such Tax Returns. To the Knowledge of Origen and Bingham, all such Tax Returns are true, correct and complete in all material respects and no penalties or interest will be asserted by any taxing authority arising out of a late payment of Taxes. Except as set forth on the attached
     Schedule 4.19, none of the Origen Entities owes any deficiency for any Taxes, and no Tax Returns are presently under audit or examination by any federal, state or local tax authority, and no adjustments have been proposed or asserted by the Internal Revenue Service or any other agency in respect of any liability for Taxes arising out of or relating to such Tax Returns.

          4.20. Environmental Matters.

             (a) There is not now, nor has there ever been, any disposal, release or threatened release of Hazardous Materials by any of the Origen Entities (or, to the Knowledge of Origen and Bingham, by any other party) on, from or under properties now or ever owned, leased or operated by any of the Origen Entities or any subsidiary, Affiliate or predecessor in interest of the Origen Entities (the "Origen Properties"). There has not been generated by or on behalf of any of the Origen Entities any Hazardous Material. No Hazardous Material has been disposed of or allowed to be disposed of, from, on or off any of the Origen Properties during the period that any of the Origen Entities owned, leased or operated the Origen Properties which may, to the Knowledge of Origen and Bingham, give rise to a clean-up responsibility, personal injury liability or property damage claim against any of the Origen Entities or any of them being named a potentially responsible party for any such clean-up costs, personal injuries or property damage or create any cause of action by any third party against any of the Origen Entities. For purposes of this subsection:

                (i) the terms "disposal," "release," and "threatened release" shall have the definitions assigned thereto by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), and

                (ii) the term "Hazardous Material" means any hazardous or toxic substance, material or waste or pollutants, contaminants, gasoline, oil, diesel fuel, petroleum products or fractions thereof, or asbestos containing material which is or becomes regulated by any governmental authority in any jurisdiction in which any of the Origen Properties are located. The term "Hazardous Material" also includes without limitation any material or substance which is (A) defined as a "hazardous waste" or a "hazardous substance" under applicable law;
           (B) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act, as amended, (C) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, as amended, or (D) defined as a "hazardous substance" pursuant to Section 101 of CERCLA.

             (b) None of the Origen Properties is (or with respect to previously-owned Origen Properties was at the time of disposition) in violation of any law (or with respect to previously-owned Origen Properties, laws in effect at the time of disposition) relating to the environmental conditions on, under or about Origen Properties ("Environmental Laws"), including without limitation soil and ground water condition, and there are (or at the time of disposition were) no underground tanks or relating piping, conduits or related structures. During the period that any of the Origen Entities owned, leased or operated the Origen Properties, none of the Origen Entities has, and to the Knowledge of Origen and Bingham, no third party has, used, generated, manufactured or stored on, under or about Origen Properties or transported to or from Origen Properties any Hazardous Materials except in compliance with applicable law, and there has been no litigation brought, or to the Knowledge of Origen and Bingham, threatened against any of the Origen Entities or any settlement reached by any of the Origen Entities with any third party or third parties alleging the presence, disposal, release or threatened release of any Hazardous Materials on, from or under any of Origen Properties.

          4.21. Consents, Approvals and Authorizations.

             (a) Except as set forth on the attached Schedule 4.21(a), no consent, approval or authorization of, or designation, declaration or filing with, or notice to, any governmental authority, or any lenders, lessors, creditors, shareholders or others, is required on the part of the Origen Entities or Bingham in connection with the valid execution and delivery of this Agreement and the Attendant Documents or the consummation of the transactions contemplated in this Agreement and the Attendant Documents that, if not obtained, performed or given, would cause a Material Adverse Effect.

             (b) The attached Schedule 4.21(b) sets forth those consents, approvals, authorizations, designations, declarations, filings and notices that, if not obtained, performed or given before the Closing, would cause a Material Adverse Effect. Prior to the Closing, Origen and Bingham shall properly obtain, perform or give all of the consents, approvals, authorizations, designations, declarations, filings and notices set forth on the attached Schedule 4.21(b), and as of the Closing, Origen and Bingham shall have given the Company adequate evidence of all such consents, approvals, authorizations, designations, declarations, filings and notices.

          4.22. Insurance. Except as set forth on the attached Schedule 4.22, the Origen Entities, through Bingham, have maintained and now maintain insurance with respect to the Assets, Leased Property and the Business, covering property damage by fire or other casualty, and against such liabilities, claims and risks, including, without limitation, workers compensation, and in such amounts as is customary or appropriate in the industry. The attached Schedule 4.22 contains a true and correct summary of all such insurance policies maintained by the Origen Entities, presently or at any point during the last five years, setting forth the names of the insured and the insurer, policy numbers, the types of coverage, premium payments or basis of payment, deductible amounts and limits of coverage. Except as set forth on the attached Schedule 4.22, no such policy of insurance is subject to any deductible, self-insured retention, retrospective rating agreement, indemnification agreement or any other method or device by which the insured person is subject to all or any part of the liability for any or all claims. Prior to the execution of this Agreement, the Origen Entities have delivered to the Company true, correct and complete copies of all such insurance policies. Except as set forth in the attached Schedule 4.22, all such insurance policies will be in full force and effect through the Closing. Except as set forth on the attached
     Schedule 4.22, there is no state of facts and no event has occurred forming the basis for any present property, casualty or fidelity claim against the Origen Entities which is not fully covered by insurance. The attached
     Schedule 4.22 contains loss runs for the last five years setting forth all property, general and products liability and workers compensation claim activity against the Business, including the date and place of the occurrence, the claimant's name, reserves, amounts paid, a brief description of the incident and whether the claim is open or closed. Except as set forth on the attached Schedule 4.22, neither Origen nor Bingham has any Knowledge of any occurrence, circumstance, or event which could reasonably be expected to result in any such claim.

          4.23. Recent Conduct of Business; Interim Operations. Except as set forth on the attached Schedule 4.23, since the date of the Most Recent Balance Sheet, there has not been a Material Adverse Effect. Except as set forth on the attached Schedule 4.23, since the date of the Most Recent Balance Sheet, Bingham and Origen have caused the Business to be conducted only in the ordinary course. Except as set forth on the attached Schedule 4.23, since the date of the Most Recent Balance Sheet, neither Bingham nor any Origen Entity has:

             (a) made or incurred any capital expenditures with respect to the Business in excess of $50,000 in any one transaction or series of similar transactions;

             (b) entered into any purchase order in excess of $10,000;

             (c) paid or declared any dividends or other distributions (except for payment of indebtedness) to any of their shareholders;

             (d) sold or transferred any of the Assets, other than inventories in the ordinary course of business;

             (e) terminated or amended any material General Contract;

             (f) issued or redeemed, or agreed to issue or redeem any shares of their capital stock, or granted any other options, rights or other entitlements in respect of shares of their capital stock;

             (g) subjected any of the Assets or any of the Leased Personal Property to, or permitted any of the Assets or any of the Leased Personal Property to become subject to, any Lien other than in the ordinary course; or

             (h) entered into any agreement or commitment, whether written or oral (other than this Agreement or any arrangement provided for or contemplated in this Agreement), to take any of the types of action described in subsection (a) through (g) of this Section 4.23.

          4.24. Non-Violative Agreement. Neither the execution and delivery of this Agreement and the Attendant Documents to which the Origen or Bingham is a party nor the consummation of the transactions contemplated in this Agreement and the Attendant Documents will conflict with, result in the breach or violation of or constitute a default under the terms, conditions or provisions of any the charter or bylaws of any of the Origen Entities or Bingham, or, subject to obtaining the consents set forth in Schedule 4.21(b), any other agreement or instrument to which any of the Origen Entities or Bingham is a party, or by which any of the Origen Entities or Bingham may be bound or to which any of the Origen Entities or Bingham may be subject.

          4.25. Brokerage or Finder's Fee. No broker, finder, agent or similar intermediary has acted for or on behalf of Origen or Bingham in connection with this Agreement or the transactions contemplated hereby and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with Origen or Bingham or any action taken by Origen or Bingham.

          4.26. Disclosure. No representation or warranty by Origen or Bingham contained in this Agreement and no statement by Origen or Bingham contained in any of the Attendant Documents or any other certificate or instrument to be furnished at Closing, either pursuant to this Agreement or in connection with the transactions contemplated in this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact.

          4.27. Capitalization. Origen has one class of capital stock, common stock, no par value per share. Each of Origen MHF, Origen Insurance and Origen SHC has one class of capital stock, common stock, $0.01 par value per share. The attached Schedule 4.27 sets forth the number of authorized and the number of issued and outstanding shares of common stock of each of the Origen Entities. Schedule 4.27 also identifies all of the Origen Entities' shareholders, and with respect to each such shareholder, identifies the number of issued and outstanding shares of stock of such Origen Entity owned by such shareholder. All of the issued and outstanding shares of Origen Stock, all of the issued and outstanding shares of Origen MHF Stock, all of the issued and outstanding shares of Origen Insurance Stock and all of the issued and outstanding shares of Origen SHC Stock have been duly authorized and validly issued, are fully paid and non-assessable and were issued by Origen, Origen MHF, Origen Insurance and Origen SHC, respectively, without violating any requirements of law. Except as set forth on the attached Schedule 4.27, there are no preemptive or first refusal rights to purchase or otherwise acquire shares of the Origen Stock, Origen MHF Stock, Origen Insurance Stock or Origen SHC Stock pursuant to their respective charters or bylaws or by agreement or otherwise. There are no outstanding agreements, commitments, rights, options, warrants or claims of any nature whatsoever for the issuance, sale, purchase or redemption of any shares of capital stock of any Origen Entity or any securities convertible into or exchangeable for such shares.

          4.28. Subsidiaries. Except for the fact that Origen MHF, Origen Insurance and Origen SHC are subsidiaries of Origen, and except for the fact that Origen has or will establish a wholly owned limited liability company to effectuate the transaction described in Section 7.1(l) below, no Origen Entity has any subsidiaries, and no Origen Entity has any equity interest in, or any right to acquire any equity interest in, any other entity.

     5. Representations and Warranties of the Company. The Company represents, warrants and covenants the following to each of Origen and Bingham, both as of the date of this Agreement and as of the Closing Date, with the knowledge and expectation that, in agreeing to enter into this Agreement, each of Origen and Bingham are completely relying on, and in connection with the consummation of the transactions contemplated in this Agreement, will completely rely on, such representations, warranties and covenants:

          5.1. Good Standing and Authority. The Company, Company MHF and Company SP are each a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Company Insurance is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Virginia. Each of the Company Entities has all requisite power and authority to enter into this Agreement and the Attendant Documents to which it is a party and to consummate the transactions contemplated in this Agreement and such Attendant Documents. This Agreement and all of the Attendant Documents to which a Company Entity is a party, and the consummation of the transactions contemplated in this Agreement, have been or will be duly authorized and approved by the Company Entity's board of managers or manager, as applicable, and all other necessary and proper action on the part of the Company Entity. This Agreement, and all of the Attendant Documents to which a Company Entity is or will be a party, when executed and delivered, will constitute legal, valid and binding obligations of that Company Entity enforceable against it in accordance with their respective terms.

          5.2. Non-Violative Agreement. Neither the execution and delivery of this Agreement and the Attendant Documents to which a Company Entity is a party nor the consummation of the transactions contemplated in this Agreement and the Attendant Documents will conflict with, result in the breach or violation of or constitute a default under the terms, conditions or provisions of that Company Entity's certificate of formation, articles of organization, limited liability company agreement or operating agreement, or any other agreement or instrument to which that Company Entity is a party, or by which that Company Entity is bound or to which it may be subject.

          5.3. Disclosure. No representation or warranty by the Company contained in this Agreement and no statement contained in any of the Attendant Documents or any other certificate or instrument to be furnished at Closing, either pursuant to this Agreement or in connection with the transactions contemplated in this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact, necessary in order to make any of the statements not misleading.

          5.4. Brokerage or Finder's Fee. No broker, finder, agent or similar intermediary has acted for or on behalf of the Company in connection with this Agreement or the transactions contemplated hereby and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with the Company or any action taken by the Company.

          5.5. Consents, Approvals and Authorization. No consent, approval or authorization of, or designation, declaration or filing with, or notice to any governmental authority, or any lenders, lessors, creditors shareholders or others, is required on the part of any Company Entity in connection with the valid execution and delivery of this Agreement and the Attendant Documents or the transactions contemplated in this Agreement and the Attendant Documents.

     6. Additional Agreements; Survival.

          6.1. Survival. The representations and warranties set forth in Sections 4 and 5 of this Agreement shall survive for a period of three (3) years after the Closing Date; provided, however, that the representations and warranties set forth in Sections 4.1, 4.15, 4.16, 4.17, 4.18, 4.19 and
     5.1 above shall survive for the applicable statute of limitations period and that the representations and warranties set forth in Section 4.20 above shall survive indefinitely.

          6.2. Further Assurances. From time to time after the Closing Date, at a Company Entity's reasonable request and without further consideration, each Origen Entity and Bingham shall execute and deliver, or cause to be executed and delivered, such further instruments of conveyance, assignment and transfer and shall take such other action as the Company may reasonably request in order to effectuate the Mergers and to more effectively convey and transfer the Assets to the Company Entities, to record title to the Assets in the names of the Company Entities and to permit the Company Entities to take possession of any of the Assets. At a Company Entity's reasonable request, each Origen Entity and Bingham shall cooperate and use its best efforts to have its officers, directors, employees and agents cooperate with the Company Entities on or after the Closing Date by furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings, arrangements or disputes involving any Company Entity and which are based on contracts, leases, arrangements or acts of an Origen Entity which were in effect or occurred on or prior to the Closing Date.

          6.3. Operation of the Business Pending the Closing. Through the Closing, each Origen Entity and Bingham shall cause the Business to be conducted only in the ordinary course, consistent with past practice. Through the Closing, no Origen Entity nor Bingham shall, without the prior written consent of the Company:

             (a) make or incur any capital expenditures with respect to the Business in excess of $50,000 in any one transaction or series of similar transactions;

             (b) enter into any purchase order in excess of $10,000;

             (c) pay or declare any dividends or other distributions (other than payment of indebtedness) to any of their shareholders;

             (d) sell or transfer any of the Assets, other than in the ordinary course of business;

             (e) terminate or amend any material General Contract;

             (f) issue or redeem, or agree to issue or redeem any shares of the capital stock, or grant any other options, rights or other entitlements in respect of shares of their capital stock;

             (g) subject any of the Assets or any of the Leased Personal Property to, or permit any of the Assets or any of the Leased Personal Property to become subject to, any Lien other than in the ordinary course; or

             (h) enter into any agreement or commitment, whether written or oral (other than this Agreement or any arrangement provided for or contemplated in this Agreement), to take any of the types of action described in subsection (a) through (g) of this Section 6.6.

          6.4. Access to Books and Records. After execution of this Agreement, each Origen Entity and Bingham shall, on the reasonable request of a Company Entity, make the minute books, stock books, corporate seals and other corporate records of each Origen Entity relating to its organization and existence and other corporate materials and information available to the Company Entities for inspection and copying at all times during normal business hours.

          6.5. Proxy Statement. Bingham shall file with the Securities Exchange Commission as soon as is reasonably practicable after the date hereof a proxy statement, and any amendments thereto, to be distributed in connection with the meeting of its shareholders to vote upon this Agreement and the transactions it contemplates. Each Party shall promptly furnish to each other all information, and take such other actions, as may reasonably be requested in connection with any action by Bingham in connection with the foregoing sentence. The information to be provided by each Party for use in the proxy statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Subject to the fiduciary duties of its board of directors under applicable law, Bingham shall, as promptly as practicable, submit this Agreement and the transactions it contemplates for the approval of its shareholders at a meeting of shareholders and shall use its best efforts to obtain shareholder approval of this Agreement and the transactions it contemplates and shall through its board of directors, recommend to its shareholders approval of this Agreement and the transactions it contemplates.

          6.6. Employee Matters. After the Closing, the Company Entities may evaluate its employment needs with respect to the Business, and no provision of this Agreement is intended to or shall confer on any of the Employees any right to continued employment after the Closing Date. Nothing in this Agreement shall be construed to amend or modify in any way any at-will employment policy of any Company Entity.

     7. Conditions to Closing.

          7.1. Conditions Precedent to the Company's Obligation. The obligation of the Company Entities to consummate the transactions contemplated in this Agreement at the Closing is subject to the satisfaction of all of the following conditions, any of which may be waived (but only in writing) by the Company:

             (a) Origen's and Bingham's Representations and Warranties. All representations and warranties made by Origen and Bingham in this Agreement shall have been true and correct in all material respects on the date of this Agreement and shall be true and correct in all material respects as of the Closing Date with the same force and effect as if they had been made on and as of such date.

             (b) Performance of Agreement. Each Origen Entity and Bingham shall have performed and complied in all material respects with all of their obligations under this Agreement which are to have been performed or complied with on or prior to the Closing Date.

             (c) Approvals. Origen and Bingham shall have obtained, performed or given all of the consents, approvals, authorizations, designations, declarations, filings and notices set forth on the attached Schedule 4.21(b), including, without limitation, the approval of Bingham's shareholders.

             (d) Due Diligence. The Company shall have completed its due diligence investigation of, and shall in its reasonable discretion be satisfied with, the Origen Entities, the Origen Business, the Assets, liabilities, prospects, financial condition and other matters of or affecting each of the Origen Entities (including, without limitation, the status and post-closing continuation of the Licenses).

             (e) Litigation. There shall not be any litigation, action, suit, claim, proceeding, order, investigation or inquiry pending or threatened before any court or quasi-judicial or administrative agency to, or pursuant to which a judgment, order, decree, stipulation, injunction or charge could be entered, which could: (i) enjoin or prevent the consummation of the transactions contemplated in this Agreement or the Attendant Documents, (ii) cause any of the transactions contemplated in this Agreement or the Attendant Documents to be rescinded following consummation thereof, (iii) adversely affect the right of the Company to own, operate or control any of the Company Subsidiaries, the Assets, and the Leased Property, or (iv) otherwise have a Material Adverse Effect.

             (f) Updating of Disclosure Schedules. From the date of this Agreement until the Closing, Origen and Bingham shall have used their best efforts to update all of the Schedules to this Agreement and shall have promptly notified the Company of any changes or additions or events which may cause any change or addition to any such Schedules or in any representation or warranty made pursuant to Section 4 above. Neither the immediately preceding sentence nor any notice by Origen or Bingham pursuant to this Section 7.1(f) shall be deemed in any way to constitute a waiver by the Company of the condition set forth in Section 7.1(a) above.

             (g) Termination. This Agreement shall not have been terminated pursuant to Section 10.1 below.

             (h) Delivery of Closing Documents. Bingham and each Origen Entity shall have executed and delivered, or caused to be executed and delivered, all of the documents described in Section 8.2 below. All documents relating to the transactions contemplated in this Agreement shall be reasonably satisfactory in form and content to the Company and its legal counsel.

             (i) No Encumbrances. All of the Assets shall be owned by an Origen Entity free and clear of all Liens, other than Permitted Liens.

             (j) Operation of Business and Material Adverse Change. The Origen Entities and Bingham shall have continued the active operation of the Business in the ordinary course through the Closing. Since the date of this Agreement, no change shall have occurred which could have a Material Adverse Effect.

             (k) Bingham's Assets. All assets and employees related to the Business which are owned or employed by Bingham shall have been transferred to Origin.

             (l) Origin Special Purpose Subsidiary. Origin will have established a wholly-owned limited liability company subsidiary to which Origin SHC shall have transferred all Class X (Subordinate) Origin Manufactured Housing Contract Senior/Subordinate Asset-Backed Certificates, Series 2001 and all Class R (Subordinate) Origin Manufactured Housing Contract Senior/Subordinate Asset-Backed Certificates, Series 2001.

             (m) Licenses and Permits. The Company Entities will have obtained all material licenses and permits necessary to permit the Company Entities to carry on the Business from and after the Closing.

             (n) Employment Agreements. The Company will have entered into, or received assignments of, Employment Agreements (collectively, the Employment Agreements") which have been approved by the Board of Managers with each of Ronald A. Klein, James V. Smith, Mark Landschulz, Paul Galaspie, and each of the Employment Agreements shall contain a covenant not to compete which is satisfactory to the Board of Managers.

             (o) Conditions Precedent. The Conditions Precedent (As defined in the Investment Agreement) set forth in the Investment Agreement have all been satisfied.

          7.2. Conditions Precedent to Origen's and Bingham's Obligation. The obligation of the Origen Entities and Bingham to consummate the transactions contemplated in this Agreement at the Closing is subject to the satisfaction of all of the following conditions, any of which may be waived (but only in writing) by Bingham:

             (a) The Company's Representations and Warranties. All representations, warranties and covenants made by the Company in this Agreement shall have been true and correct in all material respects on the date of this Agreement and shall be true and correct in all material respects as of the Closing Date with the same force and effect as if they had been made on and as of such date.

             (b) Performance of Agreement. Each Company Entity shall have performed and complied in all material respects with all of its obligations under this Agreement which are to have been performed or complied with on or prior to the Closing Date.

             (c) Termination. This Agreement shall not have been terminated pursuant to Section 10.1 below.

             (d) Delivery of Closing Documents. Each Company Entity shall have executed and delivered, or caused to be executed and delivered, all of the documents described in Section 8.3 below. All documents relating to the transactions contemplated in this Agreement shall be reasonably satisfactory in form and content to Origen, Bingham and their legal counsel.

             (e) Litigation. There shall not be any litigation, action, suit, claim, proceeding, order, investigation or inquiry pending or threatened before any court or quasi-judicial or administrative agency to, or pursuant to which a judgment, order, decree, stipulation, injunction or charge could be entered which could: (i) enjoin or prevent the consummation of the transactions contemplated in this Agreement or the Attendant Documents, or (ii) cause any of the transactions contemplated in this Agreement or the Attendant Documents to be rescinded following consummation thereof.

     8. Closing

          8.1. Closing. The closing (the "Closing") of the transactions contemplated in this Agreement shall be held at the offices of Jaffe, Raitt, Heuer & Weiss, Professional Corporation, One Woodward Avenue, Suite 2400, Detroit, Michigan, as soon as reasonably possible following execution of the Agreement and upon satisfaction of each of the conditions precedent set forth in Sections 7.1 and 7.2 above, but in no event later than
                  , 2001 (the "Closing Deadline"), or at such other location and time as the Parties may mutually agree. As used in this Agreement, the term "Closing Date" means the date on which the Closing actually occurs.

          8.2. Documents to Be Delivered at Closing by the Origen Entities and Bingham. At the Closing, the Origen Entities and Bingham shall properly execute (if necessary) and deliver to the Company, or cause to be executed and delivered to the Company, the following:

             (a) Such certificates and documents ("Merger Certificates") which are required by the State of Virginia and the State of Delaware to effect any of the Mergers.

             (b) A Covenant Not to Compete and Confidentiality Agreement executed by Bingham (the "Covenant"), the form of which is attached to
        this Agreement as Exhibit   .

             (c) The Employment Agreements or, as applicable, assignments of Employment Agreements.

             (d) The Pledge Agreement.

             (e) An opinion of Williams, Williams, Ruby & Plunkett, counsel to Origen and Bingham, addressed to the Company, the form of which is
        attached to this Agreement as Exhibit   .

             (f) A Closing Certificate, executed by an officer of each of Origen and Bingham, to the effect that (i) all of the representations and warranties made by such Party in this Agreement are true and correct in all material respects on the Closing Date with the same force and effect as though made on and as of the Closing Date, (ii) such Party and each Origen Entity has performed and complied in all material respects with all of its obligations under this Agreement which are to have been performed or complied with on or prior to the Closing Date, (iii) since the date of this Agreement, each Origen Entity and Bingham have operated the Business only in the ordinary course, and (iv) there has been no Material Adverse Effect from the date of this Agreement to the Closing Date.

             (g) A Secretary's Certificate, executed by the Secretary or Assistant Secretary of each of the Origen Entities and Bingham, attaching a copy of the charter or articles of incorporation and bylaws of such Party and each Origen Entity and a copy of the resolutions of such Party's and each Origen Entity's board of directors and shareholders approving the transactions contemplated in this Agreement, and the officer executing such certificate shall certify that, as of the Closing Date, such charters, articles of incorporation, bylaws and resolutions are true, complete and correct, have not be altered or repealed and are in full force and effect.

             (h) All of the Assets and all of the Leased Personal Property.

             (i) A signature page to the Limited Liability Company Agreement duly executed by an authorized officer of Bingham.

             (j) Such other documents and instruments as are contemplated in this Agreement or as the Company or the Company's counsel may reasonably request in order to evidence or consummate the transactions contemplated in this Agreement or to effectuate the purpose or intent of this Agreement.

          8.3. Documents to be Delivered at Closing by the Company. At the Closing, the Company shall properly execute (if necessary) and deliver to the Seller, or cause to be executed and delivered to the Seller, as the case may be, the following:

             (a) The Merger Certificates.

             (b) The Covenant.

             (c) The Employment Agreements or, as applicable, assumptions of assigned Employment Agreements.

             (d) An opinion of Jaffe, Raitt, Heuer & Weiss, Professional Corporation, counsel to the Company, addressed to Origen and Bingham,
        the form of which is attached to this Agreement as Exhibit   .

             (e) A Closing Certificate, executed by an officer of the Company, to the effect that (i) all of the representations and warranties made by the Company in this Agreement are true and correct in all material respects on the Closing Date with the same force and effect as though made on and as of the Closing Date, and (ii) each Company Entity has performed and complied in all material respects with all of its obligations under this Agreement which are to have been performed or complied with on or prior to the Closing Date.

             (f) A Certificate, executed by the Secretary or Assistant Secretary of the Company and the manager of each other Company Entity, attaching a copy of the articles of organization or certificate of formation and limited liability company agreement or operating agreement of each Company Entity and a copy of the resolutions of the Company's board of managers approving the transactions contemplated in this Agreement, and the officer or manager executing such certificate shall certify that, as of the Closing Date, such articles of organization, certificate of formation, limited liability company agreement, operating agreement and resolutions are true, complete and correct, have not be altered or repealed and are in full force and effect.

             (g) Such other documents and instruments as are contemplated in this Agreement or as Origen, Bingham or their counsel may reasonably request in order to evidence or consummate the transactions contemplated in this Agreement or to effectuate the purpose or intent of this Agreement.

          8.4. Filings. Concurrently with the Closing, the Parties will cause the Merger Certificates to be filed with the Secretary of State of Delaware and the Virginia State Corporation Commission, as appropriate, and shall do all other things which may be necessary and proper to cause the Mergers to become immediately effective.

     9. Indemnification

          9.1. Indemnification of the Company Entities. Bingham shall indemnify, defend and hold harmless the Company Entities and their officers, directors, managers, members, shareholders, employees, independent contractors, agents, successors and assigns (collectively, the "Company Parties") from and against any and all liabilities, losses, costs or expenses which any of the Company Parties may suffer or for which any of the Company Parties may become liable and which are based on, the result of, arise out of or are otherwise related to any of the following:

             (a) any inaccuracy or misrepresentation in, or breach of any representation or warranty of Origen or Bingham in this Agreement, any of the Attendant Documents or any certificate, schedule, list or other instrument to be furnished by an Origen Entity or Bingham to the Company pursuant to this Agreement or any of the Attendant Documents;

             (b) any breach or failure of an Origen Entity or Bingham to perform any covenant or agreement required to be performed by an Origen Entity or Bingham pursuant to this Agreement or any of the Attendant Documents;

             (c) Any Origen Entity's non-compliance with the provisions of any bulk transfer law applicable to the transactions contemplated in this Agreement;

             (d) any claim, demand, suit, action or legal, administrative or other proceeding by any person (other than a Party) or any federal, state or local department, agency or other governmental body (a "Third Party Claim") against any of the Company Parties resulting from, arising out of or in any way related to the failure of Bingham or an Origen Entity to perform, pay or discharge any Excluded Liability; and

             (e) any and all actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including reasonable attorneys' and consultants' fees (collectively, "Related Expenses"), incident to any of the foregoing.

          9.2. Indemnification of Bingham. The Company shall indemnify, defend and hold harmless Bingham and its officers, directors, shareholders, employees, independent contractors, agents, successors and assigns (collectively, the "Bingham Parties") from and against any and all liabilities, losses, costs or expenses which any of the Bingham Parties may suffer or for which any of the Bingham Parties may become liable and which are based on, the result of, arise out of or are otherwise related to any of the following:

             (a) any inaccuracy or misrepresentation in, or breach of any representation or warranty of the Company contained in, this Agreement, any of the Attendant Documents or any certificate, schedule, list or other instrument to be furnished by the Company pursuant to this Agreement or any of the Attendant Documents;

             (b) any breach or failure of a Company Entity to perform any covenant or agreement required to be performed by it pursuant to this Agreement or any of the Attendant Documents;

             (c) any Third Party Claim against any of the Bingham Parties resulting from, arising out of or in any way related to the failure of a Company Entity to perform, pay or discharge any Assumed Liability; and

             (d) any and all Related Expenses incident to any of the foregoing.

          9.3. Claims for Indemnification. Whenever any claim shall arise for indemnification under this Section 9, even if no payment is then due on account thereof, the Party seeking indemnification (the "Indemnified Party") shall notify (the "Notice") the Party against whom indemnification is sought (the "Indemnifying Party") of the claim. In the event of any Third Party Claim, the Indemnified Party shall provide the Notice within thirty (30) days after the Indemnified Party has actual knowledge of its existence and, when known, the facts constituting the basis for such claim, but the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party, except to the extent that the Indemnifying Party demonstrates that the defense of such Third Party Claim is materially prejudiced by the Indemnified Party's failure to give such notice. In the event of any Third Party Claim, the Notice shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The Indemnified Party shall not settle or compromise any Third Party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed, unless suit shall have been instituted against the Indemnified Party and the Indemnifying Party shall not have taken control of such suit in accordance with Section 9.4 below.

          9.4. Defense by the Indemnifying Party. Within fifteen (15) days after receipt of the Notice, the Indemnifying Party, at its sole cost and expense, may, upon written notice to the Indemnified Party, assume the defense of any Third Party Claim. If the Indemnifying Party timely assumes the defense of any Third Party Claim, the Indemnifying Party shall select counsel reasonably acceptable to the Indemnified Party to conduct the defense of such Third Party Claim and, at the sole cost and expense of the Indemnifying Party, the Indemnifying Party shall take all steps necessary in the defense or settlement thereof. The Indemnified Party shall be entitled to participate in (but not control) the defense of any Third Party Claim, with its own counsel and at its own expense; provided, however, that if the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party, and the Indemnified Party has been advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Indemnifying Party, then the Indemnified Party may employ separate counsel at the expense of the Indemnifying Party. The Indemnifying Party shall not consent to a settlement of, or the entry of any judgment arising from, any Third Party Claim without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld, conditioned or delayed. If the Indemnifying Party fails to give the Indemnified Party written notice within fifteen (15) days after the Indemnifying Party's receipt of the Notice that the Indemnifying Party is assuming the defense of such Third Party Claim or if the Indemnifying Party fails to assume and continually maintain the defense of the Third Party Claim within fifteen (15) days after the Indemnifying Party's receipt of the Notice, the Indemnified Party may assume sole control of defense or settlement of such claim at the sole cost and expense of the Indemnifying Party. If the Indemnifying Party thereafter seeks to question the manner in which the Indemnified Party defended such Third Party Claim or the amount or nature of any such settlement, the Indemnifying Party shall have the burden to prove by a preponderance of the evidence that the

     Indemnified Party did not defend or settle such Third Party Claim in a reasonably prudent manner.

          9.5. Minimization of Indemnities. Each Party shall use reasonable efforts to minimize the indemnification obligations of the other Parties under this Section 9 by, among other reasonable things and without limiting the generality of the foregoing, taking such reasonable remedial action as it believes may minimize such obligation and seeking to the maximum extent possible reimbursement from insurance carriers under applicable insurance policies covering any such liability.

          9.6. Assignment of Claims. Each Party agrees that on satisfaction of the obligation to indemnify under this Section 9, and in consideration of such obligation, it will assign to the Party or Parties making such payment or giving such credit any and all claims, causes of action and demands of whatever kind and nature which such indemnified Party may have against any person, firm or other entity giving rise to such indemnified loss, and to reasonably cooperate in any efforts to recover therefrom.

          9.7. Remedies Not Exclusive. Each Party shall be entitled to exercise and resort to all rights and remedies for misrepresentation or breach as are afforded to such Party at law or in equity, including, without limitation, rescission, specific performance, action for damages or such other remedies and relief as may be afforded to such Party, under this Agreement or by a court of competent jurisdiction. Neither the existence or exercise of any specific remedies is intended to be exclusive of or impair or otherwise adversely affect in any manner whatsoever any rights, remedies or relief otherwise available to any Party, and each and every right and remedy shall be cumulative and in addition to every other right and remedy provided in this Agreement or by law.

          9.8. Limitation on Indemnities. Any provision of this Agreement to the contrary notwithstanding, no claim for indemnification by any Party against another Party shall be valid and assertable unless and until the aggregate amount of all claims exceeds $250,000 (the "Basket Amount"), but then such Party may seek indemnification for the full amount of all such claims. Notwithstanding any provision of this Agreement to the contrary notwithstanding, the Basket Amount shall not apply to: (i) the failure of the Company to perform, pay or discharge any Assumed Liability, (ii) the failure of any Origen Entity to perform, pay or discharge any Excluded Liability, (iii) any claim relating to an Origen Entity's non-compliance with the provisions of any bulk transfer law, or (iv) any Related Expenses incident to any of the foregoing.

          9.9. Setoff and Pledge. Bingham hereby grants the Company the right to offset against any amounts owing from the Company to Bingham, including any distributions to be made by the Company to Bingham pursuant to the Limited Liability Company Agreement, or otherwise, an amount equal to any obligations which Bingham may have to any of the Company Entities pursuant to Section 9.1 above. Further, Bingham agrees to execute and deliver to the Company at the Closing, a pledge agreement (the "Pledge Agreement"), which in form and substance is satisfactory to the Board of Managers, pursuant to which Bingham shall pledge to the Company its entire membership interest in the Company in order to secure its obligations set forth in Section 9.1 above.

     10. Termination

          10.1. Termination. This Agreement may be terminated at any time before the Closing:

             (a) by the mutual consent of the Parties; or

             (b) by Bingham if any of the conditions set forth in Section 7.2 above have not been fulfilled, satisfied or waived by the Closing Deadline or a the Company Entity breaches any covenant or agreement set forth in this Agreement at a time when no Origen Entity nor Bingham are in default of this Agreement; or

             (c) by the Company if any of the conditions set forth in Section
        7.1 above have not been fulfilled, satisfied or waived by Closing Deadline or an Origen Entity or Bingham breaches any covenant or agreement set forth in this Agreement at a time when no Company Entity is in default of this Agreement.

          10.2. Effect of Termination.  If terminated in accordance with Section
     10.1 above, this Agreement shall be null and void and have no further force or effect, except as provided in the remaining provisions of this Section
     10.2. Subject to the last sentence of this Section 10.2, in the event a Party terminates this Agreement as a result of a material breach by another Party, then, as its sole and exclusive remedy under this Agreement, such non-breaching Party shall be entitled to recover from the defaulting Party all out-of-pocket expenses incurred by it and any of its affiliates (including, without limitation, legal and accounting fees and expenses) in connection with (a) the preparation, drafting and negotiation of this Agreement and any other document related to the transactions contemplated in this Agreement, and (b) the due diligence review by the Company of the Origen Entities and the Business, together with appropriate damages in connection therewith. For purposes of this Section 10.2 and 10.1, a breach by any Company Entity shall be deemed to be a breach by all Company Entities and a breach by any Origen Entity or Bingham shall be deemed to be a breach by Bingham and all Origen Entities. Notwithstanding anything to the contrary set forth in this Section 10.2, or this Agreement, no provision of this Agreement, including this Section 10.2, shall in any way affect or diminish the right of a Party to receive any sums due that Party pursuant to Section 8(b) of the Investment Agreement.

     11. Miscellaneous.

          11.1. Notices. Any notice, request, waiver, information or other document to be given hereunder to any of the Parties by any other Party shall be in writing and shall be deemed to have been duly given if delivered personally, sent by certified mail, postage prepaid, or sent by next day or overnight mail or delivery, as follows:

        IF TO AN ORIGEN ENTITY OR BINGHAM:

          Bingham Financial Services Corporation
          260 East Brown Street, Suite 200
          Birmingham, MI 48009
          Attn: Ronald A. Klein
          Fax: 248-644-5595

        WITH A REQUIRED COPY TO:

          Williams, Williams, Ruby & Plunkett
          380 N. Old Woodward, Suite 300
          Birmingham, MI 48009
          Attn: James A. Williams
          Fax: 248-642-0856

        IF TO A COMPANY ENTITY:

          Origen Financial, L.L.C
          260 East Brown Street, Suite 200
          Birmingham, MI 48009
          Attn:
          Fax: 248-644-5595

        WITH A REQUIRED COPY TO:

          Jaffe, Raitt, Heuer & Weiss, P.C.
          One Woodward Avenue, Suite 2400
          Detroit, MI 48226
          Attn: David H. Raitt
          Fax: 313-961-8358

     Any Party may change the address to which notices hereunder are to be sent to it by giving written notice of such change of address in the manner herein provided for giving notice. Any notice delivered personally shall be deemed to have been given on the date it is so delivered, any notice delivered by registered or certified mail shall be deemed to have been given on the date it is received and any notice sent by next day or overnight mail or delivery shall be deemed to have been delivered on the next business day.

          11.2. Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

          11.3. Governing Law. Except for matters applicable to the Mergers, which shall be governed by the Delaware Statute and the Virginia Statute, this Agreement shall be governed by and construed in accordance with the laws of the State of Michigan applicable to contracts made and to be performed therein. The Parties hereto hereby irrevocably submit to the jurisdiction of the courts of the State of Michigan and the Federal courts of the United States located in the State of Michigan in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement.

          11.4. No Assignment; Benefit. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors, assigns, heirs and legal representatives.

          11.5. Entire Agreement. This Agreement and the exhibits and schedules attached hereto and the Limited Liability Company Agreement contain the entire agreement of the Parties hereto with respect to the Mergers and the other transactions contemplated herein, and supercede all prior understandings and agreements of the Parties with respect to the subject matter hereof. Any reference herein to this Agreement shall be deemed to include the schedules and exhibits attached hereto.

          11.6. Tax Matters.

             (a) The Company shall pay all state and local transaction privilege, business privilege, sales, use and transfer taxes (including taxes, if any, imposed on the transfer of real and personal property) and similar taxes, and all filing, recording and registration fees, if any, payable in connection with the transactions contemplated in this Agreement.

             (b) Bingham shall be responsible for the preparation and filing of all Tax Returns for the Business for all periods ending on or before the Closing Date as to which Tax Returns are due after the Closing Date. Bingham shall make all payments required with respect to any such Tax Returns.

             (c) The Company shall be responsible for the preparation and filing of all Tax Returns for the Business for all periods ending after the Closing Date as to which Tax Returns are due after the Closing Date. The Company will make all payments required with respect to any such Tax Returns; provided, however, that Bingham shall reimburse the Company concurrently with the filing of such Tax Returns to the extent any payment the Company makes relates to the operation of the Business by any Origen Entity for any period ending on or before the Closing Date.

          11.7. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement. Photostatic or facsimile reproductions of this Agreement may be made and relied upon to the same extent as originals.

          11.8. Waiver. The waiver by any Party of any breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent or similar breach.

          11.9. Amendment. This Agreement may only be amended by written agreement executed by all of the Parties.

          11.10. Brokerage or Finder's Fee. Any and all brokerage fees due and payable to any broker, finder, agent or similar intermediary in connection with this Agreement or the transactions contemplated hereby shall be borne by the Party responsible for retaining, or claimed to be responsible for retaining, such broker, finder, agent or similar intermediary.

          11.11. Publicity. No press release or other public announcement related to this Agreement or the transactions contemplated hereby will be issued by any Party hereto without the prior approval of the other Parties, except that any Party may make such public disclosure which it believes in good faith to be required by law or by the terms of any listing agreement with a securities exchange (in which case such Party will consult with the other Parties prior to making such disclosure).

          11.12. No Third Party Beneficiaries. The rights and obligations of the Parties under this Agreement are for the benefit of the Parties, the Company Parties and the Bingham Parties only, and neither any creditor of any of the Parties, the Company Parties or the Bingham Parties, nor any other person or entity (other than a successor in interest to the any of the Parties, the Company Parties or the Bingham Parties), shall have the right to rely on or enforce the provisions of this Agreement as a third-party beneficiary or otherwise. Without limiting the generality of the foregoing, the discretions granted to any of the Parties, the Company Parties or the Bingham Parties in this Agreement are personal to them, and no receiver, trustee or liquidator of the any of them, or any other person or entity, shall the right or power to exercise any such discretions.

[the remainder of this page intentionally left blank -- the next page is the signature page]

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

                                          ORIGEN FINANCIAL, INC.,
                                          a Virginia corporation

                                          By:
                                          --------------------------------------

                                          Its:
                                          --------------------------------------

                                          BINGHAM FINANCIAL SERVICES
                                          CORPORATION,
                                          a Michigan corporation

                                          By:
                                          --------------------------------------

                                          Its:
                                          --------------------------------------

                                          ORIGEN MANUFACTURED HOME FINANCIAL,
                                          INC.,
                                          a Virginia corporation

                                          By:
                                          --------------------------------------

                                          Its:
                                          --------------------------------------

                                          ORIGEN INSURANCE AGENCY, INC.,
                                          a Virginia corporation

                                          By:
                                          --------------------------------------

                                          Its:
                                          --------------------------------------

                                          ORIGEN SPECIAL HOLDINGS CORPORATION,
                                          a Delaware corporation

                                          By:
                                          --------------------------------------

                                          Its:
                                          --------------------------------------

                                          ORIGEN FINANCIAL L.L.C.,
                                          a Delaware limited liability company

                                          By:
                                          --------------------------------------

                                          Its:
                                          --------------------------------------

                                          ORIGEN MANUFACTURED HOME FINANCIAL,
                                          L.L.C.,
                                          a Virginia corporation

                                          By:
                                          --------------------------------------

                                          Its:
                                          --------------------------------------

                                          ORIGEN INSURANCE AGENCY, L.L.C.,
                                          a Virginia corporation

                                          By:
                                          --------------------------------------

                                          Its:
                                          --------------------------------------

                                          ORIGEN SPECIAL PURPOSE, L.L.C.,
                                          a Delaware limited liability company

                                          By:
                                          --------------------------------------

                                          Its:
                                          --------------------------------------

                     BINGHAM FINANCIAL SERVICES CORPORATION
                       SOLICITED BY THE BOARD OF DIRECTORS
           FOR A SPECIAL MEETING OF SHAREHOLDERS ON DECEMBER 18, 2001

The undersigned hereby appoints W. Anderson Geater, Jr. and David Daugherty, or either of them, as attorneys and proxies of the undersigned shareholder, with full power of substitution, to vote on behalf of the undersigned and in his or her name and stead, all shares of the common stock of Bingham Financial Services Corporation (the "Company") which the undersigned would be entitled to vote if personally present at the Company's Special Meeting of Shareholders to be held at Birmingham Community House, 380 East Bates Street, Birmingham, MI 48009, on Tuesday, December 18, 2001, and at any adjournments thereof.

The undersigned shareholder acknowledges receipt of the Notice of Special Meeting and Proxy Statement dated December 6, 2001.

The giving of this Proxy does not affect the right of the undersigned shareholder to vote in person should the undersigned shareholder attend the Special Meeting. This Proxy may be revoked at any time before it is voted.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

--------------------------------------------------------------------------------

    PLEASE ________________________ VOTE, DATE AND SIGN ON REVERSE AND RETURN
                                    PROMPTLY IN THE ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------

        NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES OF AMERICA.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                  DO YOU HAVE ANY COMMENTS?
---------------------------------          -------------------------------------
---------------------------------          -------------------------------------
---------------------------------          -------------------------------------
--------------------------------------------------------------------------------

   22
                     BINGHAM FINANCIAL SERVICES CORPORATION

Dear Shareholder:

Please take note of the important information enclosed with this Proxy Ballot. There are issues related to the management and operation of the Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Special Meeting of Shareholders, December 18, 2001.

Thank you in advance for your prompt consideration of these matters.

Sincerely,


Bingham Financial Services Corporation



                                               - Please Detach and Mail in the Envelope Provided -

------------------------------------------------------------------------------------------------------------------------------------
A    /X/ PLEASE MARK YOUR   __                                                                      |
         VOTES AS IN THIS  |                                                                        |___
         EXAMPLE.


                                                                                                        FOR     AGAINST   ABSTAIN
1. Proposal to approve a significant recapitalization of our operating subsidiaries, including an       /  /    /  /      /  /
equity investment of $40 million by SUI TRS, Inc., Shiffman Family LLC and Woodward Holding, LLC
in the recapitalized subsidiaries.


2. The above-appointed proxies are authorized to vote upon all matters incidental to the conduct of the Special Meeting and such other business as may properly come before the Special Meeting in accordance with their best judgment.


Mark box at right if an address change or comment has been noted on the reverse side of this card. / /





                                                                                                      Date
-----------------------------------------------------           --------------------------------           -------------------------
              SHAREHOLDER SIGN HERE                                    Co-owner sign here

NOTE: Please be sure to sign and date this Proxy.